UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Check the appropriate box:

☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Internet America, Inc.

(Name of Registrant as Specified in its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AMENDED PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION,

DATED MAY 11, 2015

INTERNET AMERICA, INC.

6210 Rothway Street, Suite 100

Houston, Texas 77040

(713) 968-2500

May [15], 2015

Dear Shareholder:

You are cordially invited to attend a Special Meeting of the shareholders of Internet America, Inc. (the “Company”) which will be held on June 8, 2015 at 9:00 a.m. local time, at our offices at 6210 Rothway Street, Suite 100, Houston, Texas 77040 (the “Special Meeting”).

At the Special Meeting, you will be asked to consider and vote upon the following proposals:

1.	To approve the sale (the “Asset Sale”) by the Company of substantially all of its operating assets pursuant to the Asset Purchase Agreement by and between the Company and AirCanopy Internet Services, Inc. (the “Purchaser”) dated April 17, 2015 (the “Asset Purchase Agreement”);

2.	To approve the winding up and liquidation of the Company following, and conditioned upon, the closing of the Asset Sale pursuant to the terms of the Plan of Liquidation;

3.	To conduct a non-binding advisory vote approving certain executive compensation payable as a result of the Asset Sale and Plan of Liquidation, as described in the accompanying proxy statement;

4.	To approve the adjournment or postponement of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale, if there are insufficient votes to approve the Asset Sale; and

5.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Details of the proposals are set forth in the enclosed proxy statement, which you are urged to read carefully. The Board of Directors believes that the proposals are in the best interests of the Company and its shareholders.  In arriving at its decision to recommend the proposals, the Board of Directors carefully reviewed and considered the terms and conditions of the proposals and the factors described in the enclosed proxy statement. The Board of Directors has approved each of the proposals and recommends that the holders of common stock and Series A Preferred stock vote “FOR” the approval of each of the proposals.

The Company has fixed May 12, 2015 as the record date for the Special Meeting. Only shareholders of record at the close of business on that date will receive notice of and be entitled to vote at the Special Meeting.

Please take the time to read the proposals for shareholder action described in the accompanying proxy materials carefully. Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed Proxy Card. If you decide to attend the Special Meeting and vote in person, you will of course have that opportunity.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in and support of Internet America, Inc.

Sincerely,

William E. Ladin, Jr.

Chairman of the Board and Chief Executive Officer

INTERNET AMERICA, INC.

Notice of Special Meeting of Shareholders

to be held on June 8, 2015

To the Shareholders of Internet America, Inc.:

Notice is hereby given that a Special Meeting of Shareholders of Internet America, Inc. (the “Company”) will be held at our offices at 6210 Rothway Street, Suite 100, Houston, Texas 77040 on June 8, 2015 at 9:00 a.m., local time, for the following purposes (the “Special Meeting”):

1.	To approve the sale (the “Asset Sale”) by the Company of substantially all of its operating assets pursuant to the Asset Purchase Agreement by and between the Company and AirCanopy Internet Services, Inc. (the “Purchaser”) dated April 17, 2015 (the “Asset Purchase Agreement”). This proposal is referred to herein as the “Asset Sale Proposal.”

2.	To approve the winding up and liquidation of the Company following, and conditioned upon, the closing of the Asset Sale pursuant to the terms of the Plan of Liquidation. This proposal is referred to herein as the “Plan of Liquidation Proposal.”

3.	To conduct a non-binding advisory vote approving certain executive compensation payable as a result of the Asset Sale and Plan of Liquidation, as described in the accompanying proxy statement. This proposal is referred to herein as the “Advisory Vote on Change of Control Compensation.”

4.	To approve the adjournment or postponement of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale, if there are insufficient votes to approve the Asset Sale. This proposal is referred to herein as the “Proposal to Adjourn or Postpone the Special Meeting.”

The Company has fixed May 12, 2015 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. Only holders of record of the Company’s common stock and Series A Preferred stock at the close of business on May 12, 2015 are entitled to notice of and to vote at this meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2015 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, JUNE 8, 2015

Pursuant to rules promulgated by the Securities and Exchange Commission, the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the following information at the Company’s website address http://www.internetamerica.com which does not have “cookies” that identify visitors to the site: (i) Notice of the Special Meeting; (ii) Proxy Statement for the Special Meeting; and (iii) Form of Proxy.

The accompanying proxy statement, dated May [15], 2015, and a proxy card for the Special Meeting are first being mailed to our shareholders on or about May [15], 2015. Our Board of Directors has approved the Asset Sale and the Asset Purchase Agreement and recommends that you vote “FOR” the approval of the Asset Sale Proposal, “FOR” the approval of the Plan of Liquidation Proposal, “FOR” the Advisory Vote on Change of Control Compensation and “FOR” the Proposal to Adjourn or Postpone the Special Meeting. Your vote is very important. Please vote your shares by proxy whether or not you plan to attend the Special Meeting.

Sincerely,

Randall J. Frapart

Secretary

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YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Special Meeting, please sign, date, and return, as promptly as possible, the enclosed proxy card in the reply envelope provided in order to ensure your representation at the Special Meeting. Giving your proxy now will not affect your right to vote in person if you attend the Special Meeting.

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Table of Contents

(continued)

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Table of Contents

(continued)

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

The following questions and answers address briefly some questions regarding the proposals and the Special Meeting. These questions and answers may not address all questions that may be important to you as a shareholder of Internet America, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the other documents we refer to in this proxy statement.

The Special Meeting

Q:	What matters will we vote on at the Special Meeting?

A:	We are asking that you approve: (1) the sale of substantially all of the assets of the Company (the “Asset Sale”) pursuant to the terms and conditions of the Asset Purchase Agreement attached hereto as ANNEX A (the “APA”) that we have entered into with AirCanopy Internet Services, Inc. (the “Purchaser”) (the “Asset Sale Proposal”); (2) the winding up and liquidation of the Company following, and conditioned upon, closing of the Asset Sale pursuant to the plan of liquidation attached hereto as ANNEX B (the “Plan of Liquidation”) (the “Plan of Liquidation Proposal”); (3) a non-binding advisory proposal approving certain executive compensation payable as a result of the Asset Sale and Plan of Liquidation, as described in the accompanying proxy statement (the “Advisory Vote on Change of Control Compensation”); and (4) a proposal to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale, if there are insufficient votes to approve the Asset Sale (the “Proposal to Adjourn or Postpone the Special Meeting”).

Q:	Who may vote at the Special Meeting?

A:	Only holders of our common stock and our Series A Preferred stock as of the close of business on the record date are entitled to notice of and to vote at the Special Meeting. The holders of Series A Preferred Stock are entitled to vote on an as-converted basis with our common stock. As of the record date, there were 16,747,062 shares of the Company’s common stock outstanding and 2,718,428 shares of the Company’s Series A Preferred stock outstanding, with each share being entitled to one vote on each matter to be voted upon. Shareholders may vote in person or by proxy.

Q:	What is the quorum required for the Special Meeting?

A:	The presence, in person or by proxy, of at least a majority of the shares entitled to vote at the Special Meeting, which includes all the issued and outstanding shares of our common stock and Series A Preferred stock (on an as-converted basis) as of the Record Date, treated as a single class, is necessary to constitute a quorum for the transaction of business at the Special Meeting.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible. You may vote your shares by signing, dating and returning the enclosed proxy card. You may also vote in person at the Special Meeting.

Q:	What if I do not vote?

A:	If you fail to vote by proxy and fail to vote in person, it will have the same effect as a vote against the Asset Sale and the Plan of Liquidation. If you return a properly signed proxy card, but do not indicate how you want to vote, your proxy will be counted as a vote FOR approval of each of the proposals.

The Asset Sale

Q:	What is the proposed transaction?

A:	Pursuant to the terms and conditions of the APA, we agreed, subject to the approval of our shareholders, to sell substantially all of the operating assets of the Company, but excluding certain Company assets, including the Company's cash, accounts receivable over 60 days old, certain IP addresses, name and trademarks, net operating loss carryforwards and inventory. We include the full text of the APA in ANNEX A to this proxy statement.

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Q:	What is the purchase price of the Asset Sale?

A:	The purchase price for the Asset Sale is $13.5 million payable in cash, subject to the following downward adjustments:

•	The purchase price shall be subject to a downward adjustment if the Company’s actual monthly Internet services revenue at the time of closing is less than $660,000. The amount of the downward adjustment will be 1.7 times the amount of the difference on an annualized basis using the following formula:

1.7 x [$660,000 less the actual monthly Internet services revenue at the time of closing] x 12

•	The purchase price may be subject to a downward adjustment for (i) certain undisclosed liabilities, claims and encumbrances affecting title to the assets being sold, (ii) certain expenses associated with getting spectrum use into FCC compliance and (iii) permits, contracts and leases for towers and other sites that are missing, non-assignable or non-enforceable.

•	The purchase price may be subject to a downward adjustment if the Asset Sale is consummated without the Company having received all of the consents to assignment of the tower leases at closing and the consents that were not received at the closing are not obtained within 80 days after the closing. In that case, revenue from subscribers whose services are provided using the towers for which such lease assignment consents are not obtained by such deadline, will not be considered in the calculation of Internet services revenue discussed above.

Any claim by the Purchaser for the foregoing purchase price adjustments must be made within 90 days after the closing.

Q:	Is there an escrow?

A:	Yes. At closing, $700,000 of the purchase price will be deposited into an escrow account from which purchase price reductions, if any, will be paid and the escrow deposit will be held in such account for 90 days after the closing date or such longer period of time, not to exceed an additional 75 days, as needed to allow the parties to determine whether purchase price reductions should be made. The deadline for making a claim for purchase price reductions is the 80th day after the closing date (the “Escrow Claim Deadline”).

Q:	When will the escrow deposit be released?

A:	If no purchase price reduction claims are made by the Escrow Claim Deadline or if purchase price reduction claims are made and resolved by the Escrow Claim Deadline, the Company will receive the escrowed funds on or around the 90th day following the closing date. Otherwise, the Company will receive the escrowed funds within five days after the last purchase price reduction claim is resolved.

Q:	When do you expect to complete the Asset Sale?

A:	We are working toward completing the Asset Sale as quickly as possible. We expect to close the Asset Sale on or before June 30, 2015. Both parties to the Asset Sale have a right to terminate the APA if the Asset Sale is not closed by June 30, 2015, subject to limited exceptions. We cannot complete the Asset Sale until we satisfy a number of conditions, which include approval of the Asset Sale by our shareholders at the Special Meeting and certain governmental and third party consents.

Q:	What will be the effective date of the Asset Sale?

A:	The effective date of the Asset Sale will be the first day of the month.

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Q:	What will happen to the Company after the Asset Sale?

A:	If we complete the Asset Sale and the shareholders approve the Plan of Liquidation, we will cease to do business and will not engage in any business activities except for dealing with post-closing matters and for the purpose of liquidating our remaining assets, paying any debts and obligations, distributing the remaining assets to shareholders, and doing other acts required to liquidate and wind up our business and affairs. We will pay or make provision for payment of our known or reasonably ascertainable liabilities that have been incurred or are expected to be incurred prior to liquidation. After that, we will distribute the remaining assets to our shareholders in proportion to their shareholder interest.

Q:	What will happen if we do not complete the Asset Sale?

A:	If the Asset Sale is not completed, we will continue to operate the Company as we have been doing and our Board of Directors will continue to evaluate strategic alternatives that may be available, which strategic alternatives may not be as favorable to our shareholders as the Asset Sale. In addition, under certain limited circumstances set forth in the APA, our failure to complete the Asset Sale may trigger a $500,000 termination fee payable to the Purchaser (as further described below).

Q:	Why is the Board of Directors recommending the Asset Sale?

A:	Our Board of Directors has determined that the Asset Sale is advisable, fair to, and in the best interests of, our Company and our shareholders. Accordingly, the Board of Directors has approved the APA and recommends that you vote FOR the approval of the Asset Sale at the Special Meeting.

Q:	Will I have dissenters’ rights relating to the Asset Sale?

A:	Yes. Under Subchapter H, Chapter 10 of the Texas Business Organizations Code (§§10.351 through 10.368), a copy of which is included in ANNEX C to this proxy statement (the “Dissenters’ Rights Statutes”), shareholders have dissenters’ and appraisal rights in connection with the approval of the Asset Sale. There are strict procedures for exercising these rights that if not met could result in the loss of these rights. Persons having beneficial interests in the Company’s common stock and Series A Preferred stock held of record in the name of another person, such as a broker or bank, must act promptly to cause the record holder to take the actions required under Texas law to exercise your dissenter’s rights. In order to dissent, you must carefully follow the requirements of Dissenters’ Rights Statutes, including giving the required written notice of objection prior to the Special Meeting. These steps are summarized below under “Proposal #1: The Asset Sale Proposal—Dissenters’ Right of Appraisal”.

Q:	What is the required vote to approve the Asset Sale?

A:	In order to approve the Asset Sale, shareholders that hold at least two-thirds (2/3) of the Company’s issued and outstanding shares of common stock and Series A Preferred stock (on an as converted basis) voting as a single class must vote in favor of the Asset Sale. With 16,747,062 shares of the Company’s common stock and 2,718,428 shares of the Company’s Series A Preferred stock issued and outstanding, this means that a total of at least 12,976,994 shares (in any combination of common and Series A Preferred stock) must be voted in favor of the Asset Sale for it to be approved.

The Plan of Liquidation

Q:	What is the proposed Plan of Liquidation?

A:	If the shareholders approve the liquidation of the Company pursuant to the Plan of Liquidation and we close on the Asset Sale, we will cease to do business and will not engage in any business activities except for dealing with post-closing matters and for the purpose of liquidating our remaining assets, paying any debts and obligations, distributing the remaining assets to shareholders, and doing other acts required to liquidate and wind up our business and affairs. We will pay or make provision for payment of our known or reasonably ascertainable liabilities that have been incurred or are expected to be incurred prior to liquidation. After that, we will distribute the remaining assets to our shareholders in proportion to their shareholder interest (as further described below). We include the full text of the Plan of Liquidation in ANNEX B to this proxy statement.

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Q:	What are the reasons for the liquidation?

A:	Once we have sold substantially all of our operating assets in connection with the Asset Sale and given the fact that we will enter into a non-competition agreement covering post-closing periods, there is no reason for the Company to incur the additional expenses associated with maintaining its corporate existence. Further, by making the distribution of assets in connection with a liquidation, most of our shareholders will receive capital gains treatment on any gain from the distribution as opposed to ordinary dividend treatment were we to make a distribution without liquidating. For further information about the tax consequences of the Plan of Liquidation please refer to the discussion under “Certain U.S. Federal Income Tax Considerations—Certain U.S. Federal Income Tax Consequences of the Liquidation.” In light of this, the Board of Directors believes that it is in the best interests of the Company and its shareholders to liquidate and dissolve the Company following consummation of the Asset Sale, wind up and terminate the business of the Company, and distribute its remaining assets in accordance with the terms of the Plan of Liquidation.

Q:	What will I receive pursuant to the Plan of Liquidation?

A:	Under the Plan of Liquidation, we will make more than one liquidating distributions to the shareholders, representing the net proceeds of the liquidation. The amount of the liquidating distributions will depend on the final amount received from the Asset Sale and the escrow account, the amount received from the sale of any other assets remaining after the Asset Sale, the amount of our liabilities, and the expenses associated with the Asset Sale and liquidation and winding up of the Company. Assuming there are no downward purchase price reductions after the closing, the gross cash proceeds from the Asset Sale will be $13.5 million once we receive the escrowed portion of the purchase price.

These gross cash proceeds will be reduced by (i) the payment of our costs and expenses we incur in connection with the Asset Sale, which we currently estimate to be $500,000, (ii) the payoff of our debt incurred in connection with a prior acquisition, which we currently estimate to be $193,433, (iii) the payoff of our other pre-closing operating liabilities, which we currently estimate to be $450,000, (iv) the payment of the accumulated and unpaid dividend on the Series A Preferred stock, which we currently estimate to be $1,212,000, and (v) the payment of our costs and expenses we incur in connection with the liquidation and winding up of the Company, which we currently estimate to be $400,000 for a retention plan and $350,000 for post-closing costs. In addition, we currently estimate that we will receive $300,000 as consideration for the sale of our Internet Protocol addresses and inventory and $446,000 of cash from the exercise of 100% of the options and $3,500,000 of cash on hand at the time of closing.

Based on the foregoing estimates and assumptions, we currently estimate that the funds available to be distributed to the shareholders in connection with the liquidating distribution will be $14,641,000, or $0.71 per share, to be distributed to the holders of our common stock. The number of shares used to calculate this per share amount is 20,559,516, which includes 16,747,062 common shares, 2,718,428 shares of Series A Preferred stock (based on the assumption that the holders of our Series A Preferred stock will have converted their shares of Series A Preferred stock into common stock prior to such liquidating distribution), and 1,094,026 shares of common stock issuable pursuant to the anticipated exercise of 100% of the outstanding options.

Shareholders are cautioned that the actual amounts to be distributed to our shareholders are likely to vary from the estimates provided above.

Q:	When will the liquidation and winding up of the Company be completed?

A:	The liquidation and winding up of the Company pursuant to the Plan of Liquidation will be completed as soon as practicable after the closing of the Asset Sale but no earlier than the date on which the escrowed funds are released. We currently anticipate completing the liquidation and winding up of the Company as soon as practicable, which may take as long as 18 months after the closing of the Asset Sale.

Q:	Will I have dissenters' rights relating to the liquidation?

A:	No. Under Texas law, shareholders have no appraisal or dissenters’ rights in connection with Plan of Liquidation.

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Q:	Is the liquidation contingent upon the Asset Sale?

A:	Yes, the liquidation of the Company is contingent upon the closing of the Asset Sale. If shareholders do not approve the Asset Sale, the Plan of Liquidation will not be effective or implemented. Likewise, if the Asset Sale Proposal is approved by shareholders, but the Asset Sale does not close, the Plan of Liquidation will not become effective or be implemented.

Q:	What is the required vote to approve the Plan of Liquidation?

A:	In order to approve the Plan of Liquidation, shareholders that hold at least two-thirds (2/3) of the Company’s issued and outstanding shares of common stock and Series A Preferred stock (on an as converted basis) voting as a single class must vote in favor of the Plan of Liquidation. With 16,747,062 shares of the Company’s common stock and 2,718,428 shares of the Company’s Series A Preferred stock issued and outstanding, this means that a total of at least 12,976,994 shares (in any combination of common and preferred stock) must be voted in favor of the Plan of Liquidation. Also, the Plan of Liquidation is contingent upon approval and the closing of the Asset Sale. In order to approve and adopt the Plan of Liquidation, we are asking that you first approve the Asset Sale. If shareholders do not approve the Asset Sale or the Asset Sale does not close, the Company will not be liquidated and dissolved and the Plan of Liquidation will not be effective or implemented.

The Advisory Vote on Change of Control Compensation

Q:	Why am I being asked to vote on the Advisory Vote on Change of Control Compensation?

A.	This proposal is required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations promulgated thereunder.

Q:	What is the vote required to approve the Advisory Vote on Change of Control Compensation?

A.	If a quorum is present at the Special Meeting, the proposal regarding the Advisory Vote on Change of Control Compensation will be approved if it is approved by the affirmative vote of a majority of the shares entitled to vote that cast votes, in person or by proxy, “For” or “Against” this proposal. Abstentions are not counted as votes cast for purposes the proposal regarding the Advisory Vote on Change of Control Compensation and will have no effect on approval of this proposal.

Q:	What happens if the Advisory Vote on Change of Control Compensation is not so approved?

A.	While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

The Proposal to Adjourn or Postpone the Special Meeting

Q:	Why am I being asked to vote on the Proposal to Adjourn or Postpone the Special Meeting?

A:	The U.S. Securities and Exchange Commission (the “SEC”) requires the Company to give its shareholders the ability to specifically vote on any adjournment proposal.

Q:	What is the vote required to approve the Proposal to Adjourn or Postpone the Special Meeting?

A:	If a quorum is present at the Special Meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved if it is approved by the affirmative vote of a majority of the shares entitled to vote that cast votes, in person or by proxy, “For” or “Against” the Proposal to Adjourn or Postpone the Special Meeting. Abstentions are not counted as votes cast for purposes the Proposal to Adjourn or Postpone the Special Meeting and will have no effect on approval of this proposal.

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Other Commonly Asked Questions

Q:	What are the U.S. federal income tax consequences of the Asset Sale to the Company?

A:	For U.S. federal income tax purposes, the Asset Sale will be treated as a taxable sale of assets by the Company and will give rise to net taxable gain recognition. The Company anticipates the gain recognized for U.S. federal income tax purposes will be offset entirely with net operating losses.

Q:	Where can I find more information about the Company and the Purchaser?

A:	The Company files periodic reports and other information with the SEC. This information is available at the SEC's public reference facilities, and at the internet website maintained by the SEC at www.sec.gov.

The Purchaser does not file reports with the SEC but additional information about the Purchaser is set forth under "Proposal #1: The Asset Sale Proposal.”

Q:	Who can help answer my questions?

A:	If you have questions about the Special Meeting or the Asset Sale after reading this proxy statement, you should contact Randall J. Frapart at Internet America, Inc., 6210 Rothway Street, Suite 100, Houston, Texas 77040, telephone (713) 968-2510 and email randy.frapart@corp.airmail.net.

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Internet America, Inc.

6210 Rothway Street, Suite 100

Houston, Texas 77040

(713) 968-2500

Proxy Statement

for the Special Meeting of the Shareholders

to be held on June [8], 2015

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Internet America, Inc. (the “Company”) for use at the Special Meeting of the Shareholders to be held at 9:00 a.m. local time on June 8, 2015 at the Company’s offices at 6210 Rothway Street, Suite 100, Houston, Texas 77040, and at any adjournment thereof (the “Special Meeting ”), for the purpose of considering and voting on (1) a proposal (the “Asset Sale Proposal”) to approve the sale of substantially all of the operating assets of the Company, as contemplated in the Asset Purchase Agreement (the “APA”) executed April 17, 2015 by and between the Company and AirCanopy Internet Services, Inc. (the “Asset Sale”); (2) a proposal (the “Plan of Liquidation Proposal”) to approve the winding up and liquidation of the Company following, and conditioned upon, closing the Asset Sale; (3) a non-binding advisory vote approving certain executive compensation payable as a result of the Asset Sale and Plan of Liquidation, as described in the accompanying proxy statement; and (4) a proposal (the “Proposal to Adjourn or Postpone the Special Meeting”) to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of Asset Sale Proposal, if there are insufficient votes to approve the Asset Sale Proposal.

This proxy statement, the Notice of Meeting, and the enclosed form of proxy are expected to be mailed to shareholders on or about May [15], 2015.

SUMMARY TERM SHEET

The following summary highlights information in this proxy statement and may not contain all the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. We sometimes make reference to Internet America, Inc. and its subsidiaries collectively in this proxy statement by using the terms “Internet America,” the “Company,” “we,” “our” or “us.” Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Parties to the Asset Sale

We are including the below key for the convenience of shareholders to assist them in their understanding of the parties to the transaction:

Party	Referred to as:	Relationship

AirCanopy Internet Services, Inc.	“Purchaser”	The Purchaser is a wholly owned subsidiary of JAB Broadband Company, a privately held company that is the nation’s largest fixed wireless broadband (data) service provider, delivering high-speed Internet and digital voice services to more than 175,000 residential and commercial customers across 15 states. The Purchaser’s website is “www.jabbroadband.com”.

Internet America, Inc.	“Company”	The Company is the registrant, a public company that provides broadband internet services to customers in selected rural residential markets. The Company’s website is “www.internetamerica.com.”

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The Company’s principal executive offices are located at 6210 Rothway Street, Suite 100, Houston, Texas, 77040 and the telephone number is (713) 968-2500.

The Purchaser’s principal executive offices are located at 400 Inverness Parkway, Suite 330, Englewood, Colorado 80112 and the telephone number is (303) 705-6522.

The Asset Purchase Agreement – ANNEX A

On April 17, 2015, we entered into an APA with AirCanopy Internet Services, Inc. pursuant to which we have agreed, subject to specified terms and conditions, to sell substantially all of the assets of the Company in the Asset Sale.

A copy of the APA is attached as ANNEX A to this proxy statement. You should read the APA in its entirety because it, and not this proxy statement, is the legal document that governs the proposed transaction. Following is a summary of the principal terms of the APA.

Assets Being Sold to the Purchaser

The following categories of Company assets used in the operation of our business will be sold or assigned to the Purchaser at the closing of the Asset Sale: (i) rights to service subscribers and receive subscriber payments, (ii) tower leases, (iii) equipment attached to its leased towers and other equipment used in connection with the Company’s wireless broadband and other internet services (the “Company Services”), (iv) vehicles and vehicle leases used in connection with the Company Services, (v) intellectual property assets used in connection with the Company Services, including approximately 150,000 Internet Protocol addresses, (vi) Federal Communications Commission (“FCC”) licenses and other state and federal licenses used in connection with the Company Services, (vii) certain furniture, fixtures, computers, laptops and software, (viii) accounts receivable for Company Services that are not more than 60 days past due, (ix) subscriber payments for Company Services received by the Company after the effective date of the Asset Sale but before the closing date, (x) prepayments arising out of subscriber credit card auto pay accounts and (xi) certain real property located in Victoria, Texas.

Assets Being Retained by the Company

The following categories of Company assets will not be sold to the Purchaser at the closing of the Asset Sale and will be retained by the Company include: (i) cash, (ii) inventory not included in the transferred assets, (iii) accounts receivable that are more than 60 days past due, (iii) the Company name and all of its trademarks, (iv) approximately 50,000 Internet Protocol addresses designated by the Company, (v) furniture and fixtures not included in the transferred assets, (vi) software, laptops and desktop computers not included in the transferred assets, (vii) net operating loss carryforwards and deferred tax assets and (viii) certain other designated assets.

Liabilities Being Assumed by the Purchaser

The following categories of Company liabilities associated with the Company assets being sold to Purchaser will be assumed by the Purchaser at the closing of the Asset Sale: (i) the obligation to provide service to subscribers, (ii) tower leases, (iii) vehicle leases, (iv) the Company’s office leases in Houston, Texas and Pryor, Oklahoma, (v) deferred revenue, (vi) certain data leases and telecom circuit contracts, (vii) unpaid vacation and sick leave for transferring employees and (viii) the Purchaser’s prorated share of the Company’s personal property taxes.

Liabilities Being Retained by the Company

All Company liabilities that are not assumed by the Purchaser at the closing of the Asset Sale will be retained by the Company.

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Purchase Price

The consideration for the Asset Sale is $13.5 million, subject to certain adjustments which are more specifically described in the APA and elsewhere in this proxy statement. At closing, $700,000 of the purchase price will be placed in escrow. The balance of escrow funds which have not been used to satisfy purchase price reductions or other claims will be released to the Company on the later of (i) the 90th day following the closing date or (ii) five days after the last purchase claim is resolved.

Representations and Warranties Made by the Company

A number of what the Company believes are standard representations and warranties are made by the Company to the Purchaser in the APA, including a fairly extensive set of representations and warranties covering the Company’s FCC licenses and permits. It is a condition to the Purchaser’s obligation to complete the Asset Sale that these representations and warranties be true and correct at the time of closing. In addition, in certain circumstances discussed elsewhere in this proxy statement, if the Purchaser discovers a breach of these representations and warranties after the closing, such breach may give rise to an indemnification claim against the Company.

Conduct of Business Prior to Closing

In connection with the APA, we have agreed to continue to, through the closing date, (i) operate our business in the ordinary course of business consistent with past practice and (ii) maintain and preserve intact our business and to preserve the rights, goodwill and employee and other business relationships.

Access to Company Information

Through the closing date, (i) the Purchaser will have access to the Company’s facilities, properties, assets, premises, books and records, contracts and other documents and data related to our business and (ii) the Company will furnish the Purchaser with such financial, operating and other data and information related to our business as the Purchaser may request.

No Solicitation of Acquisition Proposals

The Company has agreed not to solicit any other acquisition proposal until the date of closing or the proper termination of the APA except that the Company does have the right to withhold, withdraw, amend or modify its approval of the APA if (i) it receives a bona fide unsolicited written acquisition proposal that the Board of Directors believes in good faith is reasonably likely to be consummated and would result in a transaction more favorable to Company’s shareholders from a financial point of view or (ii) the Board of Directors reasonably concludes in good faith that taking such action is required in order to comply fiduciary obligations to the Company’s shareholders under applicable Texas law.

Confidential Information

The Company and the Purchaser have agreed to keep non-public information such parties receive concerning the other party to the APA confidential for a period of 18 month following the closing date.

FCC Licenses

The Company and the Purchaser have agreed to work together in connection with completing and filing the assignment application for the FCC licenses needed by the Purchaser to provide the Company Services after the closing and, if necessary, to request reconsideration of any denial of such applications before the denial becomes a final order. The Company has also agreed not to transfer or grant any rights with respect to the Company’s FCC licenses.

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Voting Agreement – ANNEX D

Certain shareholders of the Company owning in the aggregate approximately 58.5% of the issued and outstanding common and preferred stock, including the vested options of a certain shareholder, of the Company, have entered into a voting agreement that (i) generally requires that the shareholders party thereto vote all of their shares of the Company’s voting stock in favor of the Asset Sale and against alternative transactions, (ii) generally requires that the shareholders party thereto take any actions necessary to cause the appointment of Mr. Mihaylo and other directors to the Company’s board of directors, (iii) includes an obligation for Mr. Mihaylo and his related entities to dismiss an existing suit against the Company and a conditional release of claims by and among the Company and the shareholders party thereto and (iv) generally requires that the shareholders party thereto not transfer their shares. In addition, in connection with the Voting Agreement, Justin McClure and Dean L. Greenberg delivered irrevocable resignations, only triggered upon the distribution of amounts received by the Company in connection with the Purchase Agreement (other than certain amounts held in escrow). The Voting Agreement terminates upon (a) the closing of the transactions contemplated under the Purchase Agreement or (b) the two year anniversary of executing the Voting Agreement.

The shareholders who executed the Voting Agreement also granted William E. Ladin, Jr. (or whoever he may designate), pursuant to the Voting Agreement, an irrevocable proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote during the term of the Voting Agreement with respect to the shares subject to the Voting Agreement in accordance with the Voting Agreement in support of the Asset Sale.

A copy of this voting agreement is included herein as ANNEX D.

Conditions to Closing

The consummation of the Asset Sale is subject to the satisfaction or waiver of a number of conditions on or prior to the closing. Such conditions include, in addition to customary closing conditions, approval of the Asset Sale by our shareholders at the Special Meeting, and consents to the transfer of the FCC licenses and the tower leases.

Non-Competition Agreement – ANNEX E

At the closing, the Company will enter into an two-year non-competition agreement with the Purchaser that will prohibit the Company from (i) providing the same or similar services as the Purchaser within a 150-mile radius from the Company’s and the Purchaser’s current service areas as of the closing date and (ii) soliciting past, present or future employees, customers, suppliers, agents or independent contractors of the Company and the Purchaser. A copy of the form of this non-competition agreement that is expected to be entered into at the closing is included herein as ANNEX E. Further, at Closing, William E. Ladin, Jr., our Chairman of the Board and CEO, will enter into a non-competition agreement with the Purchaser under which Mr. Ladin will be restricted for six months from conducting or engaging in the fixed wireless internet service business within a 50 mile radius of the Company’s current service area. Mr. Ladin will receive no compensation for the execution of this non-compensation agreement.

Post-Closing Indemnification

The APA requires that, after the closing, the Company indemnify and hold the Purchaser harmless from damages arising out of the following categories of claims: (i) a breach of any representation, warranty or other agreement contained in the APA, (ii) any Company liability retained by the Company and (iii) any violation of the Communications Act of 1934, as amended, and the rules and regulations of the FCC and any similar state rules and regulations that occurred or relate to the period prior to the closing date. All indemnification claims must be made prior to the 18-month anniversary of the closing date other than claims based on the breach of the tax matters representations, which will survive through the applicable statute of limitations period. In addition, all indemnification claims are subject to a $50,000 deductible and an aggregate limit of $3,000,000 except for in cases of willful and intentional misrepresentation or fraudulent activity.

Employees

The Purchaser currently plans to offer to employ certain specified employees of the Company following the closing. To the extent that such employees accept employment with the Purchaser, the Purchaser will be responsible for all unpaid vacation and sick pay of such employees. The Company will remain responsible for all severance, separation, deferred compensation and similar employee benefits for all Company employees who do not transfer to the Purchaser.

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Termination of the APA

Either the Company or the Purchaser may terminate the APA by their mutual written consent or (i) if the approval of the Company’s shareholders is not obtained by June 30, 2015, (ii) if the Asset Sale is not consummated by June 30, 2015 provided that the terminating party is not the cause for the failure of the Asset Sale to be consummated by such date, (iii) there has been a material adverse change in the Company’s internet services revenue after the date of the APA, (iv) any action is taken by the shareholders of the Company, the shareholders of the Purchaser or other third parties to enjoin the Asset Sale or the shareholders of either party files a legal action against such party, or (v) a governmental authority has permanently restrained, enjoined or otherwise prohibited the Asset sale from being consummated.

Further, the Purchaser may terminate the agreement (i) if the Company exercises its right to withhold, withdraw, amend or modify its approval of the APA in connection with a third party acquisition proposal, (ii) if any condition to the Purchaser’s obligations become incapable of being fulfilled other than as a result of the material breach of the APA by the Purchaser or (iii) if there has been a breach by the Company of any of its material representations, warranties or covenants or agreements contained in the APA.

Likewise, the Company may terminate the agreement (i) if any condition to the Company’s obligations become incapable of being fulfilled other than as a result of the material breach of the APA by the Purchaser or (ii) if there has been a breach by the Purchaser of any of its material representations, warranties or covenants or agreements contained in the APA.

If the APA is properly terminated in accordance with its terms, the APA shall then become null and void and neither the Company nor the Purchaser shall have any liability or obligation under the APA except in the case of a proper termination by the Purchaser due to the Company exercising its right to withhold, withdraw, amend or modify its approval of the APA in connection with a third party acquisition proposal.

Termination Fee

Under certain limited circumstances, one of the parties may owe a termination fee to the other party. Specifically, if all of the closing conditions occur and if (i) the Company fails to make the closing deliveries required of it under the APA, (ii) the Company terminates the APA without the right to do so under the APA, (iii) the Purchaser properly terminates the APA as a result of the material breach by the Company or (iv) the Purchaser properly terminates the APA as a result of the Company exercising its right to withhold, withdraw, amend or modify its approval of the APA in connection with a third party acquisition proposal, the Company shall owe the Purchaser, as liquidated damages, a termination fee equal to $500,000. Likewise, if (i) the Purchaser fails to make the closing deliveries required of it under the APA, (ii) the Purchaser terminates the APA without the right to do so under the APA or (iii) the Company properly terminates the APA as a result of the material breach by the Purchaser, the Purchaser shall owe the Company, as liquidated damages, a termination fee equal to $1,000,000.

Expected Consummation of Asset Sale

We expect to consummate the Asset Sale as soon as practicable after all of the closing conditions in the APA, including approval of the Asset Sale Proposal by our shareholders, have been satisfied or waived. Subject to the satisfaction or waiver of these conditions, we expect the Asset Sale to close on or before June 30, 2015. However, there can be no assurance that the Asset Sale will be consummated at all or, if consummated, when it will be consummated. The effective date of the Asset Sale will be the first day of the month in which the closing occurs.

Use of Proceeds from the Asset Sale

If we complete the Asset Sale, we will cease our current operations and use the sale proceeds to (i) pay off our transaction costs and related expenses, (ii) make severance, retention and any change of control payments, (iii) to pay off all of our existing debt, and (iv) make other adequate provision for the discharge of the Company’s liabilities and obligations. A significant portion of the remaining balance of the sale proceeds plus our cash on hand, after making adequate provision for the discharge of the Company’s liabilities and obligations, will be used to make more than one cash distribution to our shareholders. The portion of our cash after closing that is not used to fund this cash distribution plus the cash proceeds, if any, from the sale of retained assets will be used for normal working capital purposes and operating expenses while we complete a winding up and liquidation of the Company pursuant to the Plan of Liquidation. This will be followed by a final distribution of our remaining cash to the shareholders of the Company in accordance with applicable law. We currently anticipate completing the liquidation and winding up of the Company as soon as practicable, which may take as long as 18 months after the closing of the Asset Sale (or longer if there are outstanding unresolved claims for purchase price reduction or indemnification by the Purchaser under the APA); however, we plan to complete the final winding up, distribution, and liquidation sooner, if practicable. The final liquidating distribution to shareholders will not occur until shortly before the filing of the Certificate of Termination with the Texas Secretary of State.

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Fairness Opinion

Our Board of Directors engaged GulfStar Group (“GulfStar”) to provide its opinion as to the fairness, from a financial point of view, of the consideration to be received by the Company pursuant to the APA. On April 10, 2015, GulfStar delivered an opinion to the Board that, subject to the limitations set forth in its opinion, the consideration to be received by the Company in connection with the APA is fair to the Company from a financial point of view. That opinion is attached as ANNEX G of this proxy statement.

Dissenters’ Right of Appraisal

Under Subchapter H, Chapter 10 of the Texas Business Organizations Code (§§10.351 through 10.368), a copy of which is included in ANNEX C to this proxy statement (the “Dissenters’ Rights Statutes”), shareholders have dissenters’ and appraisal rights in connection with the approval of the Asset Sale. There are strict procedures for exercising these rights that if not met could result in the loss of these rights. Persons having beneficial interests in the Company’s common stock and Series A Preferred Stock held of record in the name of another person, such as a broker or bank, must act promptly to cause the record holder to take the actions required under Texas law to exercise your dissenter’s rights. In order to dissent, you must carefully follow the requirements of Dissenters’ Rights Statutes, including giving the required written notice of objection prior to the Special Meeting. These steps are summarized below under “Proposal #1: The Asset Sale Proposal—Dissenters’ Right of Appraisal.”. If you intend to exercise dissenters’ rights, you should read the Dissenters’ Rights Statutes carefully and consult with your own legal counsel. You should also remember that if you return a signed proxy card but fail to provide instructions as to how your shares of Company stock are to be voted, you will be considered to have voted in favor of the Asset Sale and you will not be able to assert dissenters’ rights. Also, if you exercise dissenters’ rights, you may have taxable income as a result, so you should consult with your own tax advisor if you intend to dissent. See Certain U.S. Federal Income Tax Considerations.” If the Asset Sale is approved by the shareholders of the Company, holders of Company common stock who make a written objection to the Asset Sale prior to the Special Meeting, vote against the approval of the Asset Sale, properly make a written demand for payment following notice of the Asset Sale and timely surrender their Company stock certificates will be entitled to receive the fair value of their shares determined through an appraisal in cash under the Dissenters’ Rights Statutes.

Anticipated Accounting Treatment

Following the consummation of the Asset Sale, we will de-recognize the sold assets from our consolidated balance sheet and will record a gain on the sale equal to the difference between the aggregate consideration received and the Company’s book value of net assets sold.

Material U.S. Federal Income Tax Consequences of the Transaction

The Asset Sale will be treated as a taxable sale of assets by the Company and will give rise to net taxable gain recognition in various jurisdictions, including the United States. The Company anticipates the gain recognized for United States federal income tax purposes will be offset entirely with net operating losses. See “Certain U.S. Federal Income Tax Considerations” below.

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Transactions and Agreements Related to the APA

Voting Agreement - ANNEX D

On April 17, 2015, as a condition to the Purchaser entering into the APA, certain shareholders of the Company owning in the aggregate approximately 58.5% of the issued and outstanding common and preferred stock, including the vested options of a certain shareholder, of the Company have entered into a voting agreement that (i) generally requires that the stockholders party thereto vote all of their shares of the Company’s voting stock in favor of the Asset Sale and against alternative transactions, (ii) generally requires that the stockholders party thereto take any actions necessary to cause the appointment of Mr. Mihaylo and other directors to the Company’s board of directors, (iii) includes an obligation for Mr. Mihaylo and his related entities to dismiss an existing suit against the Company and a conditional release of claims by and among the Company and the stockholders party thereto and (iv) generally requires that the stockholders party thereto not transfer their shares. In addition, in connection with the Voting Agreement, Justin McClure and Dean L. Greenberg delivered irrevocable resignations, only triggered upon the distribution of amounts received by the Company in connection with the Purchase Agreement (other than certain amounts held in escrow). A copy of this voting agreement is included herein as ANNEX D.

The shareholders who executed the Voting Agreement also granted William E. Ladin, Jr. (or whoever he may designate), pursuant to the Voting Agreement, an irrevocable proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote during the term of the Voting Agreement with respect to the shares subject to the Voting Agreement in accordance with the Voting Agreement in support of the Asset Sale.

Non-Competition Agreement - ANNEX E

At the closing, the Company will enter into an two-year non-competition agreement with the Purchaser that will prohibit the Company from (i) providing the same or similar services as the Purchaser within a 150-mile radius from the Company’s and the Purchaser’s current service areas as of the closing date and (ii) soliciting past, present or future employees, customers, suppliers, agents or independent contractors of the Company and the Purchaser. A copy of the form of this non-competition agreement that is expected to entered into at the closing is included herein as ANNEX E.

Retention Payments

In connection with the consummation of the Asset Sale, the Company plans to make certain customary severance and certain stay bonus payments to its employees based on years of service and importance to the functioning of the Company’s business following the closing who are not offered employment by the Purchaser. In order to qualify, the employee must remain with the Company until released. The Company has currently budgeted a total of $400,000 for these payments.

Escrow Agreement

In connection with the escrow, the Company and the Purchaser will enter into an escrow agreement with the escrow agent. A copy of the form of this escrow agreement that is expected to entered into at the closing is included herein as ANNEX F.

Plan of Liquidation– ANNEX C

If the shareholders approve the Asset Sale and the Plan of Liquidation, then effective upon closing of the Asset Sale, the Plan of Liquidation will take effect. Pursuant to the Plan of Liquidation, the final liquidation and winding up of the Company will be completed as soon as practicable after the closing of the Asset Sale. The winding up and liquidation process may take as long as 18 months after the closing of the Asset Sale (or longer if there are outstanding unresolved claims for purchase price reduction or indemnification by the Purchaser under the APA); however, we plan to complete the final winding up, distribution, and liquidation sooner, if practicable. Once the liquidation and winding up process, which includes the payment of all liabilities and the distribution of the Company’s remaining assets to its shareholders, is complete, the Company intends to file a Certificate of Termination with the Texas Secretary of State as its final corporate act.

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Recommendation of our Board of Directors

After careful consideration, our Board of Directors recommends that you vote:

•	“FOR” the Asset Sale Proposal;
•	“FOR” the Plan of Liquidation Proposal;
•	“FOR” the Advisory Vote to Approve the Change of Control Compensation; and
•	“FOR” the Proposal to Adjourn or Postpone the Special Meeting.

Reasons for the Transaction

In making its determination to approve and to recommend the Asset Sale for approval by the Company’s shareholders, the Board of Directors consulted with the Company’s management and its accounting and legal advisers and also considered a number of factors. In particular, the Board of Directors considered the Fairness Opinion of GulfStar, which indicates that the consideration to be paid to the Company in exchange for the Company’s assets being sold under the APA is fair to the Company, from a financial point of view.

The Board of Directors believes the Asset Sale to be in the best interests of and fair to the Company and its shareholders. As described in greater detail in the section of this proxy statement titled “Proposal #1: The Asset Sale Proposal,” the Board of Directors considered a number of factors in arriving at this conclusion After taking into account all of the material factors relating to the APA and the related transactions, our Board of Directors determined that the Asset Sale Proposal is advisable and in the best interests of the Company and our shareholders and recommends our shareholders approve the Asset Sale.

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THE SPECIAL MEETING

Meeting, Place and Time

The Board of Directors is soliciting proxies in the accompanying form to be used at the Special Meeting to be held at the offices of Internet America, Inc., at 6210 Rothway Street, Suite 100, Houston, Texas 77040, on June 8, 2015 at 9:00 a.m. local time, or at any adjournment or postponement thereof.

Purposes of the Meeting

The purpose of the Special Meeting is for our shareholders to consider and vote upon the following: (1) a proposal (the “Asset Sale Proposal”) to approve the sale of substantially all of the operating assets of the Company, as contemplated in the Asset Purchase Agreement (the “APA”) executed April 17, 2015 by and between the Company and AirCanopy Internet Services, Inc. (the “Asset Sale”); (2) a proposal (the “Plan of Liquidation Proposal”) to approve the winding up and liquidation of the Company following, and conditioned upon, closing the Asset Sale pursuant to the Plan of Liquidation; (3) a non-binding advisory vote (the “Advisory Vote on Change of Control Compensation”) approving certain executive compensation payable as a result of the Asset Sale, as described in the accompanying proxy statement; and (4) a proposal (the “Proposal to Adjourn or Postpone the Special Meeting”) to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of Asset Sale Proposal, if there are insufficient votes to approve the Asset Sale Proposal.

Record Date and Shares Entitled to Vote

The Company fixed the close of business on May 12, 2015, as the record date (the “Record Date”) for the determination of holders of outstanding shares of the Company common stock and Series A Preferred stock entitled to notice of and to vote on all matters presented at the Special Meeting.  On the Record Date, there were 16,747,062 shares of the Company’s common stock outstanding and 2,718,428 shares of the Company’s Series A Preferred stock outstanding, with each share being entitled to one vote as a single class on each matter to be voted upon. Shareholders may vote in person or by proxy.

Proxy Solicitation

In addition to the solicitation of proxies by the Board of Directors through use of the mails, proxies may also be solicited by the Company and its directors, officers, and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission or other electronic communication, and/or by personal interview. Internet America, Inc. will reimburse banks, brokerage houses, custodians, and other fiduciaries that hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the Special Meeting and of soliciting proxies therefor, including the cost of printing and mailing this proxy statement and related materials.

Any questions or requests for assistance regarding the Company proxies and related materials may be directed in writing to Randall J. Frapart, Chief Financial Officer, Internet America, Inc. at 6210 Rothway Street, Suite 100, Houston, Texas 77040, or by calling (713) 968-2510.

Quorum and Votes Required

The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of the Company’s common stock and Series A Preferred stock (on an as-converted basis) voting as a single class on the Record Date shall constitute a quorum for the transaction of business at the Special Meeting. Holders of shares of the Company’s common stock and Series A Preferred stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum exists at the Special Meeting.

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The Asset Sale Proposal: The Asset Sale Proposal must be approved by the affirmative vote of shareholders holding at least two-thirds (2/3) of the Company’s issued and outstanding shares of common stock and Series A Preferred stock (on an as-converted basis) voting as a single class. If you abstain from voting, either in person or by proxy, or you do not instruct your broker or other nominee how to vote your shares, the resulting abstention or broker non-vote will have the same effect as a vote against the Asset Sale Proposal.

The Plan of Liquidation Proposal: The Plan of Liquidation must be approved by the affirmative vote of shareholders holding at least two-thirds (2/3) of the Company’s issued and outstanding shares of common stock and Series A Preferred stock (on an as-converted basis) voting as a single class. If you abstain from voting, either in person or by proxy, or you do not instruct your broker or other nominee how to vote your shares, the resulting abstention or broker non-vote will have the same effect as a vote against the Plan of Liquidation Proposal.

The Advisory Vote on Change of Control Compensation: Although the Advisory Vote on Change of Control Compensation is made on an advisory basis, it will be approved if the number of shares voted in favor of the proposal is greater than the number of shares voted against the proposal. Abstentions are not counted as votes cast for purposes of the Advisory Vote on Change of Control Payments. If you abstain from voting on the Advisory Vote on Change of Control Compensation, either in person or by proxy, the resulting abstention will have no effect on the approval of this proposal.

The Proposal to Adjourn or Postpone the Special Meeting: If a quorum is present at the Special Meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved if it is approved by the affirmative vote of a majority of the shares entitled to vote that cast votes, in person or by proxy, “For” or “Against” the Proposal to Adjourn or Postpone the Special Meeting. Abstentions are not counted as votes cast for purposes of the Proposal to Adjourn or Postpone the Special Meeting. If you abstain from voting on the Proposal to Adjourn or Postpone the Special Meeting, either in person or by proxy, the resulting abstention will have no effect on the approval of this proposal.

Voting of Proxies

Your proxy card will appoint William E. Ladin, Jr. and Randall J. Frapart as proxy holders, or your representatives, to vote your shares as you indicate. They will have full power of substitution and may act alone as proxy holders to vote all of the shares of shareholders who return signed proxy cards. All proxies will be voted by the proxy holders in accordance with the instructions of the shareholder unless revoked as described below. If no choice is specified, the proxies will be voted FOR the approval of the Asset Sale Proposal, FOR the approval of the Plan of Liquidation Proposal, FOR the approval of the non-binding Advisory Vote on Change of Control Compensation, and FOR the approval of the Proposal to Adjourn or Postpone the Special Meeting set forth in the accompanying Notice of Meeting and on the proxy card. Management is not aware of any other matters to be presented for action at the Special Meeting.

Pursuant to applicable Texas law, abstentions are counted as present for purposes of determining the presence of a quorum. Because the affirmative vote of shares of common stock and Series A Preferred stock outstanding voting as a single class is required to approve the Asset Sale Proposal and the Plan of Liquidation Proposal, abstentions will have the same effect as a vote “against” those proposals. However, because the affirmative vote of a majority of the shares entitled to vote that cast votes, in person or by proxy, “For” or “Against” the Advisory Vote on Change of Control Payments and Proposal to Adjourn or Postpone the Special Meeting, an express abstention regarding the Advisory Vote on Change of Control Payments and the Proposal to Adjourn or Postpone the Special Meeting will have no effect on the approval of those proposals.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters, but not on non-routine matters. In the case of non-routine matters, brokers may not vote shares held in “street name” for which they have not received voting instructions from the beneficial owner (“Broker Non-Votes”), whereas they may vote those shares in their discretion in the case of any routine matter. Broker Non-Votes will not be counted for purposes of calculating whether a quorum is present at the Special Meeting or for purposes of determining the numbers of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. The Asset Sale Proposal, the Plan of Liquidation Proposal, the Advisory Vote on Change of Control Compensation, and the Proposal to Adjourn or Postpone the Special Meeting are all non-routine matters. Thus, Broker Non-Votes will not be counted for the purpose of determining a quorum at the Special Meeting. Broker Non-Votes will have the effect of a vote “against” the Asset Sale Proposal and the Plan of Liquidation Proposal. Broker Non-Votes will not have any effect on the outcome of the vote on the Advisory Vote on Change of Control Compensation or the Proposal to Adjourn or Postpone the Special Meeting. Therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

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Revocability of Proxies

Execution of a proxy by a shareholder will not affect such shareholder’s right to attend the Special Meeting and to vote in person. A shareholder who completes and returns the proxy that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Special Meeting. A shareholder may revoke a proxy by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of the Company at the Company’s main office address at any time before the Special Meeting. Shareholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Special Meeting before the close of voting, or by attending the Special Meeting and voting in person. Representatives of American Stock Transfer & Trust Company, LLC, the transfer agent and registrar for Company’s common stock, will act as the inspectors of election at the meeting. You may attend the Special Meeting even though you have executed a proxy, but your presence at the Special Meeting will not automatically revoke your proxy.

BUSINESS OF INTERNET AMERICA, INC.

General

The Company is an internet service provider ("ISP") focused on providing wireless high-speed broadband internet in rural markets. As of June 30, 2014, we served approximately 25,700 total subscribers in Texas, Oklahoma and Missouri. Our corporate headquarters are located in Houston, Texas, where our executive functions, call center and network monitoring systems reside. We are a corporation organized under the laws of the state of Texas that was formed in 1995.

Services

We offer broadband internet services to customers within our network footprint, primarily focusing on rural, residential markets. We install wireless internet service in communities and rural areas that have little or no access to alternative broadband solutions. We offer internet services tailored to meet the needs of both residential and business subscribers. Our primary service offerings are broadband and dial-up internet access, as well as related value-added services. For our business subscribers, we offer dedicated high speed internet access, web hosting, co-location and other business related services. Our services are offered in several different packages to provide subscribers a range of choices to satisfy their internet needs.

Wireless Broadband Internet Access. Our wireless internet access package includes basic internet and e-mail access. Available value-added services include additional e-mail accounts and personal web sites.

Other Services. Our DSL products provide high-speed broadband internet access over existing telephone lines and may allow subscribers to simultaneously use a single telephone line for voice service and for access to the internet. Internet America offers a comprehensive line of commercial-grade business services including Metro Ethernet from 3 Mbps to 100 Mbps, full and fractional T3/DS-3 and T1/DS-1 leased lines, commercial fixed wireless (licensed and unlicensed) and commercial DSL. We also offer dial-up internet access package, which includes basic internet access and related internet applications such as e-mail, FTP and USENET news access.

Technology and Infrastructure

Our wired network provides subscribers with local dial-up internet access in Texas, nationwide broadband (“DSL”) access in all major metropolitan areas, as well as dial-up access in many Tier-2 and Tier-3 cities. Our wireless network is limited to specific areas identified as underserved markets in which we have chosen to establish the required network components.

Wireless Broadband Internet Access. The network is designed to deliver up to 50 Mbps to residential subscribers and up to 250 Mbps to dedicated commercial subscribers. The network is fully open and does not restrict access to any lawful internet applications or content.

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Network Description. The current access networks are connected via leased lines which range in speed from 100 Mbps to 1,000 Mbps. From these local Points of Presence (“POPs”), bandwidth is distributed out to the access network via wired and wireless connections. The majority of the route links are connected via commercially available fixed wireless links using point-to-point wireless Ethernet bridges in both licensed and unlicensed bands ranging in speeds from 40 Mbps to 300 Mbps. Access towers are then used to distribute bandwidth to approximately 9,000 end-users using commercially available fixed wireless technology utilizing ISM frequency bands (900 Mhz, 2.4 Ghz, 3.65 Ghz, 5.2 Ghz and 5.8 Ghz) in addition to some licensed 2.5 Ghz EBS frequency in and around Joplin, Missouri. Our POPs are located in rural areas near or surrounding the following cities: Dallas, Fort Worth, Houston, Victoria and San Antonio, Texas; Pryor, Oklahoma and Joplin, Missouri.

Internal Network Infrastructure. Our systems and network infrastructure are designed to provide reliability and speed. Reliability is achieved through redundancy in mission critical systems that minimize the number of potential single points of failure. Speed is achieved through the deployment of clustered systems, aggressive network capacity planning and upgrades, diverse network architecture, multiple diverse internet backbone connections and 'most-direct-route' network topology. Additional available speed is provided by larger bandwidth connections and installation of higher speed capacity radios and back hauls. Automated software tools remotely monitor the status of all networking facilities, components, applications and equipment deployed throughout our infrastructure and transmit alerts to both Virtual Communications Center (“VCC”) personnel and local field employees. This alert system includes an automated escalation path for notification of supervisors based on type of alert and time lapsed. Our VCC is staffed 365 days a year and communicates with external service providers when needed. Other software tools, such as statistical analysis software, are used to provide data about the quality of service most subscribers are experiencing, as well as information to identify the need for additional bandwidth and services in an efficient and proactive manner. These centralized monitoring systems allow for scalable monitoring and enhanced customer service.

Internet America’s core network infrastructure is located in a secure leased cage at a SSAE-16 compliant data center located in Houston, Texas. This facility, which has fully redundant power and cooling, is constructed to withstand category 5 hurricane conditions. Currently, our core network router/switch hardware includes a pair of Cisco 6509 switch/routers that provide fully-redundant routing between our 900 Mbps of upstream internet access across three separate internet service providers.

Management Information Systems (“MIS”). Our MIS department uses a near real-time customer database, billing and flow-through fulfillment system (“CMS”) to handle all customer contact and billing information for the services we provide. The CMS maintains access controls for the authentication servers and various applications. The system also creates customer invoices and automatically processes credit card charges and automatic check handling. We continually enhance the CMS to provide additional functionality for improved financial, marketing and management reporting.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are subject to the safe harbor created thereby. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may”, “will”, and “should”, among others, generally identify forward-looking statements.

Actual results could differ materially from those contained in the forward-looking statements. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: economic crises; terrorism; disruptions resulting from severe weather or other Acts of God; uncertainties surrounding the Asset Sale, including the uncertainty as to the timing of the closing and whether our shareholders will approve the Asset Sale, the possibility that competing offers for the business to be sold will be made, the possibility that various closing conditions for the Asset Sale may not be satisfied or waived, and the possibility that the Company or the Purchaser could terminate the Asset Purchase Agreement; and uncertainties surrounding the Plan of Liquidation, including potential negative tax treatment if the Liquidation is not approved, the timing of distributions to shareholders, and the necessary contingency reserves.

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These and additional factors to be considered are set forth under “Risk Factors” beginning on page 20 of this proxy statement.

Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this proxy statement may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this proxy statement. Except as required by applicable law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

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RISK FACTORS

In addition to the other information contained in this proxy statement, you should carefully consider the following risk factors relating to the Asset Sale and the Plan of Liquidation.

While the Asset Sale is pending, it creates uncertainty about our future, which could materially and adversely affect our business, financial condition and results of operations.

While the Asset Sale is pending, it creates uncertainty about our future. Therefore, our current or potential business partners may decide to delay, defer or cancel entering into new business arrangements with us pending consummation of the Asset Sale or termination of the APA. In addition, while the Asset Sale is pending, we are subject to a number of risks, including:

•	the diversion of management and employee attention from our day-to-day business; and the potential disruption to business partners and other service providers;

•	the loss of employees who may depart due to their concern about losing their jobs following the Asset Sale or a shift in loyalty of employees of the businesses to be sold who see the Purchaser as their de facto employer even before the consummation of the Asset Sale; and

•	our inability to respond effectively to competitive pressures, industry developments and future opportunities.

The occurrence of any of these events individually or in combination could materially and adversely affect our business, financial condition and results of operations. We have also incurred substantial transaction costs in connection with the Asset Sale, and we will continue to do so until the consummation of the Asset Sale.

The Asset Purchase Agreement limits our ability to pursue alternatives to the Asset Sale.

The APA contains provisions that make it substantially more difficult for us to sell the Company’s assets to a party other than the Purchaser. Specifically, we agreed not to solicit any acquisition proposals until the date of closing or the proper termination of the APA except that the Company does have the right to withdraw from or amend the APA if (i) it receives an unsolicited written acquisition proposal that it believes in good faith is reasonably likely to be consummated and would result in a transaction more favorable to Company’s shareholders from a financial point of view or (ii) it reasonably concludes in good faith that taking such action is required in order to comply fiduciary obligations to the Company’s shareholders under applicable Texas law. These provisions, in addition to the requirement that we pay a $500,000 termination fee to the Purchaser in connection with terminating the APA to pursue another acquisition proposal, could discourage a third party that might have an interest in acquiring the Company or its assets from considering or proposing such an acquisition, even if that party was prepared to pay consideration with a higher value than the purchase price to be paid by the Purchaser.

We may not receive all regulatory and third party consents required in order for us to consummate the Asset Sale.

The Asset Sale cannot be consummated until all closing conditions are met. These conditions include regulatory consent to the transfer of the FCC licenses and the consent of certain counterparties to the transfer of the tower leases and vehicles being assumed by the Purchaser. Until those consents are obtained, we cannot consummate the Asset Sale. We have submitted or are in the process of submitting the required filings to all relevant regulatory authorities and the required consent requests to all relevant counterparties to the tower leases and vehicle leases. Although we expect to receive the required consents, no assurances can be made that the required consents will in fact be obtained or will not be significantly delayed or will not contain terms, conditions or restrictions that would be detrimental to us, the Purchaser and our collective abilities to close the Asset Sale.

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The failure to consummate the Asset Sale may materially and adversely affect our business, financial condition and results of operations.

The Purchaser’s obligation to close the Asset Sale is subject to a number of conditions, including our shareholders’ approval of the Asset Sale Proposal, and the receipt of the consents from regulatory authorities and other third parties discussed above. We cannot control some of these conditions and we cannot assure you that they will be satisfied or that the Purchaser will waive any that are not satisfied. Furthermore, the Purchaser may terminate the Asset Sale without any reason, simply by paying a $1,000,000 termination fee. If the Asset Sale is not consummated, we may be subject to a number of risks, including the following:

•	we may not be able to identify an alternate transaction, or if an alternate transaction is identified, such alternate transaction may not result in an equivalent price to what is proposed in the Asset Sale;

•	the trading price of our common stock may decline to the extent that the then current market price reflects a market assumption that the Asset Sale will be consummated; and

•	our relationships with our customers, suppliers and employees may be damaged beyond repair and our business may be harmed.

The occurrence of any of these events individually or in combination could materially and adversely affect our business, financial condition and results of operations, which could cause the market value of our common stock to decline.

The failure to consummate the Asset Sale by the prescribed deadline will likely result in the Asset Sale being abandoned.

Either the Purchaser or the Company may terminate the APA without penalty if (i) our shareholders do not approve the Asset Sale by June 30, 2015 or (ii) if the Asset Sale is otherwise not completed by June 30, 2015 (unless such deadline is missed due to a breach by the party seeking termination of a material representation, warranty, covenant or agreement in the APA). Should either of these events occur, the Purchaser may exercise its right  to terminate the APA rather than waive or extend the deadline because the commitment from the Purchaser’s prospective lenders to fund the purchase price will have expired. In that case, the potential adverse effects from failing to consummate the Asset Sale discussed above would be implicated.

Our executive officers and directors may have interests in the Asset Sale other than, or in addition to, the interests of our shareholders generally.

Members of our Board of Directors and our executive officers may have interests in the Asset Sale that are different from, or are in addition to, the interests of our shareholders generally, including as discussed under “Interests of Certain Parties in the Matters to be Acted Upon” below. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Asset Purchase Agreement.

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Asset Sale.

After the Asset Sale, we will continue to be required to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), even though compliance with such reporting requirements may be economically burdensome.

We will no longer be an operating company following the closing of the Asset Sale.

After the Asset Sale, we will no longer have any operating assets. Our sole assets will be cash, certain older accounts receivable, certain inventory and certain IP addresses. We will use a portion of our cash to satisfy our liabilities (including a cumulative dividend payment owed to the holders of our Series A Preferred Stock) and transactions costs. Of the remaining cash, a significant portion will be distributed to the shareholders shortly after the closing of the Asset Sale in the form of a one-time cash distribution payment, which we currently estimate to be $0.71 per share of common stock (calculated on a fully-diluted basis). We will retain a portion of our cash to fund our ongoing costs given that we will not be generating operating revenue and that we are not likely to reinvest our remaining cash in any investment securities that would yield a meaningful return. We will seek to sell our retained inventory and IP addresses but can offer no assurances as to whether we will be successful in that endeavor and/or whether such sales will generate meaningful sums to the Company or even enough to fund our ongoing costs. In considering how to vote on the Asset Sale Proposal, shareholders should not assume that they will receive any distributions from the Company other than the one-time cash distribution discussed above.

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The amount of the cash payment that the shareholders will receive in connection with the Asset Sale and the subsequent Plan of Liquidation is not certain.

As stated elsewhere in this proxy statement, based on (i) the Company’s current estimates of its transaction related costs, other obligations to be paid, proceeds from future retained asset sales and the costs and expenses of winding up the Company, (ii) the assumption that there will be no downward purchase price adjustments after the closing and (iii) the assumption that the cumulative dividend paid to the holders of the Series A Preferred stock, which will occur after the closing of the Asset Sale but before the anticipated conversion of the Series A Preferred stock to common stock and the first liquidating distribution to shareholders, will total $1,212,000, the Company currently estimates that, in one or more liquidating distributions, each holder of Series A Preferred stock (on an as-converted basis) and common stock will receive $0.71 per share in cash. However, because these estimated payment amounts are themselves based on the above described inherently uncertain assumptions and estimates, the Company can give no assurance that the final distribution amounts will not be less than the current estimates.

We cannot determine at this time the exact timing of any distribution to our shareholders because there are many factors, some of which are outside of our control, that could affect our ability to make such distribution

As stated previously, the Company can give no assurance regarding the amount of any final distribution. In addition, at this time, we cannot determine when we will be able to make any distributions to our shareholders. These distributions are dependent on a number of factors, including but not limited to when we are able to sell our remaining assets, the amount and nature of any unknown or contingent liabilities in the future, inaccuracies in the cost estimates to resolve currently known contingent liabilities, general business and economic conditions, and other matters.

If our shareholders vote against the Plan of Liquidation Proposal, our business could be harmed and out shareholders could face adverse tax consequences.

As stated previously, following the Asset Sale, we will no longer have any operating assets. If we do not obtain shareholder approval of the Plan of Liquidation Proposal, we would have to continue its business operations despite the sale of substantially all of our operating assets and our announced liquidation. Our shareholders could incur an increased shareholder-level tax liability in the event that property (including cash) distributed to shareholders is characterized as a dividend for tax purposes (see the section entitled “Certain U.S. Federal Income Tax Consequences of the Winding Up – Certain U.S. Federal Income Tax Consequences to Shareholders”).

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our shareholders who receives liquidating distributions could be held liable for payment to our creditors of his or her pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such shareholder in the liquidation of the Company.

If the Plan of Liquidation is approved by our shareholders, we intend to file a Certificate of Termination with the Texas Secretary of State to terminate the Company following the completion of the liquidation thereof. Pursuant to the Texas Business Organizations Code, the Company will continue to exist for a minimum of three years after its termination becomes effective for the purposes of prosecuting or defending actions or proceedings brought by or against the Company, of permitting the survival of an existing claim by or against the Company, of holding title to and liquidating property that remained with the Company at the time of termination or property that is collected by the Company after termination, of applying or distributing property, or its proceeds, as provided in the Texas Business Organizations Code, and of settling affairs not completed before termination. If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities in the liquidation of the Company or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from our contingency reserve, our creditors could seek an injunction against the making of distributions on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the amount of any cash distributions to our shareholders. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, creditors could assert claims against each shareholder receiving a distribution for the payment of any shortfall, up to the amounts previously received by the shareholder in distributions from us. In such event, a shareholder could be required to return all distributions previously made to such shareholder pursuant to the Plan of Liquidation and could receive nothing from us under the Plan of Liquidation. Moreover, in the event a shareholder has paid taxes on amounts previously received by the shareholder, a repayment of all or a portion of such amount could result in a shareholder incurring a net tax cost if the shareholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. The Board of Directors is not required to obtain a solvency opinion as a condition to authorizing a liquidating distribution and we cannot assure you that the contingency reserve established by us will be adequate to cover all expenses and liabilities.

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The tax treatment of any liquidating distributions may vary from shareholder to shareholder, and the discussions in this proxy statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy statement for tax advice.

We have not requested a ruling from the Internal Revenue Service (“IRS”) with respect to the anticipated tax consequences of the liquidation of the Company, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences described in this proxy statement proves to be incorrect, the result could be increased taxation at the corporate and/or shareholder level, thus reducing the benefit to our shareholders and us from the liquidation and distributions. Tax considerations applicable to particular shareholders may vary with and be contingent upon the shareholder’s individual circumstances.

Shareholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us.

As a result of the liquidation of the Company, for federal income tax purposes, shareholders will recognize gain or loss equal to the difference between (a) the sum of the amount of cash distributed to them and the aggregate fair market value of any property distributed to them, and (b) their tax basis for their holdings in the Company. A shareholder’s tax basis in their holdings in the Company will depend upon various factors, including the shareholder’s cost and the amount and nature of any distributions received with respect thereto. Any loss generally will be recognized only when the final distribution from us has been received, and if the shareholder is still the owner of his, her, or its holdings in the Company.

If we decide to use a liquidating trust, as permitted by the Plan of Liquidation, interests of our shareholders in such a trust would not be transferable.

The interests of our shareholders in a liquidating trust set up by us under the approved Plan of Liquidation would not be transferable, which could adversely affect our shareholders’ ability to realize the value of such interests. In addition, as shareholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without such holders being readily able to realize the value of such interest to pay such taxes or otherwise.

The Board of Directors may at any time turn management of our liquidation over to a third party, and some or all of our directors may resign from the Board at any time.

Our Board of Directors may at any time turn management of the Company over to a third party to complete the liquidation of our remaining assets and distribution of the available proceeds to our shareholders, and some or all of our directors may resign from the Board of Directors at or before that time (in addition to the irrevocable resignations of Justin McClure and Dean L. Greenberg delivered in connection with the Voting Agreement, discussed further elsewhere). If management of the Company is turned over to a third party and all of our directors resign from the Board of Directors, such third party would have control over the liquidation process, including the sale or distribution of any remaining assets under the approved Plan of Liquidation.

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PROPOSAL #1: THE ASSET SALE PROPOSAL

The following information describes material aspects of the Asset Sale. It is not intended to be a complete description of all information relating to the Asset Sale and is qualified in its entirety by reference to more detailed information contained in the Annexes to this document, including the APA. A copy of the APA is included as ANNEX A and is incorporated herein by reference. You are urged to read the Annexes, including the APA, in their entirety.

Parties to the Transaction

Party	Referred to as:	Relationship

AirCanopy Internet Services, Inc.	the “Purchaser”	The Purchaser is a wholly owned subsidiary of JAB Broadband Company, a privately held company that is the nation’s largest fixed wireless broadband (data) service provider; delivering high-speed Internet and digital voice services to more than 175,000 residential and commercial customers across 15 states. The Purchaser’s website is “www.jabbroadband.com”.

Internet America, Inc.	the “Company”	The Company is the Registrant, a public company that provides broadband internet services to customers in selected rural residential markets. The Company’s website is “www.internetamerica.com”.

The Company’s principal executive offices are located at 6210 Rothway Street, Suite 100, Houston, Texas 77040. The telephone number of the Company’s principal executive offices is (713) 968-2500.

The Purchaser’s principal executive offices are located at 400 Inverness Parkway, Suite 330, Englewood, Colorado 80112 and the telephone number is 303 705-6522.

The Asset Sale

On April 17, 2015, we and the Purchaser entered into the APA. Under the APA the Company agreed to sell substantially all our wireless and other internet service assets required for operating our wireless broadband and internet service business as well as certain real property (collectively, the “Assets”) to the Purchaser, and the Purchaser agreed to assume certain of our liabilities, including certain leases and deferred revenue in exchange for a cash purchase price of $13,500,000, subject to various purchase price adjustments. The effective date of the Asset Sale is expected to be June 1, 2015, and it is expected to close in June 2015, subject to the satisfaction of certain closing conditions, which includes obtaining our shareholders’ approval of the Asset Sale Proposal. We intend to distribute the net proceeds from the Asset Sale and its net excess cash to our shareholders subject to any reductions, if any, in the event of any claims by Purchaser arising out of any breach of the representations and warranties of the APA.

Background of the Transaction

Unsolicited Offer from Crexendo

In December 2012, Steven G. Mihaylo (“Mihaylo”), a Company Director at the time and the Chairman of the Board and Chief Executive Officer of Crexendo, Inc. (“Crexendo”), proposed to William E. Ladin, Jr.(“Ladin”), the Company’s Chairman of the Board and Chief Executive Officer, that Crexendo and the Company should enter into a business combination.

On February 21, 2013, the Board of Directors met to establish a Board of the Board of Directors (the “Committee”) consisting of Ladin, Justin McClure (“McClure) and Dean L. Greenberg (“Greenberg”) to evaluate Mihaylo’s proposal.

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During February and March 2013, the Committee and representatives of Crexendo exchanged certain requested financial information concerning the two companies.

In April 2013, the Committee met with Crexendo representatives at Crexendo’s offices in Tempe, Arizona to conduct due diligence of the proposal.

Upon reviewing and considering the Crexendo information it received, the Committee concluded in May 2013 not to proceed with a transaction at that time, and Ladin communicated that information to Crexendo.

In mid-December, 2013, Ladin and Mihaylo met in Los Angeles, California to further discuss a possible business combination between the Company and Crexendo.

On March 6, 2014, Mihaylo met in Houston, Texas with Ladin and Randall J. Frapart (the Company’s Chief Financial Officer and Chief Accounting Officer) (“Frapart”). Mihaylo discussed with Ladin and Frapart the mutual benefits of a business combination.

On March 20, 2014, Crexendo submitted an unsolicited offer to the Company to purchase all of the Company’s outstanding capital stock at a price of $0.80 per share payable in shares of Crexendo common stock.

On March 20, 2014, Mihaylo resigned from the Board of Directors and all committees of the Company, not due to any current disagreements with the Company or any of its operations, policies or practices.

On March 24, 2014, Ladin met with its outside counsel and spoke with the members of the Board of the Directors and concluded that the Company should engage a financial advisor to assist the Committee in evaluating the Crexendo offer and other strategic alternatives.

On March 25, 2014, Ladin and Frapart met with Stephen Lasher, (“Lasher”) and Bryan Frederickson (“Frederickson”), both of whom are Managing Directors of GulfStar and a financial advisor candidate of the Company.

On March 25, 2014, Ladin and Frapart met with David Sargent and phoned Christopher Janssen, both are Managing Directors of Duff & Phelps, also a financial advisor candidate of the Company.

On March 27, 2014, the Board of Directors authorized Ladin and Frapart to engage a financial advisor from the two prospects.

On April 8, 2014, the Company engaged GulfStar to serve as its financial advisor to evaluate and advise on the Crexendo offer and on other strategic alternatives.

GulfStar Marketing Process; Initial Discussions with the Purchaser

On April 8, 2014, GulfStar began a six-week process of researching the Company and its industry and markets culminating in the preparation of a confidential information memorandum on the Company (the “CIM”).

On May 6, 2014, Crexendo, withdrew its offer to acquire the outstanding capital stock of the Company through the filing of a Current Report on Form 8-K.

On May 30, 2014, GulfStar began contacting 124 potential strategic and financial buyers concerning interest in the Company, including 36 strategic corporate purchasers and 88 private equity groups.

On June 5, 2014, Frederickson informed Ladin that the Purchaser (“JAB”) was one of the prospective buyers and requested a meeting and JAB executed a mutual non-disclosure agreement.

On August 18, 2014, Ladin spoke with Frederickson and Jeff Kohler, Chief Development Officer and a Director of JAB Broadband Company (“Kohler”), the parent company JAB, about the agenda and attendee list for the meeting.

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On August 21, 2014 representatives of JAB (Kohler, Kim Messina (Director of Financial Operations for JAB) (“Messina”), Scott Perich (Senior Vice President/Operation for JAB) and Wilson Spence (Technical Consultant for JAB) visited the Company’s corporate offices in Houston, Texas to tour the facilities and conduct due diligence. Attending for the Company were Ladin, Frapart, Raymond L. Horn (the Company’s Executive Vice President and Chief Operating Officer) and Bobby Burrow (the Company’s then Chief Technology Officer) (“Burrow”). Attending for GulfStar was Frederickson.

During the week following August 21, 2014, the Company addressed various due diligence requests from JAB both through GulfStar and directly to the Purchaser’s representatives.

On August 27, 2014, Kohler called Ladin expressing interest in moving forward with a possible transaction.

During September 2014, through GulfStar, the Purchaser indicated an interest in purchasing the Company for a purchase price of $10 to $12 million. Through GulfStar, the Company responded by informing the Purchaser it would not consider selling the Company for less than $16 million. The Purchaser responded that it may be able to go as high as $14 million but that would depend on the results of the due diligence process.

On October 1, 2014, the Directors held a telephonic meeting with Lasher and Frederickson to review GulfStar’s strategic alternative evaluation process, where Frederickson noted that fourteen potential buyers executed an NDA and received the CIM, with JAB submitting an indication of interest.

On October 6, 2014, through GulfStar, JAB indicated it preferred a transaction structured as an asset purchase versus a stock purchase that would include a holdback of a portion of the purchase price, as that is the way the Purchaser has done over 100 acquisitions in the past and to avoid unknown liabilities.

On October 6, 7, and 20, 2014, Ladin and Kohler spoke by phone during which calls Ladin fielded and answered a number of general financial questions from Kohler.

On October 20, 2014, via a draft letter of intent, the Purchaser, through GulfStar, proposed to the Company an asset purchase transaction for $14 million in cash with twenty percent (20%) held in escrow. The proposed transaction would not include the Company’s cash and include the assumption of normal business liabilities including office and data center leases, tower leases and circuit contracts.

On October 28, 2014, through GulfStar, Ladin requested that Kohler provide more delineation of what liabilities were being assumed by the Purchaser and what assets were being retained by the Company.

On November 6, 2014, through the delivery of an a new draft letter of intent, Kohler submitted an updated proposal that the Company would retain its cash, 50,000 of its over 200,000 IP addresses and JAB would assume $600,000 in deferred revenue, vehicle leases and certain other current liabilities. The purchase price remained at $14 million.

On November 14, 2014, through GulfStar, Kohler submitted JAB’s generic form of an asset purchase agreement (“APA”) that was used for other acquisitions.

On November 20, 2014, Ladin and Kohler spoke by phone about having Mr. Spence come to Houston corporate offices the first week of December to perform on-site technical due diligence.

On December 2, 3 and 4, 2014, Spence was at the Company’s corporate offices and visited towers around the Houston market to perform due diligence on the Company’s systems, networks, towers and related infrastructure. Spence then had a series of follow up discussions with Burrow and certain other Company engineers and employees.

Negotiation of the APA and the Purchase Price

On January 9, 2015, JAB submitted the next draft of the APA to the Company. This draft APA contemplated a purchase price of $14 million for all operating assets of the Company and excluded cash and certain non-operating liabilities.

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Following receipt of the draft APA, due diligence discussions continued between Ladin, Frapart and Messina, which discussion primarily concerned working capital items, subscriber counts and revenue projections.

On January 27, 2015, a conference call among the Company, JAB, and their respective counsel was conducted to attempt to resolve a number of items of the APA. Company representatives on the call were Ladin and Frapart and the Company’s counsel. Purchaser representatives on the call were Kohler and Messina and the Purchaser’s counsel.

On January 28, 2015 Kohler called Ladin stating that $12 million was as high as the Purchaser could go, as the acquisition did not meet their purchase price requirements. Ladin then informed the Board of Directors and Counsel of the impasse and work on the deal stopped.

On February 20, 2015, Ladin received communication from Kohler, that JAB increased the purchase price to $13 million.

On February 25, 2015, the Board of Directors met and after discussion with GulfStar concluded that $13 million was too low and needed to hold out for $14 million, and Lasher called Kohler to discuss.

On February 27, 2015, in a conversation with Lasher, Kohler increased the purchase price to $13.5 million.

On February 27, 2015, the Board met to discuss this current offer of $13.5 million and concluded it was a fair price provided that all remaining issues with the deal were resolved favorably to the Company.

On February 27, 2015, through GulfStar, Ladin sent an email to Kohler and Lasher outlining the Company’s remaining issues with the proposed deal.

Through a series of emails from March 6, 2014 through March 13, 2014, Kohler and Ladin negotiated the issues to resolution with participation from Messina and Frapart.

On March 24, 2014, JAB submitted a revised draft of the APA the Company that purported to reflect the resolution of issues.

On April 14, 2015, the Board of Directors of the Company met with Lasher from GulfStar, who presented the Opinion of GulfStar, and the Board of Directors authorized management of the Company to enter into an Asset Purchase Agreement with JAB.

On April 17, 2015 Ladin, Mihaylo, and John Palmer, who collectively own 58.5% of the issued and outstanding Common and Series A Preferred stock of the Company, executed a voting agreement to support the transaction.

On April 17, 2015, the Company and JAB executed the Asset Purchase Agreement.

On April 20, 2015, the Company announced the transaction to the public, via a Current Report on Form 8-K.

Transactions and Agreements Related to the Asset Purchase Agreement

Escrow

At closing, $700,000 of the purchase price will be deposited into an escrow account from which purchase price reductions, if any, will be paid and the escrow deposit will be held in such account for 90 days after the closing date or such longer period of time, not to exceed an additional 75 days, as needed to allow the parties to determine whether purchase price reductions should be made. The deadline for making a claim for purchase price reductions is the 80th day after the closing date (the “Escrow Claim Deadline”). If no purchase price reduction claims are made by the Escrow Claim Deadline or if purchase price reduction claims are made and resolved by the Escrow Claim Deadline, the Company will receive the escrowed funds on or around the 90th day following the closing date. Otherwise, the Company will receive the escrowed funds within five days after the last purchase price reduction claim is resolved. In connection with the escrow, the Company and the Purchaser will enter into an escrow agreement with the escrow agent. A copy of the form of this escrow agreement that is expected to entered into at the closing is included herein as ANNEX F.

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Voting Agreement

On April 17, 2015, as a condition to the Purchaser entering into the APA, certain shareholders of the Company owning in the aggregate approximately 58.5% of the issued and outstanding common and preferred stock, including the vested options of a certain shareholder, of the Company have entered into a voting agreement that (i) generally requires that the stockholders party thereto vote all of their shares of the Company’s voting stock in favor of the Asset Sale and against alternative transactions, (ii) generally requires that the stockholders party thereto take any actions necessary to cause the appointment of Mr. Mihaylo and other directors to the Company’s board of directors, (iii) includes an obligation for Mr. Mihaylo and his related entities to dismiss an existing suit against the Company and a conditional release of claims by and among the Company and the stockholders party thereto and (iv) generally requires that the stockholders party thereto not transfer their shares. In addition, in connection with the Voting Agreement, Justin McClure and Dean L. Greenberg delivered irrevocable resignations, only triggered upon the distribution of amounts received by the Company in connection with the Purchase Agreement (other than certain amounts held in escrow). A copy of this voting agreement is included herein as ANNEX D.

The shareholders who executed the Voting Agreement also granted William E. Ladin, Jr. (or whoever he may designate), pursuant to the Voting Agreement, an irrevocable proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote during the term of the Voting Agreement with respect to the shares subject to the Voting Agreement in accordance with the Voting Agreement in support of the Asset Sale.

Retention Payments

In connection with the consummation of the Asset Sale, the Company plans to make certain customary severance and certain stay bonus payments to its employees who do not transfer to the Purchaser based on years of service and importance to the functioning of the Company’s business following the closing. In order to qualify, the employee must remain with the Company until released. The Company has currently budgeted a total of $400,000 for these payments. For further information see “Proposal #1: The Asset Sale Proposal—Interests of Certain Parties in the Matters to be Acted Upon.”

Non-Competition Agreement

At the closing, the Company will enter into an two-year non-competition agreement with the Purchaser that will prohibit the Company from (i) providing the same or similar services as the Purchaser within a 150-mile radius from the Company’s and the Purchaser’s current service areas as of the closing date and (ii) soliciting past, present or future employees, customers, suppliers, agents or independent contractors of the Company and the Purchaser. A copy of the form of this non-competition agreement that is expected to be entered into at the closing is included herein as ANNEX E. Further, at Closing, William E. Ladin, Jr., our Chairman of the Board and CEO, will enter into a non-competition agreement with the Purchaser under which Mr. Ladin will be restricted for six months from conducting or engaging in the fixed wireless internet service business within a 50 mile radius of the Company’s current service area. Mr. Ladin will receive no compensation for the execution of this non-competition agreement.

Accelerated Vesting of Stock Options

If the Asset Sale is consummated, such event will be deemed to be a “Change of Control” under the Company’s currently outstanding employee and director stock options. As such, all of such stock options that were previously unvested will all automatically vest and become fully exercisable as of the closing date.

Governmental and Regulatory Approvals

The Asset Sale is contingent on obtaining the consent of the FCC to the transfer of the FCC licenses to the Purchaser

We and the Purchaser have agreed to work together to obtain these consents.

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Fairness of the Asset Sale

The Company engaged GulfStar Group, which we refer to as GulfStar, to render an opinion as to the fairness, from a financial point of view, of the consideration of $13.5 million in cash to be received by the Company pursuant to the APA. GulfStar delivered an opinion to the Board of Directors on April 14, 2015, to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken by GulfStar as described in GulfStar’s opinion, the consideration of $13.5 million in cash to be received by the Company pursuant to the APA was fair to the Company from a financial point of view.

GulfStar is one of the leading middle market investment banking firms in the United States. Their services include mergers and acquisitions, private placements, merchant banking and financial advisory services. To date, GulfStar has completed more than 600 transactions involving buyers and sellers from 30 states and 10 foreign countries.

In March of 2014 after the Company received the unsolicited offer from Crexendo to purchase all of the Company’s outstanding capital stock, William Ladin and Randall Frapart concluded, after conferring with outside counsel and members of the Board of Directors, that the Company should engage a financial advisor to assist the Company in evaluating the Crexendo offer and other strategic alternatives. The Company interviewed two investment banking firms – GulfStar and Duff & Phelps, and finally engaged GulfStar to serve as its financial advisor to evaluate and advise the Board of Directors on the Crexendo offer and other strategic alternatives, including the Asset Sale.

The full text of the written opinion of GulfStar, dated April 10, 2015, which sets forth the assumptions made, procedures followed, factors considered and limitations on the review undertaken by GulfStar in rendering its opinion, is attached as ANNEX G to this Proxy Statement and is incorporated herein by reference in its entirety. The Company encourages its shareholders to read the opinion carefully and in its entirety. GulfStar’s opinion was limited to the fairness to the Company, from a financial point of view, of the consideration of $13.5 million in cash to be received by the Company pursuant to the APA. GulfStar assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. GulfStar’s opinion was addressed to the Board of Directors and does not constitute a recommendation to any shareholder as to how such holder should vote with respect to the Asset Sale Proposal or any other matter. The summary of GulfStar’s opinion set forth in this Proxy Statement is qualified by reference to the full text of the opinion, which is attached as ANNEX G to this proxy statement.

Consideration Related to the Fairness Opinion and GulfStar’s Services

On April 8, 2014, GulfStar entered into an engagement with the Company whereby it agreed to serve as the Company’s financial advisor in connection with the unconsummated preliminary negotiations with Crexendo and to evaluate other strategic alternatives for the Company. The scope of GulfStar’s engagement included: (i) reviewing and analyzing the Company’s financial information, (ii) assisting in preparing a confidential memorandum describing the Company and its operations that could be presented to potential acquirers, (iii) identifying and communicating with potential acquirers, including assisting in the evaluation of indications of interest, terms sheets, and letters of intent, (iv) analyzing strategic alternatives and assisting with negotiations and due diligence with respect to any proposed transactions, (v) rendering an opinion regarding the fairness of a proposed transaction, and (vi) assisting in the preparation of confidential documents to be used in negotiations of any proposed transactions. As part of its engagement with the Company, GulfStar agreed to perform similar services in the event of certain future transactions, including the Asset Sale, and the negotiations and analysis leading to such transactions.

GulfStar received a $50,000 advisory fee for its services related to the preparation of the confidential memorandum and the initial exploration of strategic alternatives discussed above. The Company paid this amount in advance upon execution of the engagement letter. Upon closing the Asset Sale, the Company will owe GulfStar a $320,000 success fee for its services related to the Asset Sale; however, the $50,000 advisory fee, previously paid by the Company to GulfStar, will be credited against the $320,000 success fee. After the advisory fee credit, the total payment related to the success fee will be $270,000. The payment of this $270,000 is contingent upon closing the Asset Sale. If the Asset Sale does not close, the Company will not be required to pay this $270,000.

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Additionally, the Company owes GulfStar a fee of $100,000 in connection with GulfStar’s work to complete the fairness opinion. This $100,000 is separate and apart from the success fee. The payment of the fee related to the fairness opinion has been invoiced by GulfStar, and payment of this amount by the Company is not contingent upon the closing of the Asset Sale. The Company also agreed to reimburse GulfStar for certain expenses related to performing its services, such as printing and supplies, which amount totals $1,737. The expense reimbursement is also not contingent upon closing the Asset Sale. If the Asset Sale closes, the total amount that the Company will owe GulfStar is $371,737.

The Company determined the amount of consideration to be paid by Purchaser for the Asset Sale. GulfStar did not recommend the amount of consideration to be paid or received by the Company. Other than the above, during the last two years, there has not existed any material relationship between the Company or its affiliates and GulfStar or GulfStar’s affiliates and/or unaffiliated representatives, nor is any material relationship mutually understood to be contemplated.

Opinion of Internet America’s Financial Advisor

On April 14, 2015, Internet America’s financial advisor, GulfStar, rendered its oral opinion to Internet America’s Board of Directors (the “Board”) (which was subsequently confirmed in writing by deliver of GulfStar’s written opinion addressed to the Internet America board of directors dated the same date), as to the fairness, from a financial point of view, to the Company of the Considerations to be received in the Asset Sale.

The final value to the Company’s Shareholders will be dependent upon (i) the amount of cash on hand at the time of closing, (ii) the sale value of Internet Protocol addresses and inventory to be retained by the Company, (iii) cash received from the exercise of options, (iv) debt amounts to be repaid at the time of closing, (v) employee severance, retention, and other expenses related to the wind-down of the Company, (vi) Asset Sale fees and expenses, and (vii) management’s ability to manage the wind-down of Company operations.

GulfStar’s opinion only addresses the fairness to the Company, from a financial point of view, of the consideration to be received by the Company in the Asset Sale and does not address any other aspect or implication of the Asset Sale or any agreement, arrangement or understanding entered in connection therewith or otherwise.

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In addition, GulfStar’s opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Asset Sale, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Asset Sale or otherwise (other than the consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Asset Sale to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except as expressly set forth in the penultimate paragraph of this opinion, (iv) the relative merits of the Asset Sale as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the fairness of any portion or aspect of the Asset Sale to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Asset Sale, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Asset Sale, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Asset Sale, any class of such persons or any other party, relative to the consideration or otherwise.

The summary of GulfStar’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of GulfStar’s written opinion, which is included as ANNEX G to this Proxy Statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by GulfStar in preparing its opinion. However, neither GulfStar’s written opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and they do not constitute, advice or a recommendation to the Internet America Board of Directors, the Company, its security holders or any other party as to whether to or how to act or vote on any matter relating to the Asset Sale.

In arriving at its opinion, GulfStar, among other things:

•	reviewed a draft of the Agreement dated April 9, 2015;

•	reviewed certain publicly available business and financial information relating the Company that it deemed relevant with respect to the financial performance of the Company;

•	reviewed certain internal financial projections prepared by the senior management of the Company with respect to the future financial performance of the Company for the years ending June 30, 2015 to 2019;

•	discussed with senior management, the Board and certain of their respective representatives and advisors the business, operations, financial conditions and prospects of the Company, the Asset Sale and related matters;

•	considered the publicly available financial terms of certain transactions involving public and private companies that GulfStar deemed relevant, including such financial terms from various financial databases generally relied upon in the investment banking industry;

•	compared the financial and operating performance of the Company with publicly available financial and operating information concerning certain other public companies that GulfStar deemed relevant, including such financial and operational information from various financial databases generally relied upon in the investment banking industry;

•	reviewed the current and historical market prices and trading volumes of the common stock of the Company;

•	marketed the Company to a broad universe of potential buyers; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as GulfStar deemed appropriate.

In connection with its review, GulfStar assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. With respect to the financial forecasts that GulfStar reviewed, GulfStar has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial results and condition of the Company. GulfStar assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they are based. GulfStar relied upon and assumed, without independent verification thereof, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to GulfStar that would be material to its analyses.

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GulfStar’s opinion is necessarily based on economic, monetary, market and other conditions, and the information available to GulfStar, as of the date of its opinion. It should be understood that subsequent developments may affect GulfStar’s opinion. GulfStar did not express any opinion as to the price at which shares of common or Series A Preferred Stock may trade at any time subsequent to the announcement of the Asset Sale.

In rendering its opinion, GulfStar has assumed that the Asset Sale will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions that would be meaningful to GulfStar’s analysis. GulfStar also assumed that obtaining the necessary regulatory or third party approvals and consents for the Asset Sale will not have an adverse effect on the Company or on GulfStar’s analysis in any meaningful way.

GulfStar did not conduct any physical inspection, independent valuation or appraisal of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, and GulfStar has not been furnished with such valuation or appraisal. GulfStar did not express any opinion as to any legal, regulatory, tax, accounting, actuarial or other similar specialist matters.

GulfStar’s opinion was furnished for the use and benefit of the Board (solely in its capacity as such) in connection with its consideration of the Asset Sale and was not intended to be used for any other purpose. GulfStar’s opinion should not be construed as creating any fiduciary duty on GulfStar’s part to any party. GulfStar’s opinion was not intended to be, and did not constitute, advice or a recommendation to the Board, Internet America Board of Directors, the Company, its security holders or any other party as to whether to or how to act or vote on any matter relating to the Asset Sale.

In preparing its opinion to the Board, GulfStar performed a variety of analyses, including those described below. The summary of GulfStar’s financial analyses is not a complete description of the analyses underlying GulfStar’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither GulfStar’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. GulfStar arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, GulfStar believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

The following is a summary of the material financial analyses performed by GulfStar in connection with the preparation of its opinion rendered to the Board on April 14, 2015. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of GulfStar’s analyses.

In order to facilitate its analysis, GulfStar derived, from the consideration of $13.5 million in cash to be received by the Company pursuant to the Agreement and the Company’s trailing 12-month EBITDA as of December 31, 2014, an Implied Internet America Transaction Multiple of consideration to trailing 12-month EBITDA of 8.9x for the Asset Sale.

Selected Transactions Analysis

GulfStar considered the publicly available financial terms of certain transactions in the telecommunications sector involving public and private companies that GulfStar deemed relevant.

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The selected transactions were:

Date	Purchaser	Seller
3/17/2014	Vodafone España S.A.U.	Groupo Corporativo ONO, S.A.
8/19/2013	SageNet	Spacenet, Inc.
1/22/2013	Intermedia.net, Inc.	Telanetix, Inc.
12/6/2011	HickoryTechCorporation	IdeaOne TelecomGroup, LLC
8/1/2011	Windstream Corporation	PAETEC Holding Corp.
5/19/2011	KKR & Co. L.P.	Versatel AG
2/22/2011	Knology, Inc.	Cobridge Communications, LLC, Certain Cable Assets
5/1/2008	First Communications Inc.	FirstEnergy Telecom Services Inc.
2/25/2008	Astria Networks LP	Telecom Ottowa Holdings, Inc.
8/22/2007	Xfone, Inc.	NTS Communications, Inc.

GulfStar compared the 75th percentile, median and 25th percentile multiples for the selected transactions analysis to the corresponding implied multiple for the Asset Sale. The corresponding data were:

Indicated Multiples	Enterprise Value / TTM EBITDA
75th Percentile	8.0x
Median	6.5x
25th Percentile	5.5x

Implied Internet America Transaction Multiple	8.9x

Selected Companies Analysis

GulfStar considered certain financial data of selected publicly traded companies that GulfStar deemed relevant. In preparing this analysis, GulfStar also considered, among other things, the relative comparability of the selected companies to Internet America.

The selected companies were:

Companies
Alaska Communications Systems Group Inc.
Alteva, Inc.
AT&T, Inc.
Atlantic Tele-Network, Inc.
BCE Inc.
CenturyLink, Inc.
Cincinnati Bell Inc.
Cogent Communications Holdings, Inc.
Comcast Corporation
Consolidated Communications Holdings Inc.
EarthLink Holdings Corp.
Fairpoint Communications, Inc.
Frontier Communications Corporation
Hawaiian Telecom Holdco, Inc.
Level 3 Communications Corp.

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NTELOS Holdings Corp.
Platinum Communications Corp.
Rogers Communications Inc.
Shenandoah Telecommunications Co.
SMTP, Inc.
Telephone & Data Systems, Inc.
Tower Steam Corporation
United Online, Inc.
United States Cellular Corporation
Verizon Communications Inc.
Windstream Holdings, Inc.

GulfStar compared the 75th percentile, median and 25th percentile multiples for the selected companies analysis to the corresponding implied multiple for the Asset Sale. The corresponding data were:

Indicated Multiples	Enterprise Value / TTM EBITDA
75th Percentile	9.1x
Median	7.8x
25th Percentile	6.7x

Implied Internet America Transaction Multiple	8.9x

Based upon and subject to the foregoing qualifications, including the various assumptions and limitations set forth above and in ANNEX G, it is GulfStar’s opinion that, on the date of its fairness opinion letter, the consideration to be paid to the Company in the Asset Sale is fair, from a financial point of view.

Effects of the Asset Sale

If we complete the Asset Sale, we will cease our current business and will not engage in any other business activities other than selling our marketable retained assets and winding down and liquidating the Company. Assuming the Liquidation is approved by the shareholders at the Special Meeting, we will wind up the affairs of the Company and liquidate its assets in accordance with the Plan of Liquidation. The Company will continue its corporate existence at least until the escrowed portion of the purchase price is released.

The following table sets forth management’s current expectations and estimate of the potential use of the proceeds from the Asset Sale. The three columns denoting time-frames in the table below demonstrate the allocation and use proceeds from the Asset Sale, as currently contemplated by management of the Company, over the delineated time periods in the process of winding down and liquidating the Company. These time periods assume a complete liquidation at 18 months. However, the time periods may be subject to change depending on the ability of management to wind down and liquidate the Company more quickly or more slowly than anticipated by management. The Company intends to complete the winding down and liquidation of the Company as quickly as is practicable, but the Company has not yet determined an expected completion date for the winding down and liquidation of the Company.

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	Use of Proceeds from the Asset Sale
Note*	Description	Within 30 days of Closing (16)	Within 3- 5 months of Closing (17)	Within 6 to 18 months of Closing (18)	Total
1	Cash Purchase Price ($12,800,000 at closing & $700,000 in escrow)	$12,800,000	700,000		$13,500,000
2	Projected Cash from Exercise of Options	440,463			440,463
3	Cash from sale of Inventory and IP addresses		200,000	100,000	300,000
4	Cash on hand at closing	3,500,000			3,500,000
5	Cash retained for winddown and future distributions.	(350,000)	100,000	250,000	0
6	Payoff of Cumulative Series A Preferred Dividend	(1,212,000)			(1,212,000)
7	Payoff of Accounts Payable and other accrued liabilities	(450,000)			(450,000)
8	Payoff of Debt			(193,334)	(193,334)
9	Employee Retention Program	(400,000)			(400,000)
10	Transaction expenses including Legal Fees, Fairness Opinion & Deal Commission	(500,000)			(500,000)
11	Post-Closing Costs		(200,000)	(50,000)	(250,000)
12	Contingency		(50,000)	(50,000)	(100,000)
13	Anticipated Distribution of Remaining Cash to Shareholders	$13,828,463	750,000	56,666	$14,635,129
14	Total Shares	20,559,516	20,559,516	20,559,516	20,559,516
15	Anticipated Per Share Distribution to Shareholders	$0.673	$0.036	$0.003	$0.712

_______________

*	The following notes represent management’s expectations and current estimates of the potential use of the proceeds from the Asset Sale as represented in the Use of Proceeds Table above. The information is based on the account balances as of March 31, 2015.

1.	The base purchase price for the Asset Sale is $13.5 million. This Use of Proceeds table assumes that there are no downward purchase price adjustments or other post-closing claims against the Company.

2.	This amount represents the exercise of the maximum vested options of the Company.

3.	This amount represents an estimate for selling of certain assets that were excluded from the Asset Sale, including 50,000 IP address and Inventory.

4.	This amount represents the Company’s anticipated cash on hand at the closing.

5.	This amount represents amount of cash on hand at closing that is being retained for an orderly wind down.

6.	This represents a payoff of the accumulated and unpaid dividends of the Series A Preferred Stock. The amount is the estimate on June 30, 2015.

7.	This amount represents an estimate of accounts payables and accrued liabilities at the time of the close for expenses incurred before the closing date. The accrued liabilities are for property and franchise taxes, normal wages and benefits, and unpaid operating expenses as of the close date.

8.	This amount represents the final installment of indebtedness for an acquisition made by the Company on November 1, 2013 that is due November 1, 2016.

9.	This amount represents the estimated cost of the retention plan for all employees who are not offered employment by the Purchaser, including key employees of the Company and its executive officers who are needed to be employed at least until the sale closes and possibly afterwards.

10.	Includes estimated costs of legal, accounting, financial advisory and other fees associated with the Asset Sale including the fairness opinion and a commission on the transaction.

11.	This amount represents operating costs for a post-transaction wind down period estimated to be 3 to 5 months after the closing of the Asset Sale, and then from month 6 to month 18 after the closing of the Asset Sale.

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12.	Represents a contingency for unidentified costs, purchase price adjustments or additional wind-down expenses.

13.	Represents management’s current estimate of net cash available for distribution at various times after the closing.

14.	Amount represents common shares (including common stock and conversion of outstanding shares of Series A Preferred Stock into common stock) and exercise of the maximum vested options of the Company.

15.	Represents management’s current estimate of net price per share available at various times after closing.

16.	This column represents the estimated time period covering the currently anticipated payment of the majority of the Company’s liabilities and the initial liquidating distribution to shareholders following the Asset Sale.

17.	This column represents the estimated time period covering the currently anticipated payments of certain liabilities and reserves incident to the winding down and liquidating of the Company.

18.	This column represents the estimated time period covering the currently anticipated payments of and reserves for contingencies until the final liquidation and filing of the Certificate of Termination of the Company.

Dissenters’ Right of Appraisal

General. If you hold one or more shares of Company common stock or Series A Preferred stock, collectively referred to as “Company stock”, you are entitled to dissenters’ rights under Texas law and have the right to dissent from the Asset Sale and have the fair value of your shares of such Company stock determined through an appraisal paid to you in cash. The appraised fair value may be more or less than the value of the shares of Company stock and cash, if any, to be realized in connection with the Asset Sale and Plan of Liquidation. If you are contemplating exercising your right to dissent, we urge you to read carefully the provisions of Subchapter H, Chapter 10 of the Texas Business Organizations Code (§§10.351 through 10.368), a copy of which is included in ANNEX C to this proxy statement (the “Dissenters’ Rights Statutes”), and consult with your legal counsel before electing or attempting to exercise these rights. The following discussion describes the steps you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law carefully.

How to Exercise and Perfect Your Right to Dissent. To be eligible to exercise your right to dissent to the Asset Sale:

•	you must, prior to the Special Meeting, provide the Company with a written objection to the Asset Sale that states that you will exercise your right to dissent if the Asset Sale is completed and that provides an address to which the Company may send a notice if the Asset Sale is completed;

•	you must vote your shares of Company stock against the Asset Sale;

•	you must, not later than the 20th day after the Company sends you notice that the Asset Sale was completed, provide the Company with a written demand for payment that states the number and class of shares of Company stock you own, your estimate of the fair value of such stock and an address to which a notice relating to the dissent and appraisal procedures may be sent; and

•	you must, not later than the 20th day after the date on which you make written demand for payment, submit to the Company your certificates representing Company common stock and Series A Preferred Stock to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of your certificates representing Company stock has been made.

If you intend to dissent from the Asset Sale, you must send your written objection to:

Internet America, Inc.

2010 Rothway Street, Suite 100

Houston, Texas 77040

Attention: President and Secretary

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If you fail to vote your shares of Company stock at the Special Meeting against the approval of the Asset Sale Proposal, you will lose your right to dissent from the Asset Sale. You will instead receive the cash distributions described in the Plan of Liquidation. If you comply with the first two items above and the Asset Sale is completed, the Company will send you a written notice advising you that the Asset Sale has been completed. The Company must deliver this notice to you within ten days after the Asset Sale is completed.

Your Demand for Payment. If you wish to receive the fair value of your shares of Company stock in cash, you must, within 20 days of the date the notice that the Asset Sale was completed was delivered or mailed to you by the Company, send a written demand to the Company for payment of the fair value of your shares of Company stock. The fair value of your shares of Company stock will be the value of the shares on the day immediately preceding the Asset Sale, excluding any appreciation or depreciation in anticipation of, or as a result of, the Asset Sale. Your written demand and any notice addressed to the Company must be sent to:

Internet America, Inc.

2010 Rothway Street, Suite 100

Houston, Texas 77040

Attention: President and Secretary

Your written demand must state how many shares of Company stock you own and your estimate of the fair value of your shares of Company stock. If you fail to send this written demand to Company within 20 days of Company’s delivery or mailing of notice that the Asset Sale was completed, you will be bound by the Asset Sale and you will not be entitled to receive a cash payment representing the fair value of your shares of Company stock. Instead, you will instead receive the cash distributions pursuant to the Plan of Liquidation.

In addition, not later than the 20th day after the date on which you make written demand for payment, you must submit to the Company your certificates representing Company stock to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of your certificates representing Company stock has been made. If you fail to submit your certificates within the required period, it will have the effect of terminating, at the option of the Company, your right to dissent and appraisal unless a court, for good cause shown, directs otherwise.

The Company’s Actions Upon Receipt of Your Demand for Payment. Within 20 days after the Company receives your demand for payment and your estimate of the fair value of your shares of Company stock, the Company must send you written notice stating whether or not it accepts your estimate of the fair value of your shares.

If the Company accepts your estimate, the Company will notify you that it will pay the amount of your estimated fair value within 90 days of the Asset Sale being completed. The Company will make this payment to you only if you have surrendered the share certificates representing your shares of Company stock, duly endorsed for transfer, to the Company.

If the Company does not accept your estimate, the Company will notify you of this fact and will make an offer of an alternative estimate of the fair value of your shares. If you elect to accept this offer, you must do so within 90 days of the Asset Sale being completed and the Company must make the payment within 120 days of the Asset Sale being completed.

Payment of the Fair Value of Your Shares of Company Stock Upon Agreement of an Estimate. If you and the Company have reached an agreement on the fair value of your shares of Company stock within 90 days after the Asset Sale is completed, the Company must pay you the agreed amount within 120 days after the Asset Sale is completed, but only if you have surrendered the share certificates representing your shares of Company stock, duly endorsed for transfer, to the Company.

Commencement of Legal Proceedings if a Demand for Payment Remains Unsettled. If you and the Company have not reached an agreement as to the fair market value of your shares of Company stock within 90 days after the Asset Sale is completed, you or the Company may, within 60 days after the expiration of the 90 day period, commence proceedings in Harris County, Texas, asking the court to determine the fair value of your shares of Company stock. The court will determine if you have complied with the dissent provisions and if you have become entitled to a valuation of and payment for your shares of Company stock. The court will appoint one or more qualified persons to act as appraisers to determine the fair value of your shares. The appraisers will determine the fair value of your shares and will report this value to the court. The court will consider the report, and both you and the Company may address the court about the report. The court will determine the fair value of your shares and direct the Company to pay that amount, plus interest, which will begin to accrue 91 days after the Asset Sale is completed.

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Rights as a Shareholder. If you have made a written demand on the Company for payment of the fair value of your shares of Company stock, you will not thereafter be entitled to vote or exercise any other rights as a shareholder except the right to receive payment for your shares as described herein and the right to maintain an appropriate action to obtain relief on the ground that the Asset Sale would be or was fraudulent. In the absence of fraud in the transaction, your right under the dissent provisions described herein is the exclusive remedy for the recovery of the value of your shares or money damages with respect to the Asset Sale.

Withdrawal of Demand. If you have made a written demand on the Company for payment of the fair value of your Company stock, you may withdraw such demand at any time before payment for your shares has been made or before a petition has been filed with a court for determination of the fair value of your shares. If you withdraw your demand or are otherwise unsuccessful in asserting your dissenters’ rights, you will be bound by the Asset Sale and your status as a shareholder will be restored without prejudice to any corporate proceedings, dividends or distributions which may have occurred during the interim.

Income Tax Consequences. See “Certain U.S. Federal Income Tax Considerations” below for a discussion on how the federal income tax consequences of your action will change if you elect to dissent from the Asset Sale.

Interests of Certain Parties in the Matters to be Acted Upon

In considering the recommendation of the Board of Directors to vote to approve the Asset Sale Proposal, our shareholders should be aware that our directors and executive officers have financial interests in the consummation of the Asset Sale that may be in addition to, or different from, the interests of our shareholders generally. The Board of Directors was aware of and considered these potential interests, among other matters, in evaluating and negotiating the Asset Sale and APA and in recommending to our shareholders that they approve the Asset Sale Proposal. Our shareholders should take these interests into account in deciding whether to vote “FOR” the Asset Sale Proposal. The following discussion describes the different contractual arrangements and other rights of our executive officers and directors in connection with the Asset Sale. For further discussion of the compensation and benefits that our named executive officers will receive as a result of the Asset Sale, please see the discussion under “Proposal #3: Advisory Vote on Change of Control Compensation” below.

Retention Payments

In connection with the consummation of the Asset Sale, the Company plans to make certain customary severance and certain stay bonus payments to its employees who do not transfer to the Purchaser based on years of service and importance to the functioning of the Company’s business following the closing. In order to qualify, the employee must remain with the Company until released. The Company has currently budgeted a total of $400,000 for these payments. A portion of these payments will be made to the executive officers of the Company as follows:

William E. Ladin, Jr.	$93,463
Randall J. Frapart	$26,282
Raymond L. Horn	$30,332

Accelerated Vesting of Stock Options

If the Asset Sale is consummated, such event will be deemed to be a “Change of Control” under the Company’s currently outstanding employee and director stock options. As such, all of such stock options that were previously unvested will all automatically vest and become fully exercisable as of the closing date. Members of the Board of Directors and the Company’s executive officers will benefit from this accelerated vesting event. Specifically, the table below sets forth the number of unvested options held by the Company’s directors and executive officers that will become vested as a result of the consummation of the Asset Sale:

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William E. Ladin, Jr.	300,000
Justin McClure	50,000
Randall J. Frapart	75,000
Raymond L. Horn	11,250

Anticipated Accounting Treatment

Following the consummation of the Asset Sale, we will derecognize the sold assets from our consolidated balance sheet and will record a gain on the sale equal to the difference between the aggregate consideration received and the Company’s book value of net assets sold.

U.S. Federal Income Tax Consequences of the Asset Sale

See “Certain U.S. Federal Income Tax Considerations” below.

Expected Consummation of the Asset Sale

We expect to consummate the Asset Sale as soon as practicable after all of the closing conditions in the APA, including approval of the Asset Sale Proposal by our shareholders, have been satisfied or waived. Subject to the satisfaction or waiver of these conditions, we expect the Asset Sale to close on or before July 15, 2015. However, there can be no assurance that the Asset Sale will be consummated at all or, if consummated, when it will be consummated.

Reasons and Recommendation

The Board of Directors has approved the Asset Sale and the terms and provisions of the APA and recommends approval thereof by the Company’s shareholders. In making its determination to approve and to recommend the Asset Sale for approval by the Company’s shareholders, the Board of Directors consulted with the Company’s management and its accounting and legal advisers and also considered a number of factors. In particular, the Board of Directors considered the Fairness Opinion of GulfStar.

The Board of Directors believes it to be in the best interests of, and fair to, the Company and its shareholders. In particular, the Board of Directors considered the following factors in making its determinations and recommendations:

•	To date, the Company has not been able to find a viable strategic merger partner.

•	After an exhaustive marketing process conducted by GulfStar, the Purchaser was the only interested party, with Crexendo bowing out of the process.

•	The Asset sale represents the highest value and best terms available and the Purchaser demonstrated great interest in proceeding aggressively to consummate the Asset Sale.

•	The Asset Sale represents a unique opportunity for all shareholders of the Company to realize the full value of their ownership stake in the Company in cash from the consummation of single transaction rather than waiting for the current illiquid, inefficient market in the Company’s stock to offer the same opportunity.

THE ASSET PURCHASE AGREEMENT

General

On April 17, 2015, we entered into the APA with the Purchaser, pursuant to which we have agreed, subject to specified terms and conditions, including approval of the Asset Sale Proposal by our shareholders at the Special Meeting, to sell to the Purchaser substantially all of the Company’s operating assets.

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Assets Being Sold to the Purchaser

The following categories of Company assets used in the operation of our business will be sold to the Purchaser at the closing of the Asset Sale: (i) rights to service subscribers and receive subscriber payments, (ii) tower leases, (iii) equipment attached to its leased towers and other equipment used in connection with the Company Services, (iv) vehicles and vehicle leases used in connection with the Company Services, (v) intellectual property assets used in connection with the Company Services, including approximately 150,000 IP addresses, (vi) FCC licenses and other state and federal licenses used in connection with the Company Services, (vii) certain furniture, fixtures, computers, laptops and software, (viii) accounts receivable for Company Services that are not more than 60 days past due, (ix) subscriber payments for Company Services received by the Company after the effective date of the Asset Sale but before the closing date, (x) prepayments arising out of subscriber credit card auto pay accounts and (xi) certain real property located in Victoria, Texas.

Assets Being Retained by the Company

The following categories of Company assets will not be sold to the Purchaser at the closing of the Asset Sale and will be retained by the Company include: (i) cash, (ii) inventory not included in the transferred assets, (iii) accounts receivable that are more than 60 days past due, (iii) the Company name and all of its trademarks, (iv) approximately 50,000 IP addresses designated by the Company, (v) furniture and fixtures not included in the transferred assets, (vi) software, laptops and desktop computers not included in the transferred assets, (vii) net operating loss carryforwards and deferred tax assets and (viii) certain other designated assets.

Liabilities Being Assumed by the Purchaser

The following categories of Company liabilities associated with the Company assets being sold to Purchaser will be assumed the Purchaser at the closing of the Asset Sale: (i) the obligation to provide service to subscribers, (ii) tower leases, (iii) vehicle leases, (iv) the Company’s office leases in Houston, Texas and Pryor, Oklahoma, (v) deferred revenue, (vi) certain data leases and telecom circuit contracts, (vii) unpaid vacation and sick leave for transferring employees and (viii) the Purchaser’s prorated share of the personal property taxes.

Liabilities Being Retained by the Company

All Company liabilities that are not assumed by the Purchaser at the closing of the Asset Sale will be retained by the Company.

Purchase Price

The consideration for the Asset Sale is $13.5 million, subject to certain adjustments which are more specifically described in the APA and elsewhere in this proxy statement. At closing, $700,000 of the purchase price will be placed in escrow. The balance of escrow funds which have not been used to satisfy purchase price reductions or other claims will be released to the Company on the later of (i) the 90th day following the closing date or (ii) five days after the last purchase claim is resolved.

Closing

We expect to close the Asset Sale on or before June 30, 2015. We cannot complete the Asset Sale until we satisfy a number of conditions, which include approval of the Asset Sale by our shareholders at the Special Meeting and certain governmental and third party consents. The effective date of the Asset Sale will be the first day of the month in which the closing occurs.

Representations and Warranties Made by the Company

A number of what the Company believes is standard representations and warranties are made by the Company to the Purchaser in the APA, including a fairly extensive set of representations and warranties covering the Company’s FCC licenses and permits. Other categories covered by the Company’s representations and warranties include: corporate organization and authorization, contracts, consents required, insurance, financial statements, liabilities, litigation, title to assets, tax matters, employee matters, real estate matters and quality of the tangible personal property being transferred. It is a condition to the Purchaser’s obligation to complete the Asset Sale that these representations and warranties be true and correct at the time of closing. In addition, in certain circumstances discussed elsewhere in this proxy statement, if the Purchaser discovers a breach of these representations and warranties after the closing, such breach may give rise to an indemnification claim against the Company.

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Conduct of Business Prior to Closing

In connection with the APA, we have agreed to continue to through the closing date (i) operate our business in the ordinary course of business consistent with past practice, (ii) maintain and preserve intact our business and to preserve the rights, goodwill and employee and other business relationships and (iii) promptly notify the Purchaser in writing of any material adverse event affecting the Company, the receipt of any notice from a governmental authority or court concerning the Asset Sale, any legal actions commenced or threatened against the Company and the Company’s exercise of its right to withhold, withdraw, amend or modify its approval of the APA in connection with a third party acquisition proposal.

Access to Company Information

Through the closing date, (i) the Purchaser will have access to the Company’s facilities, properties, assets, premises, books and records, contracts and other documents and data related to ur business and (ii) the Company will furnish the Purchaser with such financial, operating and other data and information related to our business as the Purchaser may request.

No Solicitation of Acquisition Proposals

The Company has agreed not to solicit any acquisition proposal until the date of closing or the proper termination of the APA except that the Company does have the right to withhold, withdraw, amend or modify its approval of the APA if (i) it receives a bona fide unsolicited written acquisition proposal that the Board of Directors believes in good faith is reasonably likely to be consummated and would result in a transaction more favorable to Company’s shareholders from a financial point of view or (ii) the Board of Directors reasonably concludes in good faith that taking such action is required in order to comply fiduciary obligations to the Company’s shareholders under applicable Texas law.

Confidential Information

The Company and the Purchaser have agreed to keep non-public information it receives concerning the other party to the APA confidential for a period of 18 month following the closing date.

FCC Licenses

The Company and the Purchaser have agreed to work together in connection with completing and filing the assignment application for the FCC licenses needed by the Purchaser to provide the Company Services after the closing and, if necessary, to request reconsideration of any denial of such applications before the denial becomes a final order. The Company has also agreed not to transfer or grant any rights with respect to the Company’s FCC licenses.

Voting Agreement

On April 17, 2015, as a condition to the Purchaser entering into the APA, certain shareholders of the Company owning in the aggregate approximately 58.5% of the issued and outstanding common and preferred stock, including the vested options of a certain shareholder, of the Company have entered into a voting agreement that (i) generally requires that the stockholders party thereto vote all of their shares of the Company’s voting stock in favor of the Asset Sale and against alternative transactions, (ii) generally requires that the stockholders party thereto take any actions necessary to cause the appointment of Mr. Mihaylo and other directors to the Company’s board of directors, (iii) includes an obligation for Mr. Mihaylo and his related entities to dismiss an existing suit against the Company and a conditional release of claims by and among the Company and the stockholders party thereto and (iv) generally requires that the stockholders party thereto not transfer their shares. In addition, in connection with the Voting Agreement, Justin McClure and Dean L. Greenberg delivered irrevocable resignations, only triggered upon the distribution of amounts received by the Company in connection with the Purchase Agreement (other than certain amounts held in escrow). A copy of this voting agreement is included herein as ANNEX D.

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Conditions to Closing - Purchaser

The obligation of the Purchaser to consummate the Asset Sale is subject to the satisfaction or waiver of a number of conditions on or prior to the closing. Such conditions include the approval of the Asset Sale by our shareholders at the Special Meeting and obtaining consents to the transfer of the FCC licenses and consents to the transfer of those tower leases required to provide service to not less than 75% of the Company’s subscribers. Additional closing conditions include: the Company’s representations and warranties being true as of the closing date, the Company having performed its obligations under the APA, there being no litigation prohibiting the consummation of the Asset Sale, the Company having delivered certain compliance certificates, the Company having delivered certain accounts receivable statements, the Company having obtained the release of all liens on any acquired assets and the Company having made certain additional closing deliveries, including bills of sale, consents to the assignment of the vehicle leases, warranty deeds for the real estate being acquired, the non-competition agreement discussed below, a secretary’s certificate, and keys and lock combination codes.

Conditions to Closing - Company

The obligation of the Company to consummate the Asset Sale is subject to the satisfaction or waiver of a number of conditions on or prior to the closing. Such conditions include the approval of the Asset Sale by our shareholders at the Special Meeting. Additional closing conditions include: the Purchaser’s representations and warranties being true as of the closing date, the Purchaser having performed its obligations under the APA, there being no litigation prohibiting the consummation of the Asset Sale, the Purchaser having delivered certain compliance certificates, the Company having transferred the escrow deposit into the escrow account, the Company having transferred the remainder of the purchase price to the Company, and the Purchaser having made certain additional closing deliveries, including a liability assumption agreement and a secretary’s certificate.

Certain Additional Post-Closing Obligations

To the extent that the Asset Sale is consummated without the parties having received all consents to the assignment of Company contracts and certain other assets that are to be transferred to the Purchaser, the Company will be required to (i) use its commercially reasonable best efforts to deliver such consents to the Purchaser and to assist the Purchaser in obtaining such consents and (ii) until such consents are obtained, will make the necessary arrangement, if permissible, to provide the Purchaser the benefits of such contracts through subcontracting or otherwise. Through Mr. Ladin, the Company will be required to provide the Purchaser with certain transition services for a period of 30 days after the closing of the Asset Sale for no additional consideration. It is also contemplated that the Company and the Purchaser will enter into a transition services agreement at the closing pursuant to which the Company will provide the Purchaser with access to certain Company employees to provide transition services provided that the Company is reimbursed for all of its out-of pocket costs and expenses incurred in connection therewith. After the closing of the Asset Sale, the Company and the Purchaser are required to work together to ensure that the payments for all accounts receivable made after the closing date are ultimately received by the appropriate party given that the Purchaser is acquiring accounts receivable not more than 60 days past due and the Company is retaining those accounts receivable that are more than 60 days past due. In addition, after the closing date, if the Asset Sale is consummated without the Company having received all of the consents to the assignment of the tower leases at the closing, the Company has agreed to use commercially reasonable efforts to obtain such tower lease transfer consents within 80 days following the closing.

Non-Competition Agreement

At the closing, the Company will enter into an two-year non-competition agreement with the Purchaser that will prohibit the Company from (i) providing the same or similar services as the Purchaser within a 150-mile radius from the Company’s and the Purchaser’s current service areas as of the closing date and (ii) soliciting past, present or future employees, customers, suppliers, agents or independent contractors of the Company and the Purchaser. A copy of the form of this non-competition agreement that is expected to be entered into at the closing is included herein as ANNEX E. Further, at Closing, William E. Ladin, Jr., our Chairman of the Board and CEO, will enter into a non-competition agreement with the Purchaser under which Mr. Ladin will be restricted for six months from conducting or engaging in the fixed wireless internet service business within a 50 mile radius of the Company’s current service area. Mr. Ladin will receive no compensation for the execution of this non-competition agreement.

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Post-Closing Indemnification

The APA requires that, after the closing, the Company indemnify and hold the Purchaser harmless from damages arising out of the following categories of claims: (i) a breach of any representation, warranty or other agreement contained in the APA, (ii) any Company liability retained by the Company and (iii) any violation of the Communications Act of 1934, as amended, and the rules and regulations of the FCC and any similar state rules and regulations that occurred or relate to the period prior to the closing date. Indemnification claims must be made prior to the 18-month anniversary of the closing date other than claims based on the breach of the tax matters representations, which will survive through the applicable statute of limitations period. In addition, indemnification claims are subject to a $50,000 deductible and an aggregate limit of $3,000,000. The following exceptions shall not apply to any limitations: the parties’ aggregate liability for willful and intentional misrepresentation or fraudulent activity.

Employees

The Purchaser currently plans to offer to employ certain specified employees of the Company following the closing. To the extent that such employees accept employment with the Purchaser, the Purchaser will be responsible for all unpaid vacation and sick pay of such employees. The Company will remain responsible for all severance, separation, deferred compensation and similar employee benefits for all Company employees who are not offered employment by the Purchaser.

Termination of the APA

Either the Company or the Purchaser may terminate the APA by their mutual written consent or (i) if the approval of the Company’s shareholders is not obtained by June 30, 2015, (ii) if the Asset Sale is not consummated by June 30, 2015 provided that the terminating party is not the cause for the failure of the Asset sale to be consummated by such date, (iii) there has been a material adverse change in the Company’s Internet services revenue after the date of the APA, (iv) any action is taken by the shareholders of the Company, the shareholders of the Purchaser or other third parties to enjoin the Asset Sale or the shareholders of either party files a legal action against such party, or (v) a governmental authority has permanently restrained, enjoined or otherwise prohibited the Asset sale from being consummated.

Further, the Purchaser may terminate the agreement (i) if the Company exercises its right to withhold, withdraw, amend or modify its approval of the APA in connection with a third party acquisition proposal, (ii) if any condition to the Purchaser’s obligations become incapable of being fulfilled other than as a result of the material breach of the APA by the Purchaser or (iii) if there has been a breach by the Company of any of its material representations, warranties or covenants or agreements contained in the APA

Likewise, the Company may terminate the agreement(i) if any condition to the Company’s obligations become incapable of being fulfilled other than as a result of the material breach of the APA by the Purchaser or (ii) if there has been a breach by the Purchaser of any of its material representations, warranties or covenants or agreements contained in the APA.

If the APA is properly terminated in accordance with its terms, the APA shall then become null and void and neither the Company nor the Purchaser shall have any liability or obligation under the APA except in the case of a proper termination by the Purchaser due to the Company exercising its right to withhold, withdraw, amend or modify its approval of the APA in connection with a third party acquisition proposal.

Termination Fee

Under certain limited circumstances, one of the parties may owe a termination fee to the other party. Specifically, if all of the closing conditions occur and if (i) the Company fails to make the closing deliveries required of it under the APA, (ii) the Company terminates the APA without the right to do so under the APA, (iii) the Purchaser properly terminates the APA as a result of the material breach by the Company or (iv) the Purchaser properly terminates the APA as a result of the Company exercising its right to withhold, withdraw, amend or modify its approval of the APA in connection with a third party acquisition proposal, the Company shall owe the Purchaser, as liquidated damages, a termination fee equal to $500,000. Likewise, if (i) the Purchaser fails to make the closing deliveries required of it under the APA, (ii) the Purchaser terminates the APA without the right to do so under the APA or (iii) the Company properly terminates the APA as a result of the material breach by the Purchaser, the Purchaser shall owe the Company, as liquidated damages, a termination fee equal to $1,000,000

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Survival of Representations and Warranties

The representations and warranties of the Company and the Purchaser contained in the APA shall survive for 18 months after the closing date.

Governing Law; Venue Selection

The APA is governed by, and construed under, the internal the laws of the State of Texas without reference to principles of conflicts or choice of laws. All disputes, claims and controversies under the APA must be brought in the exclusive forum of the county courts of Dallas-Fort Worth, Texas if the dispute is initiated by the Company and Houston, Texas if the dispute is initiated by the Purchaser.

The Board recommends a vote “FOR” the Asset Sale Proposal.

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PROPOSAL #2: PLAN OF LIQUIDATION PROPOSAL

Reasons for the Liquidation Proposal

At the Special Meeting, we are asking our shareholders to consider and vote on a proposal to liquidate the Company (the “Liquidation”) pursuant to the Plan of Liquidation effective and conditioned upon the consummation of the Asset Sale. Once we have sold substantially all of our operating assets in connection with the Asset Sale and given the fact that we will enter into a non-competition agreement covering post-closing periods, there is no reason for the Company to incur the additional expenses associated with maintaining its corporate existence. Further, by making the distribution of assets in connection with a liquidation, most of our shareholders will receive capital gains treatment on any gain from the liquidation as opposed to ordinary dividend treatment were we to make a distribution without dissolving. In light of this, the Board of Directors believes that it is in the best interests of the Company and its shareholders to liquidate and dissolve the Company following consummation of the Asset Sale, wind up and terminate the business of the Company, and distribute its remaining assets in accordance with the terms of the Plan of Liquidation.

Attached as ANNEX C to this proxy statement is the Plan of Liquidation.  The material features of the Plan of Liquidation, and other information regarding the winding up of the Company, are summarized below.  The following summary of the Plan of Liquidation is not a complete summary and is subject in all respects to the provisions of, and is qualified by reference to, the Plan of Liquidation.  Shareholders are urged to read the Plan of Liquidation in its entirety.

The Board views the Asset Sale and the Plan of Liquidation as part of one transaction. The Liquidation and the Plan of Liquidation have been approved by our Board of Directors, subject to shareholder approval.

Summary of Plan of Liquidation

The Plan of Liquidation is conditioned on the consummation of the Asset Sale and obtaining approval of the Plan of Liquidation from shareholders that hold at least two-thirds (2/3) of the Company’s issued and outstanding shares of common stock and Series A Preferred stock (on an as converted basis) voting as a single class.  Pursuant to the Plan of Liquidation, if the Liquidation is approved but (i) the Asset Sale is not authorized by our shareholders or (ii) the Asset Sale is not consummated, then the Plan of Liquidation will not be effective and the Liquidation will not occur. In that event, our Board of Directors, in discharging its fiduciary obligations to our shareholders, will evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to our shareholders as the Asset Sale and the Liquidation together. This may include remaining an operating company, which may reduce amounts available to shareholders in the event of a later liquidation. Any future sale of substantially all of the assets of the Company, revocation of the Plan of Liquidation, or other transactions may be subject to further shareholder approval.

If our shareholders do not approve the Plan of Liquidation, we will still complete the Asset Sale if it is authorized by our shareholders and the other conditions to closing of the Asset Sale are satisfied or waived. In that case, we will have transferred all of our operating assets to the Purchaser and expect to have no operations to generate revenue. We would likely continue to ask the shareholders to approve the Plan of Liquidation, in a separate special meeting of shareholders called for that purpose. In any event, with no operating assets with which to generate revenues and no Plan of Liquidation approved, we would use the cash received from the Asset Sale, as well as our other cash, to pay off our indebtedness, and pay ongoing operating expenses instead of having the potential to make distributions to our shareholders. We would have no material business or operations after the Asset Sale and will have retained only those employees required to maintain our corporate existence, satisfy our public company reporting obligations and wind down the Company. Our Board of Directors would have to evaluate our alternatives, including the possibility of investing the cash received from the Asset Sale in another operating business. These alternatives may not be as favorable to our shareholders as the Plan of Liquidation.

Overview of the Plan of Liquidation

The principal terms of the Plan of Liquidation provide for:

•	The voluntary liquidation of the Company and the winding up of its business and affairs in accordance with Texas law; and

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•	The distribution to the Company’s shareholders of the Company’s remaining assets, if any.

The Plan of Liquidation provides for the Company to take such steps as the Board of Directors, in its absolute discretion, deems necessary, appropriate, or advisable in order to liquidate the Company’s operations, including the following:

•	the collection and sale of all or substantially off the Company’s non-cash assets, in one or more transactions, including the Asset Sale (subject to approval of the Asset Sale by the shareholders of the Company);

•	the payment of the Company’s outstanding liabilities and obligations, or, if the assets of the Company are not sufficient to discharge all of its liabilities and obligations, to apply the Company’s assets, to the extent possible, to the just and equitable discharge of such liabilities and obligations;

•	the making of any provisions as are reasonably likely to be sufficient to provide compensation for any claims against the Company;

•	the distribution of the Company’s assets to its shareholders

•	the continuation of the Company’s business in whole or in part for the limited period necessary to avoid unreasonable loss of the Company’s property or business, including the maintenance of the Company’s existence for the purposes of seeking a combination or merger;

•	the sending of written notice to each known claimant against the Company;

•	the prosecution or defense of any action against the Company;

•	the cessation of the Company’s business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business; and

•	the establishment of and transfer of assets to a liquidating trust.

Cessation of Business Activities

If the shareholders approve the liquidation of the Company pursuant to the Plan of Liquidation and we close on the Asset Sale, we will cease to do business and will not engage in any business activities except for dealing with post-closing matters and for the purpose of liquidating our remaining assets, paying any debts and obligations, distributing the remaining assets to shareholders, and doing other acts required to liquidate and wind up our business and affairs. We will pay or make provision for payment of our known or reasonably ascertainable liabilities that have been incurred or are expected to be incurred prior to liquidation, and may establish a contingency reserve or a liquidating trust, to the extent deemed necessary by our Board of Directors in its absolute discretion. After that, we will distribute the remaining assets to our shareholders in proportion to their shareholder interest (as further described above).

Distributions to Shareholders

Our Board of Directors will determine, in its sole discretion and in accordance with the Plan of Liquidation and applicable law, the timing of, the amount of, the kind of and the record dates for all distributions to be made to shareholders. Our Board of Directors may declare one or more cash distributions to our shareholders prior to the filing of the Certificate of Termination. However, while we have included estimates of the distribution payments that we currently expect to make under the Plan of Liquidation, our Board of Directors has not yet established a firm timetable for such distributions or fixed the amount of such distributions. No assurances can be made as to the ultimate amounts to be distributed or the timing of any distributions. We expect that our Board of Directors will, subject to uncertainties inherent in the winding up of our business, make a final liquidating distribution as promptly as practicable after the escrowed funds are released to the Company. However, no assurances can be given either as to the ultimate amounts available for such distribution, or as to the timing of such distribution.

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Government Approvals

No U. S. federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation and liquidation of the Company, except for filing the Certificate of Termination and compliance with applicable (a) Texas law; (b) rules and regulations of the SEC; and (c) the Internal Revenue Code (the “Code”).

Deregistering the Company

If the Company’s shareholders approve the Asset Sale and Plan of Liquidation, the Company plans to take all necessary steps, as soon as is practicable, to deregister its shares of common stock under and suspend its periodic reporting obligations under the Exchange Act in connection with the Liquidation and as and when permitted under the SEC’s regulations and by other applicable law and regulations.

Expenses

In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Liquidation, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of the Plan of Liquidation.

Indemnification

The Plan of Liquidation requires the Company to continue to indemnify its officers, directors, employees, and agents in accordance with its certificate of incorporation, bylaws, and any contractual arrangements for actions taken in connection with the Plan of Liquidation and the winding up of the affairs of the Company. The Board of Directors, in its sole and absolute discretion, is authorized under the Plan of Liquidation to obtain and maintain directors’ and officers’ liability insurance and any other insurance as may be necessary, appropriate, or advisable to cover the Company’s obligations.

Absence of Appraisal Rights

Shareholders who do not approve of the Plan of Liquidation may vote against the Plan of Liquidation Proposal, but under Texas law, appraisal rights are not provided to shareholders in connection with the Plan of Liquidation.

Liquidation Completion Date

The Company has not yet determined an expected completion date of the Liquidation, if any

U.S. Federal Income Tax Consequences

See “Certain U.S. Federal Income Tax Considerations” below.

The Board recommends a vote “FOR” the Plan of Liquidation Proposal.

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PROPOSAL #3: ADVISORY VOTE ON CHANGE OF CONTROL COMPENSATION

Section 14A(b)(1) of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that the Company provide its shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the “golden parachute” compensation payable under existing arrangements with the Company that certain of the Company’s executive officers will or may be entitled to receive as a result of the Asset Sale (the “Change of Control Compensation”). We are asking our shareholders to approve the various payments that William E. Ladin, Jr., Randall J. Frapart, and Raymond L. Horn will or may receive in connection with the Asset Sale and Plan of Liquidation. These payments are set forth in the table below.

Each of the named executive officers has agreed to remain employed in his current capacity for purposes of completing the Asset Sale and to complete the winding up and liquidation of the Company pursuant to the Plan of Liquidation. Further, the vesting of certain options exercisable for Company common stock will be accelerated as a result of the Asset Sale, and each of the named executive officers benefit from the accelerated options pursuant to the their respective option agreements. The provisions regarding acceleration upon a sale of substantially all the assets of the Company are identical in each of Messrs. Ladin, Frapart, and Horn’s respective option agreements, as governed by the Internet America, Inc. 2007 Stock Option Plan (“Stock Plan”).

Accordingly, we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of Internet America, Inc. approve, solely on a non-binding advisory basis, the golden parachute compensation which may be paid to William E. Ladin, Jr., Chairman of the Board and Chief Executive Officer, Randall J. Frapart, Chief Financial Officer and Chief Accounting Officer, and Raymond L. Horn, Chief Operating Officer and Executive Vice President, in connection with the Asset Sale and the Plan of Liquidation, as disclosed pursuant to in the proxy statement for the Special Meeting.”

Under each of the named executive officer’s option agreements, upon a Change of Control, which is defined in-part to include the direct or indirect sale, lease, or exchange or other transfer of all or substantially all of the assets of the Company. Upon such a Change of Control, all of the named executive officer’s options vest immediately prior to the effective date of the Change of Control and are exercisable in full immediately prior to, and contingent upon, that effective date. Each of Messrs. Ladin, Frapart, and Horn have agreed in the option agreements to be bound by certain restrictions preventing them from disclosing the Company’s confidential information absent the Company’s written approval. Further, upon a sale of substantially all of the assets of the Company, under the Stock Plan, the plan administrator, which may be the Board of Directors, a committee of the Board of Directors, an duly authorized officer of the Company. The plan administrator may waive any limitations imposed by the Stock Plan or the option agreement such that options become exercisable prior to the record date or effective date of the sale of substantially all of the assets of the Company.

The following table contains the golden parachute compensation of the named executive officers of the Company that will occur upon the Asset Sale and Plan of Liquidation.

Name	Cash ($)		Perquisites/Benefits ($)		Accelerated Options ($)		Total ($)
William E. (Billy) Ladin, Jr.	$93,463		$2,315		$106,200		$201,978
Randall J. Frapart	26,282		-		15,300		41,582
Raymond L. Horn	30,332		1,672		3,420		35,424
	$150,077	(1)	$3,987	(2)	$124,920	(3)	$278,984

______________________

(1)	Amount reflects the dollar amount of retention payments, including for each individual, up to two month of base salary as stay bonus and a customary amount per the Company’s past-practice based on an employee’s years of service with the Company. The amount of base salary stay bonus included in the totals for Messrs. Ladin, Frapart, and Horn respectively are $29,761, $16,667, and $14,500. The customary amount per the Company’s past practice based on an employee’s years of service for Messrs. Ladin, Frapart, and Horn respectively is $63,702, $9,615, and $15,832.

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(2)	Amount reflects the perquisite/benefits including Paid-Time-Off for Messrs. Ladin and Horn respectively of $1,673 and $1,641, and health care benefits for Messrs. Ladin and Horn of $642 and $30, respectively.

(3)	Amount reflects the accelerated options multiplied by the five day average of the market price of the Company’s stock following the first public announcement of the Asset Sale on April 20, 2015.

Shareholders should note that this non-binding proposal regarding certain compensation arrangements is merely an advisory vote which will not be binding on the Internet America, Inc. or our Board of Directors. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Asset Sale and Plan of Liquidation are approved by the shareholders, Messrs. Ladin, Frapart, and Horn will be eligible to receive the various payments in accordance with the terms and conditions applicable to those payments.

Although the Advisory Vote on Change of Control Compensation is made on an advisory basis, it will be approved if the number of shares voted in favor of the proposal is greater than the number of shares voted against the proposal. Abstentions are not counted as votes cast for purposes the Advisory Vote on Change of Control Compensation. If you abstain from voting on the Advisory Vote on Change of Control Compensation, either in person or by proxy, the resulting abstention will have no effect on the approval of this proposal.

The Board recommends a vote “FOR” the Advisory Vote on Change of Control Compensation.

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PROPOSAL #4: PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING

If approved, this proposal would permit us to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies in the event that at the Special Meeting there are insufficient votes to approve the Asset Sale and/or the Plan of Liquidation. If this proposal is approved and the Asset Sale Proposal and/or the Plan of Liquidation is not approved at the Special Meeting, we will be able to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies to approve the Asset Sale Proposal and/or Plan of Liquidation as needed. If you have previously submitted a proxy on the proposals discussed in this proxy statement and wish to revoke it upon adjournment or postponement of the Special Meeting, you may do so.

If a quorum is present at the Special Meeting, the Proposal to Adjourn or Postpone the Special Meeting will be approved if it is approved by the affirmative vote of a majority of the shares entitled to vote that cast votes, in person or by proxy, “For” or “Against” the Proposal to Adjourn or Postpone the Special Meeting. Abstentions are not counted as votes cast for purposes the Proposal to Adjourn or Postpone the Special Meeting. If you expressly abstain from voting on the Proposal to Adjourn or Postpone the Special Meeting, either in person or by proxy, the resulting abstention will have no effect on the approval of this proposal.

The Board recommends a vote “FOR” the Proposal to Adjourn or Postpone the Special Meeting.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain material U.S. federal income tax consequences of the Asset Sale and the liquidation to the Company and its U.S. shareholders (as defined below) who hold their shares of stock of the Company as a capital asset for U.S. federal income tax purposes (generally property held for investment).

This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a shareholder in light of its particular circumstances. For example, this discussion does not address tax consequences to shareholders who may be subject to special tax treatment, such as shareholders who are not U.S. shareholders, dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), regulated investment companies, expatriates, real estate investment trusts, tax-exempt entities or insurance companies; tax consequences to shareholders who hold their shares of stock as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction; tax consequences to U.S. shareholders whose “functional currency” is not the U.S. dollar; the U.S. federal estate, gift or alternative minimum tax consequences, if any, to shareholders; or any state, local or non-U.S. tax consequences.

This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), it legislative history, Treasury Regulations issued thereunder, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, either prospectively or retrospectively, by legislative, administrative or judicial action. This discussion has no binding effect on the U.S. Internal Revenue Service (the “IRS”) or the courts, and assumes that any distributions to shareholders will be in accordance with the Plan of Liquidation.  No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Asset Sale or the liquidation, and the Company will not seek an opinion of counsel with respect to the anticipated tax treatment summarized herein.   There can be no assurance that the IRS will not take a different position concerning the tax consequences of the Asset Sale or liquidation or that any such position would not be sustained. If the IRS contests a conclusion set forth herein, no assurance can be given that a shareholder would ultimately prevail in a final determination by a court.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a shareholder, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A shareholder that is a partnership, and partners in such partnerships, should consult their tax advisors regarding the tax consequences of the Asset Sale and liquidation.

Shareholders should consult their tax advisors concerning the tax consequences of the Asset Sale and liquidation, including the application of the U.S. federal income tax consequences discussed below, as well as the application of U.S. federal estate and gift tax laws and state, local, non-U.S. or other tax laws.

Certain U.S. Federal Income Tax Consequences of the Asset Sale

The Asset Sale will be a taxable transaction to the Company for U.S. federal income tax purposes. The Company anticipates that the Asset Sale will give rise to net gain recognition for U.S. federal income tax purposes; however, the Company anticipates the gain recognized for U.S. federal income tax purposes will be offset entirely with net operating losses. The Asset Sale will not be taxable to the shareholders, although as discussed below, any distribution made by the Company to its shareholders of the proceeds from the Asset Sale will be a taxable event to the shareholders.

Certain U.S. Federal Income Tax Consequences of the Liquidation

Certain U.S. Federal Income Tax Consequences to the Company

It is anticipated that the Company will not incur any material U.S. tax liability from the distribution of assets in the liquidation as the Company’s primary asset, following the Asset Sale, will be cash.

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Certain U.S. Federal Income Tax Consequences to U.S. Shareholders

For purposes of this discussion, a “U.S. shareholder” is a beneficial owner of shares of stock of the Company who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or any entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	any trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) if a valid election is in place to treat the trust as a United States person.

If the Company consummates the Plan of Liquidation and liquidates, a U.S. shareholder will recognize gain or loss for U.S. federal income tax purposes with respect to distributions made pursuant to the Plan of Liquidation in an amount equal to the difference between: (i) the sum of the amount of money and the fair market value of property (other than money) distributed to such U.S. shareholder; and (ii) such U.S. shareholder’s tax basis in its shares of stock of the Company.  A U.S. shareholder’s tax basis in his shares of stock of the Company will generally equal the U.S. shareholder’s cost for such shares. Any such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if such U.S. shareholder’s holding period in the shares of stock of the Company is more than one year. Long-term capital gains of non-corporate taxpayers are currently taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.  Additionally, certain U.S. shareholders who are individuals, trusts or estates will be subject to aa Medicare surtax of 3.8% on their “net investment income” (in the case of individuals) and on their undistributed “net investment income” (in the case of trusts and estates). Among other items, “net investment income” would generally include certain gain from the disposition of property, such as shares of stock of the Company, less certain deductions.

A U.S. shareholder’s gain or loss will be computed on a “per share” basis so that gain or loss is calculated separately for blocks of shares of stock acquired at different dates and different prices. If the Company makes more than one liquidating distribution, each liquidating distribution will be allocated proportionately on a block-by-block basis. Any gain will be recognized in connection with a liquidating distribution only to the extent that the aggregate value of all liquidating distributions received by a U.S. shareholder with respect to a share exceeds such U.S. shareholder’s tax basis for that share. If the amount of the distributions received by a U.S. shareholder is less than such U.S. shareholder’s tax basis in that share, such U.S. shareholder will generally only be able to recognize a loss in the year when the final distribution is received.

Although the Company does not currently anticipate that it will make distributions of property other than cash in the liquidation, in the event of a distribution of property, a U.S. shareholder’s tax basis is any such property immediately after the distribution will be equal to the fair market value of the property at the time of the distribution.

After the close of the Company’s taxable year, the Company will provide U.S. shareholders and the IRS with a statement of the amount of cash distributed to U.S. shareholders and the Company’s best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge the Company’s valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by U.S. shareholders might be changed. Distributions of property other than cash to U.S. shareholders could result in U.S. federal income tax liability to any given U.S. shareholder exceeding the amount of cash received, requiring the U.S. shareholder to meet the U.S. federal income tax obligations from other sources or by selling all or a portion of the assets received.

If the Plan of Liquidation is not approved (or if it is approved, but one or more distributions are made to shareholders prior to the Plan of Liquidation becoming effective or the distribution otherwise is not characterized as a distribution in complete liquidation of the Company for U.S. federal income tax purposes), the discussion above does not apply to such distributions by the Company to U.S. shareholders.  Rather, such distributions, if any, are characterized as dividends to the shareholders to the extent of the Company’s current and accumulated earnings and profits (as calculated for U.S. federal income tax purposes). Any portion of a distribution that exceeds the Company’s current and accumulated earnings and profits would be treated as a non-taxable return of capital, reducing such U.S. shareholder’s tax basis in its shares and, to the extent such portion exceeds such U.S. shareholder’s tax basis, the excess would be treated as gain from the disposition of its shares.   Dividends received by a U.S. shareholder who is an individual, trust or estate may qualify to be treated as “qualified dividend income” that is taxable at a reduced rate. Dividends received by corporate U.S. shareholders may be eligible for a dividend received deduction.

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Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with the distributions made in connection with the liquidation. In addition, a U.S. shareholder will generally be subject to U.S. backup withholding tax on these payments if the U.S. shareholder fails to provide its taxpayer identification number to the paying agent and comply with certification procedures or otherwise establish an exemption from U.S. backup withholding tax.

U.S. backup withholding tax is not an additional tax. The amount of any U.S. backup withholding tax from a payment will be allowed as a credit against the U.S. shareholder’s U.S. federal income tax liability and may entitle the U.S. shareholder to a refund, provided that the required information is timely furnished to the IRS.

U.S. shareholders should consult their tax advisors regarding the application of backup withholding and information reporting.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 15, 2015 regarding the beneficial ownership of the Company by the following groups: (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and named executive officers as a group, and (iv) each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, the business address of each of the persons listed below is 6210 Rothway Street, Suite 100, Houston, Texas 77040.  The following table sets forth information about shareholders whom we know to be the beneficial owners of more than 5% of our issued and outstanding common stock and Series A Preferred stock. Where indicated in the footnotes below, this information is based solely on our review of the Schedules 13D and 13G on file with the SEC as of March 31, 2015, where available.

Amount and Nature of Beneficial Ownership
			Right to Acquire		Percentage of Class Beneficially Owned
Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned	Shares of Preferred Stock Beneficially Owned	Beneficial Ownership of Common Stock within 60 days of April 15, 2015 (2)	Total Common Stock	Common Stock (3)	Preferred Stock (3)	Percentage of Voting Securities Beneficially Owned (2)†

Arnold Schumsky	-	170,648	170,648	170,648	1.0%	6.3%	*
John Palmer (4)	1,305,290	853,242	853,242	2,158,532	12.3%	31.4%	11.1%
Sanders Childers Trust	-	170,648	170,648	170,648	1.0%	6.3%	*
Stuart Sternberg	-	511,945	511,945	511,945	3.0%	18.8%	2.6%
Yvette Sturgis	-	170,648	170,648	170,648	1.0%	6.3%	*
Steven G. Mihaylo Trust (6)	7,000,000	500,000	500,000	7,500,000	43.5%	18.4%	38.5%
Lloyd I Miller III (7)	951,286	-	-	951,286	5.7%	*	4.6%

Named Officers and Directors
William E. (Billy) Ladin Jr.	1,288,275	341,297	591,297	1,879,572	10.8%	12.6%	9.5%
Randall J. Frapart			25,000	25,000	*	*	*
Raymond L. Horn	2,000	-	33,750	35,750	*	*	*
Dean L. Greenberg	174,221	-	-	174,221	1.0%	*	*
Justin McClure (5)	424,200	-	124,026	548,226	3.2%	*	2.8%

All current directors and executive officers as a group (5 persons) (8)	1,888,696	341,297	774,073	2,662,769	15.2%	12.6%	13.4%

_________________

*	Less than one percent.

†	Applicable percentage ownership of voting securities is based on 20,010,766 shares of voting securities issued and outstanding as of April 15, 2015 comprised of the total number of shares of common stock and Series A Preferred Stock outstanding, and the number of shares of common stock that could be acquired through exercise of vested options as of April 15, 2015 for the individual noted in the line item at issue. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or convertible or exchangeable into such shares of common stock, held by that person, that are currently exercisable or exercisable within 60 days of April 15, 2015 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of another person.

(1)	Except as noted below, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them, subject to community property law, where applicable, and the information contained in the footnotes to this table.

(2)	Includes shares of Series A Preferred Stock since such shares are currently convertible into shares of common stock on a one-for-one basis and which have the right to vote as common stock on an as converted basis.

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(3)	Applicable percentage ownership of common stock is based on 16,747,062 shares of common stock issued and outstanding as of April 15, 2015. Applicable percentage ownership of Preferred Stock is based on 2,718,428 shares of Series A Preferred Stock outstanding on April 15, 2015. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or convertible or exchangeable into such shares of common stock, held by that person, that are currently exercisable or exercisable within 60 days of April 15, 2015 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of another person.

(4)	The information regarding beneficial ownership is included in reliance on a Schedule 13D/A filed with the SEC on November 17, 2014. The business address listed on the Schedule 13D/A is 1671 Lelia Drive, Jackson, MS 39216. Ambassador Palmer has sole voting and dispositive power with respect to 2,158,532 (1,305,290 common stock and 853,242 of Series A Preferred stock) of the Company’s securities and 12.3% ownership of the common shares and 31.4% of the preferred stock. These amounts include: (i) 700,000 shares of common stock held by John N. Palmer Foundation, Inc., a corporation in which Ambassador Palmer is the only officer, (ii) 76,666 shares of common stock held by J.N. Palmer Family Partnership, a limited partnership in which Ambassador Palmer is general partner and (iii) 76,667 shares of common stock and 853,242 shares of Series A Preferred Stock owned by GulfSouth, in which Ambassador Palmer has sole ownership.

(5)	The amounts shown for Mr. McClure include, and Mr. McClure disclaims, beneficial ownership of 261,900 shares of common stock owned by Mr. McClure’s children.

(6)	All shares of common stock are held by The Steven G. Mihaylo Trust, of which Mr. Mihaylo is the Trustee. All shares of Preferred Stock are held by Summit Growth Management, LLC, of which Mr. Mihaylo is the Managing Member.

(7)	The information regarding beneficial ownership is included in reliance on a Schedule 13G/A filed with the SEC on February 5, 2015. The business address listed on the Schedule 13G/A is 3300 South Dixie Highway, Suite 1-365, West Palm Beach, Florida 33405. Mr. Miller has sole voting and dispositive power with respect to 893,936 of the reported securities as (i) manager of a limited liability company that is the adviser to certain trusts, (ii) manager of a limited liability company that is the general partner of certain limited partnerships, (iii) manager of a limited liability company, and (iv) an individual. Mr. Miller had shared voting and dispositive power over 57,350 shares. The reporting person has shared voting and dispositive power with respect to 57,350 of the reported securities as an advisor to the trustee of a certain trust.

(8)	Includes 774,073 shares which may be acquired within 60 days pursuant to the exercise of stock options.

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FUTURE SHAREHOLDER PROPOSALS

We did not hold an Annual Meeting of Shareholders in the last or current fiscal year. If the Asset Sale is approved, we do not plan to hold an Annual Meeting of Shareholders. However, if the Asset Sale is not approved by our shareholders or is otherwise abandoned, we will consider whether to hold an Annual Meeting of Shareholders. If we do hold an Annual Meeting of Shareholders, to be considered for inclusion in our proxy card and proxy statement relating to the Annual Meeting of Shareholders, proposals subject to SEC Rule 14a-8 must be received at our principal office within a reasonable time before the Company begins to print and send its proxy materials. Proposals submitted outside the processes of SEC Rule 14a-8 will be considered untimely unless such proposal is received at our principal office within a reasonable time before the Company begins to print and send its proxy materials. For additional requirements, a shareholder should refer to our bylaws, a current copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our bylaws, any proposal may be excluded from consideration at the Annual Meeting. All shareholder proposals should be addressed to the attention of the Secretary at our principal office.

FINANCIAL INFORMATION

Certain financial information regarding the Company has been filed with the SEC and is available on their website “www.sec.gov”:

☐	Annual Reports on Form 10-K for the Years Ended June 30, 2014, 2013 and 2012.

☐	Quarterly Reports on Form 10-Q for the Three Months Ended September 30, 2014, December 31, 2014, March 31, 2015, September 30, 2013, December 31, 2013 and March 31, 2014.

WHERE YOU CAN FIND MORE INFORMATION

The Company files with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended. The public may obtain information on the operation of the SEC public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding the Company and other companies that file materials with the SEC electronically. The Company’s headquarters are located at 6210 Rothway Street, Suite 100, Houston, Texas 77040. The Company’s phone number at that address is (713) 968-2500.

By Order of the Board of Directors,

/s/ William E. Ladin, Jr.

Chairman of the Board and Chief Executive Officer

May [15], 2015

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Annex A

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement") is made and entered into as of April 17, 2015 (the “Execution Date”) by and between AirCanopy Internet Services, Inc., a Texas corporation (“Purchaser”) and Internet America, Inc., a Texas corporation (the “Company”).

WHEREAS, Purchaser desires to acquire all of the Company’s wireless and other internet service assets required for operating the Company’s wireless broadband and internet service business as well as certain real property, in exchange for cash, whereby Purchaser shall immediately thereafter have control of such assets; and

WHEREAS, the Company desires to sell all of its wireless assets and certain real property required for operating the wireless broadband internet business to Purchaser; and

WHEREAS, William E. (Billy) Ladin, Jr. is a shareholder and Chief Executive Officer of the Company (“Ladin”); and

WHEREAS, Randy Frapart is Chief Financial Officer of the Company (“Frapart”); and

WHEREAS, Raymond L. Horn is Chief Operations Officer of the Company (“Horn”); and

WHEREAS, in light of Ladin, Frapart and Horn’s positions with the Company, the term “Knowledge of the Company” or the “Company’s Knowledge” as used herein shall refer to the actual knowledge of Ladin, Frapart and Horn after reasonable inquiry;

NOW THEREFORE, the parties hereto mutually covenant and agree as follows:

1.	The Assets

1.1           Transfer of Assets; Exclusion of Certain Liabilities.

(a)          The Company agrees to transfer to Purchaser, and Purchaser agrees to acquire from the Company at the Effective Time, all of the Company’s right, title and interest in, to and under the following assets (the “Assets”) used in the operation of the Company’s wireless broadband services (“Wireless Services”) and the Company’s other internet services (“Web Services” and, together with the Wireless Services the “Asset Services”):

(i)	All of the Company’s right to receive payment and obligation to provide Asset Services to Subscribers (the “Subscriber Service Rights”), including those Subscribers identified by number and type of Asset Service as listed on Schedule 1.1(a)(i);

(ii)	All of the Company’s right, title and interest to the towers which are leased or owned by the Company and utilized to provide Asset Services (such tower leases, the “Tower Leases” and, together with the Company’s right, title and interest to the towers leased or owned by the Company, the “Tower Rights”), including those listed on Schedule 1.1(a)(ii);

A-1

(iii)	All of the Company’s equipment attached to the Towers and any equipment necessary to provide Asset Services, all furniture and fixtures owned by the Company related to the Company’s office lease in Pryor, Oklahoma, and all computers and laptops, and to the extent owned, software utilized by Company field technicians (the “Equipment”), including the equipment listed on Schedule 1.1(a)(iii);

(iv)	All of the Company’s right, title and interest to the vehicles owned by the Company and utilized to provide Asset Services (the “Vehicles”), and all of the Company’s right, title and interest to the vehicles leased by the Company and utilized to provide Asset Services (the “Assumed Vehicle Leases”) including all deposits and prepaid items related to the Assumed Vehicle Leases; including the Vehicles and Assumed Vehicle Leases listed on Schedule 1.1(a)(iv);

(v)	The Company’s (A) intellectual property (including approximately 150,000 IP addresses) used in providing Asset Services, (B) state and federal licenses and permits for operating spectrum and transmitting from towers, including Licenses (defined in Section 3.18) as set forth on Schedule 3.18(a), and (C) including the intellectual property listed on Schedule 1.1(a)(v) and (the “IP Assets”);

(vi)	All subscription receivables and accounts receivable of the Company for Asset Services which are not collected by the Company on or prior to the Effective Time and which are not more than 60 days past due including those listed on Schedule 1.1(a)(vi) unless they are paid to the Company on or prior to the Effective Time (the “Subscriber A/R”);

(vii)	Prepayments in the amount of $60,000 representing Subscriber credit card autopay accounts (“Prepaids”);

(viii)	If the Closing Date occurs after the Effective Time (for example, the Closing Date is June 12 and the Effective Time is June 1), then the Assets shall include all subscriber payments received by, or on behalf of the Company for Asset Services from the Effective Time to the Closing Date (“Subscriber Revenue”); and

(ix)	The real property set forth on Schedule 1.1(a)(viii) located in Victoria County, Texas (the “Real Property”), together with all of the Company’s right, title and interest, if any, in and to the following: (A) all easements, licenses, leases, rights of way, alleys, all reversions, remainders owned by the Company or hereafter acquired belonging or inuring to the benefit of the Real Property; (B) all leases and licenses for use and occupancy of the Real Property (the “Leases”); (C) all improvements on the Real Property, including all buildings and towers; (D) all equipment, furniture, fixtures, owned by the Company; (E) all minerals and mineral rights; and (F) all water and water rights.

A-2

(b)          The Assets will be delivered free and clear of all of the Company’s liabilities of any and every kind and description, except as set forth on Schedule 1.1(b) herein (consisting of the Subscriber Service Rights, all Tower Leases (subject to proper assignment to Purchaser), Assumed Vehicle Leases, deferred revenue, accrued unpaid vacation and sick leave pay of Transferred Employees (defined in Section 11.1), the Purchaser’s prorated portion of the personal property taxes, the Company’s office lease in Houston, Texas, the Company’s office lease in Pryor, Oklahoma, and certain of the Company’s data center leases and telecom circuit contracts as agreed to by the Purchaser (collectively the “Assumed Liabilities”)). Subject to the limitation set forth in this Agreement, Purchaser assumes and agrees to pay all of the Assumed Liabilities as of the Effective Time. Other than the Assumed Liabilities, Purchaser shall not assume or agree to pay any other liability incurred by the Company prior to the Effective Time which is the responsibility of the Company. For avoidance of doubt, the Company shall remain liable for any and all payments, debts and obligations due and owing to UpperSpace Corporation.

(c)          Nothing contained herein to the contrary shall, or shall be deemed to, transfer any of the following assets to Purchaser, and the Company hereby retains all right, title and interest to, in and under the following assets (collectively, the “Excluded Assets”): (i) the Company’s rights under this Agreement and any documents referred to or delivered in connection with this Agreement; (ii) cash (other than the Prepaids and Subscriber Revenue); (iii) accounts receivable aged in excess of 60 days (the “Retained A/R”); (iv) approximately 50,000 IP addresses, as designated by the Company and set forth on Schedule 1.1(c); (v) the Company’s name and all of its trademarks; (vi) all furniture and fixtures not included in the specific Assets, including those utilized by the Company’s Houston, Texas office; (vii) all office supplies not included in the specific Assets; (viii) all software, laptops and desktops not included in the specific Assets, including those utilized by the Company’s Houston, Texas office; (ix) all net operating loss carryforwards and deferred tax assets; (x) the Company entity including all equity accounts; (xi) all inventory on hand not included in the specific Assets; and (xiii) such other tangible personal property or other assets listed on Schedule 1.1(c).

(d)          Complete access to all Subscriber billing information relating to the Assets shall be delivered to Purchaser within two (2) business days after the Closing.

1.2           Nonassignable Assets. In the case of any Assets constituting a Subscriber Service Right, Tower Right or Assumed Liability (the “Assumed Contracts” that are not by their terms assignable or that require the consent of a third party in connection with the transfer by the Company (and for which the third party consent has not been obtained), such Assumed Contracts will be deemed not to have been the subject of the transfer as of the Closing Date. If the consent of any third party is not obtained prior to the Closing Date and the Closing occurs notwithstanding the failure to obtain such consent, the Company will use its commercially reasonable best efforts to deliver the remaining consents following the Closing Date, and will assist Purchaser in such manner as may reasonably be requested by Purchaser for the purpose of obtaining such consent promptly. During such period in which the applicable Assumed Contract is not capable of being assigned to Purchaser due to the failure to obtain any required consent, the Company will make such arrangements as may be reasonably necessary, and to the extent permissible, to enable Purchaser to receive all the economic benefits under such Assumed Contract accruing on and after the Closing Date (including, to the extent permissible and requested by the Purchaser, through a sub-contracting, sub-licensing, sub-participation or sub-leasing arrangement, or an arrangement under which the Company would enforce such Assumed Contract for the benefit of Purchaser, with Purchaser, to the extent permissible, assuming the Company’s executory obligations and any and all rights of the Company against the other party thereto). If the approval of the other party to such Assumed Contract is obtained after the Closing Date, such approval will, as between the Company and Purchaser, constitute a confirmation (automatically and without further action of the parties, subject to prior review of and acceptance of the Assumed Contract by the Purchaser) that such Assumed Contract is assigned to Purchaser as of the Closing Date, and (automatically and without further action of the parties, subject to prior review of and acceptance of the Assumed Contract by the Purchaser) that the liabilities with respect to such Assumed Contract are, subject to the terms of this Agreement, assumed as of the Closing Date.

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1.3           No Assumption of Liabilities. Except for the Assumed Liabilities set forth on Schedule 1.1(b), Purchaser shall not be deemed to have assumed any liability, debt, obligation, or responsibility of the Company, whether fixed or contingent, whether known or unknown. All of the foregoing liabilities, debts, obligations, and responsibilities of the Company referred to in the preceding sentence shall be retained by the Company, which shall remain solely responsible therefore (the “Retained Liabilities”). As of the Closing Date, Purchaser shall assume and be solely responsible for the Assumed Liabilities as set forth above.

1.4           Condition of Assets. OTHER THAN SPECIFIC WARRANTIES CONTAINED HEREIN, SELLER MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE TANGIBLE ASSETS AND SELLER EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE.

2.           The Purchase

2.1           Purchase Price. In exchange for the Assets, Purchaser agrees to pay the Company on the Closing Date the purchase price of $13,500,000, payable in cash (subject to the Escrow Deposit described in Section 2.4). The purchase price may be adjusted in accordance with Sections 2.2 – 2.4 and 3.14. The $13,500,000, less any adjustments, shall be referred to herein as the “Purchase Price.” Under no circumstances will the Purchase Price be increased.

2.2           Adjustment to Purchase Price.

(a)          The Purchase Price is based on the Company’s representation that its monthly Internet Service Revenue (as defined below) is at least $660,000 per month. If, within 90 days after the Closing, Purchaser learns that the monthly Internet Service Revenue at the Effective Time is less than $660,000, the Purchase Price shall be decreased by an amount equal to: multiplying the dollar amount less than $660,000 by 1.7 annualized for twelve months (for example, if the monthly Internet Service Revenue is $655,000, the Purchase Price will be reduced by $102,000 ($5,000 x 12 x 1.7) For the avoidance of doubt and by way of example, the calculation of Internet Service Revenue for the time period of March 1, 2015 through March 31, 2015 shall be equal to $675,059.54 based on Schedule 2.2(a) attached hereto.

(b)          Adjustments may be made within 90 days after the Closing for outstanding liabilities (except as set forth in Schedule 1.1(b)), claims or encumbrances, any recurring expenses that have not been disclosed on Schedule 2.2(b), for the reasonable third party out-of-pocket cost of getting spectrum use into FCC compliance, and for any permits, contracts or leases for towers and other sites used to service Subscribers that are either missing, nonassignable, or nonenforceable. If Subscriber A/R, Prepaids and Subscriber Revenue have been collected by the Company and have not been remitted pursuant to Section 6.11, Purchaser may adjust the Escrow Deposit equal to the amounts collected but not remitted. Adjustments may be made for fees associated with the transfer or assignment of the Tower Rights.

(c)           “Internet Service Revenue” is defined for the purpose of this Agreement to mean the aggregate monthly service charges (less any taxes and fees remitted to third party governmental entities) of all recurring broadband services provided to and billed to each Subscriber for Wireless, Voip, E-mail Antivirus/Spam, modem rental, router rental, service protection plans and any other Web Services. In the case of annual, semiannual, quarterly or other consolidated periods employed with respect to services provided to certain Subscribers, the monthly service charges will equal the most recently billed period dollar amount divided by the respective number of months in such period to provide an equivalent monthly rate.

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(d)          A “Subscriber” means each account to whom the Company is providing Asset Services, and (i) who is currently active and has not notified or attempted to notify the Company of an intent to cancel service, (ii) who is paying in cash the full historic retail rate charged by the Company and not receiving credit for Trade (“Trade” shall be defined as Tower Rights or the provision of other services), (iii) who is no more than thirty (30) days past due, (iv) who is receiving Asset Services directly or indirectly from a Tower Right assumed by Purchaser and evidenced by a valid and binding written assignment or consent of the landlord, and (v) for whom the Company has provided Purchaser accurate, current and complete billing and provisioning information. A new Subscriber (that is, a Subscriber that has connected between March 1, 2015 and the Closing Date) shall also have paid the installation charges the Company normally charges new Subscribers and at least one month’s service fee.

(e)          If the parties close the Agreement pursuant to Section 7.4, the Company remains responsible for delivering written assignments or consents to assignment to the remaining Tower Rights not delivered at Closing. For avoidance of doubt, if the Company is unable to deliver an assignment or consents to assignment of Tower Rights within eighty (80) days after the Closing Date, the subscribers on those Tower Rights shall not be included in the definition of Subscriber as defined in Section 2.2(e), and therefore, are not included in the definition of “Internet Service Revenue”. The result of the exclusion of such subscribers on non-assigned Tower Rights from such definitions may result in a Purchase Price adjustment pursuant to Section 2.2(a).

2.3	[INTENTIONALLY OMITTED]

2.4	Method of Adjustment of Purchase Price; Escrow.

(a)          Purchaser shall place $700,000 of the Purchase Price (the “Escrow Deposit”) into a separate bank account (the "Escrow Deposit Account") of Ewing & Jones, PLLC, the Company’s legal counsel (the “Escrow Agent”) pursuant to a mutually agreed upon escrow agreement (the “Escrow Agreement”), for a period of 90 days after the Closing Date (the “Escrow Deposit Closing Date”), or such longer period of time, not to exceed 75 days after the Escrow Deposit Closing Date, to allow the parties to determine if modifications in the Purchase Price need to be made in accordance with Sections 2.2, 2.4 and/or 3.14(i). Any fees due to the Escrow Agent shall be paid by the Company.

(b)          At least ten (10) days prior to the Escrow Deposit Closing Date, Purchaser will notify the Company in writing (the “Reduction Notice”) if it believes that there is cause for a Purchase Price reduction. Any Reduction Notice will include a reasonably detailed calculation of the amount of the reduction. The Company will have thirty (30) days after receipt of a Reduction Notice to dispute in writing the amount of the reduction claimed in the Reduction Notice, such dispute notice must contain specific disputed amounts and calculations supporting such disputed amounts. If the parties are unable to resolve any dispute within thirty (30) days after the response from the Company regarding such Purchase Price reduction calculation, the parties shall promptly thereafter cause an independent accounting firm to be mutually agreed upon by Purchaser and the Company (such mutually agreed upon independent accounting firm, the “Independent Accountant”) to review this Agreement and the disputed items or amounts for the purpose of calculating the appropriate reduction in the Purchase Price, if any (it being understood that in making such calculation, the Independent Accountant shall be functioning as an expert and not as an arbitrator). In making such calculation, the Independent Accountant shall consider only those items or amounts in the Reduction Notice as to which Purchaser and the Company have disagreed. The Independent Accountant shall deliver to Purchaser and the Company, as promptly as practicable (but in any case no later than twenty (20) days from the date of engagement of the Independent Accountant), a report setting forth its calculation of the disputed items or amounts. Such report shall be final and binding upon Purchaser and the Company. The cost of such an Independent Accountant shall be borne equally by Purchaser and the Company (with the Company’s portion to be paid from the Escrow Deposit Account, unless the amount of the proposed Purchase Price adjustment exceeds the Escrow Deposit, then the Company shall directly pay the Independent Accountant).

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(c)          Except as otherwise set forth in this Agreement, upon mutual confirmation by the parties, Purchaser and the Company shall, by written notice to the Escrow Agent, cause the release of the funds in the Escrow Deposit Account to be transmitted to Purchaser and the Company in accordance with the final adjustments made in accordance with this Section 2.4 either (i) on or before the Escrow Deposit Closing Date if there is no pending claim for reduction to the Purchase Price; or (ii) within 5 days after any dispute is resolved.

(d)          If the amount of the adjustments to the Purchase Price exceeds the amount of the Escrow Deposit, the Company will promptly pay Purchaser the remaining amount not covered by the Escrow Deposit.

(e)          Ladin is hereby authorized to act as the Company’s representative (the “Company Representative”) with regard to all matters, actions, disputes, negotiations or otherwise related to the Escrow Deposit and the Escrow Agreement.

2.5           Transition. To facilitate the smooth transition of operations, Ladin agrees to be available from time to time, for no additional consideration, for a period of thirty (30) days following the Closing Date, but no more than forty (40) total hours during the first fifteen days and no more than twenty (20) total hours during the second fifteen days, to provide consultation to Purchaser’s engineering staff with regard to the integration of systems or otherwise as reasonably requested by Purchaser. Notwithstanding the foregoing, neither Ladin nor the Company shall be held liable if Ladin is physically or mentally unable to serve in such capacity during such 30-day period. If Ladin is unable to perform due to the previous sentence, then the Company will use commercially reasonable efforts to provide personnel to support the integration and transition upon terms agreeable between the individual providing services and the Purchaser. The parties agree to utilize commercially reasonable good faith efforts to enter into a mutually acceptable Transition Services Agreement which will entail Seller providing Buyer the use of some of its employees to provide transition services so long as Buyer reimburses Seller for all out-of-pocket costs and expenses incurred by Seller in connection therewith (the “Transition Agreement”), dated as of the Closing Date, which will be incorporated herein. Except as provided in the Transition Agreement, no additional payments will be required for the provision of such transition services.

3.           Representations, Warranties and Certain Agreements of the Company. The Company hereby represents and warrants to Purchaser as follows, each of which shall be true and correct as of the Execution Date, Closing Date and the Effective Time:

3.1           Organization, Good Standing, and Qualification. The Company has been duly organized, and validly exists in good standing, under the laws of the State of Texas and is duly qualified to do business in any other jurisdiction in which the conduct of its business or the ownership of its property makes such qualification necessary, except where a failure to qualify would not have a material adverse effect on the Company. Subject to receipt of FCC Approval, the Company has the power and authority to enter into and perform this Agreement, to own and operate its properties and to carry on its business as currently conducted and as proposed to be conducted, and the Company maintains all material licenses, certificates, and permits from governmental authorities necessary for the conduct of its business.

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3.2           Due Authorization. The execution and delivery of this Agreement has been duly authorized and approved by the directors of the Company, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) the effect of rules of law governing the availability of equitable remedies, and (iii) the need for any prior approvals by governmental agencies, including the FCC.

3.3           Contracts and Commitments. Schedule 3.3 sets forth all of the material written contracts and commitments of the Company related to the Assets or the Asset Services other than the Subscriber Service Rights, the Tower Leases or other contracts or commitments set forth on Schedule 1.1(a) (collectively with the Subscriber Service Rights, the Tower Leases, and the other contracts set forth on Schedule 1.1(a) shall be referred to as the “Company Contracts”). Each of the Company Contracts is a valid and binding obligation of the Company, is enforceable in accordance with its terms against the Company and, to the Knowledge of the Company, against each other party thereto, is in full force and effect (in each case except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies). To the Knowledge of the Company, no material breach or default in performance by the Company under any of the Company Contracts has occurred and is continuing, and no event has occurred which with notice or lapse of time or both would constitute such a breach or default. To the Knowledge of the Company, no material breach or default by any other person under any of the Company Contracts has occurred and is continuing, and, to the Knowledge of the Company, no event has occurred which with notice or lapse of time or both would constitute such a breach or default, in each case except where such breach or default would not have a material adverse effect.

3.4           Governmental Consents; Third Party Consent. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement, other than receiving prior FCC approval and any other approvals needed with respect to the transfer of Licenses as set forth on Schedule 3.18(a). Except as otherwise set forth in this Agreement, the Company represents that it is permitted to assign the Assets and no further consents of any third parties are needed.

3.5           Insurance. The Company now has in force and effect fire, liability, and other insurance, and the Company agrees, pending the Closing, that there will be no change, increase, or decrease in any of such insurance except in accordance with the written approval of Purchaser.

3.6           Financial Statements. The Company has delivered to Purchaser a true and complete copy of the audited Statement of Income and Balance Sheet of the Company for the twelve months ended June 30, 2013 and June 30, 2014, and a true and complete copy of the unaudited Statement of Income and Balance Sheet of the Company for the seven months ended January 31, 2015 (the “Financial Statements” and the “Financial Statement Dates”), which are attached as Schedule 3.6. The Financial Statements fairly present in all material respects the results of the operations of the Company for the respective periods covered thereby.

3.7           No Other Liabilities. Except to the extent fully disclosed or reserved as set forth in Schedules 1.1(b), 2.2, 3.3, or on the December 31, 2014 Financial Statements, the Company has no liabilities of any nature, whether absolute, accrued, contingent, or otherwise and whether or not due or payable, including, without limitation, any liabilities for taxes in respect of or measured by income of the Company for the period ended on the Financial Statement Dates, or any previous period, or arising out of any transaction or state of affairs entered into or existing on or before that date, except for those arising in the ordinary course of business.

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3.8            Absence of Changes. Since the Financial Statement Dates, through the Closing Date or Effective Time, as applicable, of this Agreement, there has not been (i) any material adverse change in the business, assets or financial condition of the Company, (ii) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Company incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any change in the outstanding indebtedness of the Company that is material to the Company except in the ordinary course of business, or (v) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the business, assets or financial condition of the Company.

3.9           Environmental Liabilities. (a) “Environmental Liabilities” means any liability, cost, fine, penalty or obligation, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon any provision of, any foreign, federal, state or local law, Environmental Law, rule or regulation or the common law, or any tort, nuisance or absolute liability theory, or under any code, order, decree, judgment or injunction applicable to the Company or any of its subsidiaries relating to public health or safety, worker health or safety or pollution, damage to or protection of the environment, including, without limitation, laws relating to damage to natural resources, emissions, discharges, releases or threatened releases or disposal of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the manufacture, processing, use, treatment, storage, generation, disposal, transport or handling of hazardous materials. As used herein, “hazardous material” includes chemical substances, wastes, pollutants, contaminants, hazardous or toxic substances, constituents, materials, or wastes, whether solid, gaseous, or liquid in nature. “Environmental Law” means any law which relates to or otherwise imposes liability or standards of conduct concerning discharges, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, surface water, ground water, land surface or subsurface strata, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called “Superfund” or “Superlien” Law (including those already referenced in this definition) and any other law of any governmental authority having a similar subject matter.

(b)          To the best of the Company’s and Knowledge, neither the Company nor any of its subsidiaries has any Environmental Liabilities.

3.10         Litigation. Except as provided on Schedule 3.10, there is no action, suit, proceeding, claim, arbitration or investigation pending ("Litigation") (or, to the Company's Knowledge, currently threatened) against the Company, its activities, properties or assets or, to the Company's Knowledge, against any officer, manager or employee of the Company in connection with such officer's, manager's or employee's relationship with, or actions taken on behalf of the Company.

3.11         Status of Proprietary Assets. The Company has full title and ownership of, or is duly licensed under or otherwise authorized to use, all IP Assets necessary to enable it to carry on its business as now conducted without any conflict with or infringement of the rights of others. The Company has not received any written communication from any party or agent thereof alleging that the Company's use of such proprietary assets may infringe such party's rights in the Assets.

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3.12         Compliance with Law and Documents. The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws, both as amended, and to the Company's Knowledge, the Company is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states or other governmental bodies and agencies having jurisdiction over the Company's business or properties. The Company has not received any notice of any violation of any such statute, law, regulation or order which has not been remedied prior to the Effective Time. The Company is not in any default (which has not been waived) in the performance of any obligation, agreement, or condition contained in any debenture, note, or other evidence of indebtedness or any indenture or loan agreement. Subject to receipt of prior FCC approval, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default, or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, the Company's Articles of Incorporation or Bylaws, any judgment, order or decree of any court or arbitrator to which the Company is a party or is subject, any agreement or contract of the Company that is material to the Company's business (taken as a whole), or, to the Company's Knowledge, a violation of any statute, law, regulation or order, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company, except for defaults and violations that individually or in the aggregate would have no material adverse impact on the Company's business.

3.13         Title to Property and Assets; Default. The Company represents that it will convey the Assets to Purchaser free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the Assets it leases, the Company is in material compliance with such leases. The Assets constitute all of the material assets, tangible and intangible, of any nature whatsoever, necessary to operate the Company’s wireless business in the manner presently operating by the Company. The Company further represents and warrants that no default exists under any of the Assets as of the Effective Time.

3.14         Tax Returns and Payments. The Company has timely filed all tax returns and reports required by law. All tax returns and reports of the Company are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith. The Company will timely file its final Federal and State tax returns if it is not continuing in business. The Company has obtained a statement (a “No Existing Tax Liability” letter) from any and all states where the Asset Services are performed, dated within 30 days prior to the Closing, setting forth (i) the amount of the Company’s sales and use tax liability which will be withheld from the Purchase Price until proof of payment, or (ii) that no tax is due.

3.15         Employment Taxes. The Company has complied in all material respects with all applicable laws relating to the payment and withholding of taxes and has timely withheld from employee wages or other payments to creditors or independent contractors or stockholders and paid over to the proper taxing authority all amounts required to be so withheld and paid over.

3.16         Access to Books and Records. The Company has given to Purchaser, and to its counsel, accountants, or other representatives, prior to the Closing Date, all of the property, books, records, and papers of the Company, as reasonably requested, and to the best of Company’s Knowledge, has furnished to Purchaser all information with respect to the business and affairs of the Company, as Purchaser has requested.

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3.17         Management of the Company. The Company is a corporation. Its directors and officers are set forth on Schedule 3.17.

3.18         FCC Licenses and Permits.

(a)          Good Title. Company has good, valid and marketable title to the Licenses set forth on Schedule 3.18(a). Schedule 3.18(a) sets forth, for each License : (i) the name of the licensee; (ii) the FCC call sign, license number or other license identified; (iii) authorized frequencies; (iv) the geographic area for which the Company is authorized to provide service; (v) grant and current expiration date; and (vi) date of construction or build out certification. The Licenses were granted by final order, are in full force and effect, and have been validly issued and are validly held in the name of Company. Assuming the receipt of the FCC consent, upon consummation of the transactions contemplated by this Agreement, all the right, title and interest of the Company in and to the Licenses will be validly vested in the Purchaser, free and clear of all liens, and the Purchaser will have good and marketable title in and to each Licenses free and clear of all liens. “Licenses” means any, license, authorization, approval, entitlement and accreditation granted or issued by the Federal Communications Commission (the “FCC”) that may be used to provide telecommunications services pursuant to 47 U.S.C. § 151, et. seq. or by any similar state agency.

(b)          No Adverse Proceedings. Except for proceedings affecting licenses in the same class or service as the Licenses generally, there is not pending, nor to the Knowledge of Company, threatened, against the Company or against any of the Licenses, nor is Company aware of any basis for, any application, action, petition, objection or other pleading, or any proceedings with the FCC or any other governmental entity which could question or contest the validity of, or seek the revocation, forfeiture, non-renewal or suspension of, the Licenses, or which could seek the imposition of any modification or amendment with respect thereto, or which would adversely affect the ability of Purchaser to use any of the Licenses, or which seeks or would seek the payment of a fine, sanction, penalty, damages, monies or contribution with respect to any of the Licenses . There are no pending applications with the FCC or any other governmental authority related to the Assets, the Licenses or the Wireless Services.

(c)          Indebtedness. There is no outstanding indebtedness to the FCC, or any governmental entity, or any person with respect to the Licenses. No unjust enrichment penalties or other fines or monies are owed to the FCC or any governmental entity or any third party as a result of the sale of the Licenses to Purchaser. None of the Licenses have been pledged as collateral for any bank loans or other instruments of indebtedness.

(d)          Compliance with Licenses. Company is in “green light” status at the FCC. All material documents related to the Licenses and to the Wireless Services offered by Company that are required to be filed at any time by Company with the FCC or any other governmental entity, including state and local commissions, have been filed or the time period for such filing has not lapsed. None of the Licenses are subject to any conditions other than those appearing on the face of such Licenses and those imposed by the FCC for licenses of the same type, class and service as the Licenses. Company complies and, at all times since issuance of the Licenses by the FCC has complied, in all material respects, with all pertinent aspects of the FCC rules and other laws, including: (a) those pertaining to eligibility to hold the Licenses; (b) those restricting foreign ownership of radio licenses; (c) those related to construction and operation of the Licenses; and (d) those relating to offering Wireless Services to the public. Company has not undergone any unauthorized transfer of control, and the ownership report for Company that is on file with the FCC is up to date.

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(e)          Compliance with Wireless Service Regulations. To the Company’s Knowledge, Company has made all required filings and payments to the FCC and any state commission with respect to the Wireless Services it offers, including: all state certification requirements, all federal and state Universal Service Fund filings, including on Form 499, together with all required payments; all Form 477 filings; all annual regulatory fee filings, and all CPNI filings. To the Company’s Knowledge, Company also is in compliance with all operational regulations applicable to offering Wireless Services including, but not limited to, E911, CALEA, and CVAA.

(f)          Construction and Operation. Company has satisfied all necessary construction and build out requirements associated with the Licenses. A certificate of completion, or a build out certification, or a substantial service demonstration, whichever is applicable, has been filed with the FCC for all licensed facilities. To the Knowledge of the Company, the constructed facilities are operating and have been operating in material compliance with the Licenses and the FCC rules. Company is not operating any unlicensed or unauthorized facility, nor is it operating pursuant to special temporary or developmental authority.

(g)          Licenses are Unimpaired. Company’s Licenses are Unimpaired. “Unimpaired” means that Company (and any person using the Licenses as permitted by Company) has been at all times, and is: (1) in material compliance with all Communication Laws and FCC rules relating to the Licenses; (2) has not leased or hypothecated in any manner any interest or future interest of any kind in the Licenses to any third party; (3) has not granted any interference consents or entered into any interference agreements with respect to the Licenses or allowed any such interference; (4) has not portioned or disaggregated any part of the service area or the frequencies associated with the Licenses; and (5) has all state, local and federal permits, licenses, franchises, variances, exemptions, orders, operating rights and other state, local and federal governmental authorizations, consents and approvals, if any, necessary to hold the Licenses and provide the Wireless Services. “Communications Laws” means the Communications Act of 1934, as amended, and the rules, orders, regulations and other applicable requirements of the Federal Communications Commission (including without limitation the FCC’s rules, regulations and policies relating to the operation of transmitting and studio equipment) or any similar state rules and regulations.

(h)          Not Insolvent. Company is not, and after giving effect to the transaction, it will not be, insolvent and it is not subject to any voluntary or involuntary proceedings in bankruptcy, reorganization, dissolution or liquidation or to any assignment for the benefit of creditors, and no trustee, receiver or liquidator has been appointed for it or any of its properties.

(i)          No Other Agreement. Company has no other commitment or legal obligation and has granted no option, right of first refusal or right of first offer, absolute or contingent, to any person other than Purchaser to sell, assign, transfer, dispose of, grant an option in, grant a right of first refusal with respect to, grant a right of first offer with respect to, or effect a sale of the Licenses, or any portion thereof, or to enter into any agreement, arrangement or understanding, or cause the entering into of an agreement, arrangement or understanding, with respect to such a sale.

3.19         Employment Matters. In the two (2) years prior to the Effective Time, the Company has not effectuated a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, and there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company. Company is not presently planning to effectuate any such “plant closing” or “mass layoff.”

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3.20         Condition of Facilities. (a) Use of the Real Property for the various purposes for which it is presently being used is permitted as of right under all applicable zoning legal requirements and is not subject to “permitted nonconforming” use or structure classifications. All improvements are in compliance with all applicable legal requirements, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. No part of any improvement encroaches on any real property not included in the Real Property, and there are no buildings, structures, fixtures or other improvements primarily situated on adjoining property which encroach on any part of the Real Property. The land for the Real Property abuts on and has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenance easement benefiting such Real Property and comprising a part of the Real Property, is supplied with public or quasi-public utilities and other services appropriate for the operation of the business located thereon and is not located within any flood plain or area subject to wetlands regulations or any similar restriction. There is no existing or proposed plan to modify or realign any street or highway or any existing or proposed eminent domain proceedings that would result in the taking of all or any part of the Real Property or that would prevent or hinder the continued use of any improvements as are currently used in the conduct of the business of the Company.

(b)          Each Asset representing an item of tangible personal property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of business and, to the Knowledge of Seller is free from latent and patent defects. No Asset representing an item of tangible personal property is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business. Each Asset representing an item of tangible personal property is in the possession of Seller or Seller has legal access to such Assets as conducted in the ordinary course of its business

4.            Representations, Warranties, and Certain Agreements of Purchaser. Purchaser hereby represents and warrants to the Company as of the Execution Date, Closing Date and the Effective Time:

4.1           Organization, Good Standing, and Qualification. Purchaser has been duly organized, and validly exists in good standing, under the laws of the State of Texas. Purchaser has the power and authority to enter into and perform this Agreement, to own and operate its properties and to carry on its business as currently conducted and as proposed to be conducted, and Purchaser maintains all material licenses, certificates, and permits from governmental authorities necessary for the conduct of its business.

4.2           Authorization. All action on the part of Purchaser necessary for the authorization, execution and delivery of, and the performance of all obligations of Purchaser under this Agreement has been taken or will be taken prior to the Closing, and this Agreement constitutes Purchaser's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (b) the effect of rules of law governing the availability of equitable remedies, and (c) the need for any prior approvals by governmental agencies including the FCC. Purchaser represents that it has full power and authority to enter into this Agreement.

4.3           Governmental Consents; Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in order to enable the Purchaser to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Purchaser of this Agreement does not (a) violate the organizational documents of Purchaser, (b) violate any applicable Law, (c) require any filing with or, consent or approval of, or the giving of any notice to, any third party, or (d) result in a violation of or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Purchaser or to a loss of any benefit to which Purchaser is entitled under, any contract binding upon Purchaser.

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4.4           Non-Reliance. Purchaser acknowledges and agrees that the Company has not made and is not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Section 3, and that Purchaser is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Section 3.

5.           Closing. After all conditions to Closing as set forth in Sections 7 and 8 have been satisfied, the purchase and sale of the Assets (the “Closing”) will take place via electronic exchange of executed final documents on a mutually acceptable Business Day (the “Closing Date”) and shall be effective as of 12:01 a.m. Central Time on the day mutually agreed to by the parties (the “Effective Time”), but in any event the Effective Time shall be the 1st day of the agreed upon month. At the Closing, the Company will deliver to Purchaser each of the items set forth in Section 9.1 against delivery to the Company by Purchaser of each of the items set forth in Section 9.2.

6.           Covenants.

6.1            Conduct of Business Prior to the Closing. From the Execution Date until the Closing, except as otherwise provided in this Agreement or consented to in writing by Purchaser, the Company shall (a) conduct its business in the ordinary course consistent with past practice; and (b) use commercially reasonable best efforts to maintain and preserve intact the business and to preserve the rights, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the business.

6.2           Access to Information. From the Execution Date until the Closing, the Company shall (a) afford Purchaser full and free access to and the right to inspect all of the facilities, properties, Assets, premises, books and records, contracts and other documents and data related to the business; (b) furnish Purchaser with such financial, operating and other data and information related to the business as Purchaser may request; and (c) instruct the representatives of the Company to cooperate with Purchaser in its investigation of the business. Any investigation pursuant to this Section 6.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business. No investigation by Purchaser or other information received by Purchaser shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company in this Agreement; provided however, that in the event Purchaser’s investigation reveals information that may affect or breach any representation, warranty or agreement given or made by the Company and which is unbeknownst to the Company, Purchaser shall reveal such information to the Company so that the Company can either remedy the discrepancy or make the proper disclosures. Notwithstanding anything to the contrary contained herein, that certain Confidentiality and Nondisclosure Agreement executed by and between JAB Wireless, Inc., an affiliate of Purchaser, and the Company dated May 30, 2014, shall remain in full force and effect unless and until the Closing occurs.

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6.3           Standstill Agreement and Exclusivity.

(a)          In consideration of the substantial time and resources Purchaser has expended and will continue to expend in evaluating, negotiating and structuring the transactions contemplated hereunder, from the Execution Date until Closing of this Agreement under Article 9 or the proper termination of this Agreement in accordance with Article 12 below (such period, the “Exclusivity Period”), Company shall not, and Company shall cause Ladin not to, directly or indirectly, (i) entertain, consider, or approve any offer or proposal from, or enter into any agreement, understanding or arrangement with, any third party (other than Purchaser) relating to any Acquisition Proposal (defined below); (ii) engage in any discussions or negotiations with any third party (other than Purchaser) relating to any Acquisition Proposal; (iii) provide any non-public information regarding the Assets or operations of Company to any third party (other than in the ordinary course of business or to Purchaser or as required by law or order of a court or governmental agency having jurisdiction); (iv) take any action to solicit, seek or encourage the initiation or submission of any Acquisition Proposal by any third party (other than Purchaser); or (v) permit any of its representatives to do any of the foregoing.

(b)          In furtherance of the foregoing, the Company shall, and shall cause its representatives to, immediately discontinue any ongoing discussions or negotiations (other than any ongoing discussions with Purchaser) relating to any Acquisition Proposal other than with Purchaser, and shall notify Purchaser immediately after receipt by the Company or any of its representatives of any expression of interest, inquiry, proposal or offer relating to a possible Acquisition Proposal that is received from any person or entity (other than Purchaser) during the Exclusivity Period, or any request for non-public information in connection with any such expression of interest, inquiry, proposal or offer, or for access to non-public information of Company or the Assets by any such person or entity (other than Purchaser) that informs or has informed the Company or any of its representatives that it is considering making a possible Acquisition Proposal. Purchaser and the Company also each agree to negotiate in good faith with respect to the potential transaction until the date that this Agreement is terminated.

(c)          As used herein, the term “Acquisition Proposal” means any binding or non-binding agreement, expression of interest, inquiry, offer, proposal, plan, understanding or arrangement contemplating (i) a merger or consolidation involving Company or any of its subsidiaries; (ii) the sale, lease or other disposition, directly or indirectly, by merger, consolidation, sale of equity securities, share or interest exchange or otherwise, of all or a significant portion of the assets or equity securities of Company or its business; (iii) the sale or other disposition by Company (including by way of merger, consolidation, share or interest exchange or any similar transaction) or issuance of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) of Company or any of its subsidiaries, or (iv) the recapitalization, restructuring, liquidation, or dissolution of Company.

(d)          Notwithstanding the foregoing, prior to the occurrence of the Company Shareholders’ Approval, the Company may withhold, withdraw, amend or modify its approval of this Agreement if: it receives a bona fide third party, unsolicited written Acquisition Proposal that the Company’s board of directors reasonably concludes in good faith, after consultation with outside legal counsel, that constitutes or would constitute a superior Acquisition Proposal, which if accepted, is reasonably likely to be consummated (taking into account all legal, financial and regulatory aspects of the proposal, the likelihood of the proposal being financed and the person making the proposal), and would, if consummated, result in a transaction more favorable to the Company’s stockholders from a financial point of view than this Agreement but only if the Company’s board of directors reasonably concludes in good faith (following the receipt of advice from outside counsel) that modification or withdrawal of its support of the Agreement is required in order to comply with its fiduciary obligations to the Company’s stockholders under Texas law.

6.4           Notice of Certain Events.

(a)          From the date hereof until the Closing, the Company shall promptly notify Purchaser in writing of:

(i)          any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Company hereunder not being true and correct in any material respect, or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions to Closing to be satisfied;

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(ii)         any notice or other communication from any governmental authority or court of competent jurisdiction (“Governmental Authority”) in connection with the transactions contemplated by this Agreement;

(iii)        any legal actions commenced or, to Company’s Knowledge, threatened against, relating to or involving or otherwise affecting the Company that, if pending on the Execution Date, would have been required to have been disclosed on the disclosure schedules or that relates to the consummation of the transactions contemplated by this Agreement; and

(iv)        The Company’s exercise of its rights under Section 6.3 to withhold, withdraw, amend or modify its approval of the Agreement.

(b)          Purchaser’s receipt of information pursuant to this Section 6.4 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company in this Agreement and shall not be deemed to amend or supplement the schedules.

6.5           Disclosure Schedules; Notification; Updating of Disclosure Schedules.

(a)          The Company is delivering Schedules to this Agreement which contain exceptions to, qualifications of or information relating to various sections of this Agreement. The numbering and references of the Schedules that correspond to sections of this Agreement are for convenience only and do not limit the disclosure concerning such referenced sections. Capitalized terms used in the Schedules that are not defined therein but are defined in this Agreement shall have the meanings given to them in this Agreement. The statements in the Schedules qualify and relate only to the provisions in the sections of this Agreement to which they expressly refer and not to any other provisions in this Agreement, unless the applicability of a statement in a particular Schedule in the Schedules to another section of this Agreement is reasonably apparent on its face.

(b)          Between the Execution Date and the Closing, the Company shall notify Purchaser in writing within two (2) Business Days after the occurrence or existence of any fact or circumstance that causes or constitutes a breach of any of the representations and warranties made by the Company herein or that causes or will cause any covenant or agreement of the Company in this Agreement to be breached. If any event or matter arises after the Execution Date and prior to the Closing which would or would be reasonably likely to cause or constitute a breach of any representations or warranties made by the Company herein had that representation or warranty been made as of the time and of the occurrence of such event or matter (each a “Subsequent Event”), then not later than two (2) Business Days after such Subsequent Event, Company shall notify Purchaser in writing of each such Subsequent Event so as not to be in breach upon Closing. Additionally, not later than three (3) Business Days prior to the Closing Date, Company shall deliver to Purchaser one amended or supplemental schedule to the Disclosure Schedules (the “Subsequent Disclosure Schedules”) which will contain a description of all Subsequent Events and the information necessary to correct the information in any existing Schedule in the Disclosure Schedules that was rendered untrue or is to be updated or corrected as of Closing so that the Company will not be in breach of any representations or warranties made by the Company prior to such Subsequent Events; provided, however, that the immediately preceding language is not intended to permit the Company to alter or amend the representations and warranties as made herein as of the Execution Date for items that should have been disclosed on the Schedules delivered as of the Execution Date and for any such non-disclosed items shall not cure the inaccuracy thereof as of the Execution Date for any purpose under this Agreement or otherwise limit or affect the remedies available hereunder to Purchaser.

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6.6           Confidential Information. (a)          For a time period of 18 months after the Effective Time, each party, covenants and agrees, and shall cause each of its respective officers, employees, managers, directors, attorneys, accountants and other authorized representatives, to treat all information, that is not otherwise in the public domain, obtained or developed by them concerning the other party (the “Confidential Information”) in strict confidence. For a time period of 18 months after the Effective Time, each party also covenants and agrees to comply with all other confidentiality undertakings heretofore agreed to between Purchaser and the Company or their representatives relating to the parties or the transactions contemplated by this Agreement.

(b)          Compliance with Law. For a time period of 18 months after the Effective Time, in the event that either party is requested or required by law (including by government entities, by oral questions, interrogatories, requests for information or documents in legally required government filings, legal proceedings, subpoena, civil investigative demand or other similar process) to disclose Confidential Information, each party will give the other prompt written notice of such request or requirement, to the extent permitted by law, so that the other party may seek an appropriate protective order or other appropriate remedy. If in the absence of a protective order a party is nonetheless, in the opinion of its counsel, legally compelled to disclose any such facts or information, then such party may disclose such facts or information without liability hereunder; provided, however, that the party that will be disclosing such information, to the extent permitted by law, gives the other party notice of the facts or information to be disclosed as far in advance of its disclosure as is practicable and legally permissible, and, upon request and at the other party’s expense, uses its reasonable efforts to preserve the confidentiality of the Confidential Information, including by cooperating to obtain confidential treatment or an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information, and the party may disclose only such portion of the Confidential Information as, in the opinion of its counsel, is required to be disclosed by applicable law.

(c)          Confidentiality Request. The parties acknowledge that this Agreement is required, due to the public company status of the Company, to be disclosed or filed as an exhibit to certain securities filings of the Company.

(d)          Equitable Remedies. For a period of 18 months after the Effective Time, each party acknowledges and agrees that the disclosing party would be irreparably harmed by disclosure of the Confidential Information, that money damages would not be a sufficient remedy for any breach of this Section 6 and that, in addition to any other remedies available at law or in equity, specific performance and injunctive or other equitable remedies shall be available to the disclosing party as a remedy for any such breach or threatened breach, without the requirement of posting bond or other security.

6.7           Filing and Prosecution of Applications and Amendments. Within ten (10) business days after the execution of this Agreement, Company and Purchaser shall work together to complete and file the Assignment Applications for the Licenses (the “Assignment Applications”). Each of Company and Purchaser shall, at its own expense, cooperate in providing all information and taking all steps reasonably necessary, desirable or appropriate to expedite the preparation, filing, prosecution and granting of the Assignment Applications. In the event any person petitions the FCC to deny or otherwise challenges the Assignment Applications or any other application filed or amended pursuant to this Agreement, or in the event the FCC grants the Assignment Applications or any other application filed or amended pursuant to this Agreement and any person petitions for review or reconsideration of such grant before the FCC or seeks judicial review of such grant, then Company and Purchaser shall cooperate using commercially reasonable efforts to secure reconsideration or review of such denial before it becomes a Final Order. Purchaser and Company shall each bear their own costs with respect to their mutual efforts to file and prosecute the Assignment Applications.

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6.8           Reasonable Efforts. Each party shall use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable Laws to carry out all of their respective obligations under this Agreement, and to do so on a timely basis.

6.9           Agreement Not to Transfer. Other than in connection herewith, Company shall not sell, transfer, assign, dispose of, grant an option in, grant a right of first refusal with respect to, grant a right of first offer with respect to, or dispose of, or offer to, or discuss or enter into any agreement, arrangement or understanding to, sell, transfer, assign, dispose of, grant an option in, grant a right of first refusal with respect to, grant a right of first offer with respect to, or dispose of any of the Licenses.

6.10         Voting Agreement. The Company hereby agrees on or before the Execution Date, the Company will deliver to the Purchaser a voting agreement executed by its three major shareholders, representing approximately 58% of the ownership of all issued and outstanding shares of common stock of the Company, showing such shareholders’ agreement to vote in favor of and approve this Agreement and the transactions contemplated hereby.

6.11         Collection of Accounts Receivable. Notwithstanding anything to the contrary contained in this Agreement, for a period of 90 days after the Closing Date, and thereafter upon receipt of such payments, the Company shall forward to Purchaser on a weekly basis all payments that it receives on the Subscriber A/R, together with providing an accounting therefore, and Purchaser shall forward to the Company on a weekly basis all payments that it receives on the Retained A/R together with providing an accounting therefore. In the event payor fails to specifically identify the accounts receivable to which payment should be applied, all payments shall be applied to the oldest remaining unpaid accounts receivable of such payor used in such calculation. If such payor subsequently identifies the account receivable to which such payment should have been applied, then the party who should have received such payment shall be reimbursed by the other party for the amount received by such other party, and the total payment shall be applied to the appropriate account receivable for purposes hereof. If any payor makes a payment and identifies an account receivable for which a payment has been applied pursuant to this Section 6.11, such payment shall be paid to the party to whom such account receivable is owed and applied to the remaining balance of such account receivable, if any, with the remainder to the oldest remaining unpaid accounts receivable of such payor, if any, and thereafter. Each party agrees that it shall in no way attempt to influence payors on the accounts receivable not to pay the Retained A/R or Subscriber A/R (as applicable) in lieu or in advance of the Subscriber A/R or Retained A/R (as applicable). Each party shall cooperate with the other party in communicating and making sure that payments on the Retained A/R and the Subscriber A/R are allocated to the correct invoice and paid to the proper party which obligation shall continue after the time period described in the first sentence of this Section 6.11.

7.           Conditions to Purchaser’s Obligations at Closing. The obligations of Purchaser under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, which waiver shall be given by written or electronic communication to the Company or its counsel:

7.1           Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and complete.

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7.2           Performance. The Company shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. The Company shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein. The Company has provided Purchaser with the tax statements required pursuant to Section 3.14.

7.3           Consents to Transfer Spectrum; Licenses. The Company shall have delivered to Purchaser consents to assignment with respect to licenses of spectrum under which the Company is conducting the Asset Services, assigning the License to Purchaser. The governmental consents shall be granted by final order.

7.4           Consent to Transfer the Tower Leases. The Company shall have delivered to Purchaser executed landlord consents to assignments, in form and substance reasonably acceptable to Purchaser, with respect to the towers covered by the Tower Leases which are required to provide service to seventy-five percent (75%) of the Company’s Subscribers. To the extent that the Company is unable to deliver at or prior to the Closing landlord consents to assignments with regard to all of the Company’s subscribers, the Company shall continue to use commercially reasonable efforts to deliver the remaining consents for 80 days following the Closing.

7.5           Litigation. There shall not be in effect any order, injunction, judgment, decree, ruling, or writ by a governmental entity of competent jurisdiction enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

7.6           Compliance Certificate. The Company shall have delivered to Purchaser at the Closing a certificate signed on its behalf certifying that the conditions specified in Sections 7.1 to 7.5 have been fulfilled.

7.7           Statement of Accounts Receivable. The Company shall deliver to Purchaser at the Closing a detailed statement of the Subscriber A/R as of the end of the business day prior to the Effective Time.

7.8           Company Shareholder Approval. At least two-thirds (2/3) or more of the issued and outstanding shares of the Company shall have approved, or tendered irrevocable proxies in favor of, the consummation of the transactions contemplated by this Agreement (such occurrence constituting the “Company Shareholders’ Approval”).

7.9           Lien Releases. The Company shall deliver complete releases of all liens on the Assets, and evidence of the filing of such releases with appropriate governmental authorities to Purchaser in forms acceptable to Purchaser.

7.10         Closing Documents. Purchaser shall have received all items to be delivered at Closing from the Company pursuant to Section 9.1.

8.           Conditions to the Company's Obligations at Closing. The obligations of the Company under Section 2 of this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by Purchaser, which waiver shall be given by written or electronic communication to Purchaser or its counsel:

8.1           Representations and Warranties. Each of the representations and warranties of Purchaser contained in Section 4 shall be true and complete.

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8.2           Performance. Purchaser shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. The Company shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

8.3           Litigation. There shall not be in effect any order, injunction, judgment, decree, ruling, or writ by a governmental entity of competent jurisdiction enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

8.4           Compliance Certificate. The Purchaser shall have delivered to the Company at the Closing a certificate signed on its behalf certifying that the conditions specified in Sections 8.1 to 8.3 have been fulfilled.

8.5           Company Shareholders’ Approval. The Company Shareholders’ Approval shall have occurred.

8.6           Closing Documents. The Company shall have received all items to be delivered at Closing from Purchaser pursuant to Section 9.2.

9.            Closing Deliveries.

9.1           Deliveries of the Company. At the Closing, the Company shall deliver, or shall cause to be delivered, to Purchaser the following:

(a)          One or more bill of sales, an assignment and assumption agreement, and, if required, an authorization of transfer for Internet protocol number, each duly executed by the Company;

(b)          Warranty Deed transferring the Real Property to the Purchaser;

(c)          Consent to assignment of the lessor of the Assumed Vehicle Leases;

(d)          A non-competition agreement with Purchaser for a two year time period duly executed by the Company (the “Non-Competition Agreement”);

(e)          A certificate of the Secretary of the Company, dated as of the Closing Date, as to (i) the Articles of Incorporation and Bylaws of the Company, (ii) the incumbency of certain officers of the Company, and (iii) the resolutions of the board of directors of the Company approving the transactions contemplated by this Agreement;

(f)          Keys, lock combination codes, contact information and other information which would be required to access the Tower Rights; and

(g)          The Company’s wire instructions.

9.2           Purchaser Deliveries. At the Closing, Purchaser shall deliver, or shall cause to be delivered, to the Company (or on behalf of the Company) the following:

(a)          By wire transfer, the Escrow Deposit to the Escrow Deposit Account and the Purchase Price to the Company or to creditors, in each case in accordance with Section 2;

(b)          The Non-Competition Agreement duly executed by Purchaser;

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(c)          An assignment and assumption agreement duly executed by Purchaser; and

(d)          A certificate of the Secretary of Purchaser, dated as of the Closing Date, as to (i) the Articles of Incorporation and Bylaws of Purchaser, (ii) the incumbency of certain officers of Purchaser, and (iii) the resolutions of the board of directors of Purchaser approving the transactions contemplated by this Agreement.

10.           Indemnification

10.1         Required Indemnification by Company. The Company shall indemnify and hold Purchaser, its directors, officers, employees or agents harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees) (collectively, “Damages”) resulting from, relating to or constituting: (i) any misrepresentation or breach of any representation or warranty or non-fulfillment of any agreement on the part of the Company contained in this Agreement or any document prepared and delivered to Purchaser pursuant to this Agreement; (ii) any Retained Liabilities; (iii) any obligations or undertakings required to be performed by the Company prior to the date of this Agreement in connection with the Assets being assigned to Purchaser; or (iv) for any violations of the Communications Laws or any License in connection with the Assets that occurred or relate to the period prior to the Closing Date.

10.2         Limitations. The indemnification provided for in this Section 10 shall terminate and be of no further force and effect 18 months from the date hereof, except with regard to Section 3.14 which shall survive through any statute of limitations period and except as to any claim for as to which a written notice of claim for indemnification has been given to the indemnifying party prior to the expiration of such 18 month period. Except as set forth herein, the parties hereto shall not be entitled to indemnification under this Section 10 for any Damages incurred by the other party for any individual claim or aggregate claims less than $50,000 (the “Deductible”). In the event any individual claim or aggregate claims exceeds the Deductible, the indemnified party shall be entitled to recover that amount of Damages in excess of the Deductible. Furthermore, the parties’ aggregate liability for indemnification obligations for breaches of representations and warranties made pursuant to this Agreement shall not exceed $3,000,000. The following exceptions shall not be subject to any limitations: the parties’ aggregate liability for (i) willful and intentional misrepresentation, or (ii) any fraudulent activity.

10.3         Notice of Claim. Before a party entitled to indemnification hereunder may claim against an indemnifying party, the indemnified party shall first serve written notice of any alleged breach, nonperformance, misrepresentation, omission or the like giving rise to the claim for indemnification, along with supporting documentation, and no action shall commence to enforce the indemnity if the other indemnifying party cures the breach and compensates the indemnified party for all indemnifiable costs due within thirty days after delivery of the written notice and supporting documentation

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10.4         Defense of Claims. If any legal proceeding shall be instituted, or any demand or claim shall be made, against any party entitled to indemnification hereunder, such indemnified party shall give prompt written notice thereof to the indemnifying party and, except as otherwise provided in this Section 10, the indemnifying party shall have the right to defend any litigation, action, suit, demand, or claim for which indemnification may be sought unless the indemnified party determines that such litigation, action, suit, demand or claim, or the resolution thereof, could have an ongoing material adverse effect on the business of the indemnified party, in which case, the indemnified party shall be entitled to defend any such litigation. If the indemnifying party defends the litigation, action, suit, demand or claim, the indemnified party shall extend reasonable cooperation in connection with such defense. If the indemnifying party fails to defend the same within a reasonable length of time, the indemnified party shall be entitled to assume the defense thereof, and the indemnifying party shall be liable to repay the indemnified party for all expenses reasonably incurred in connection with said defense (including reasonable attorneys' fees and settlement payments) if it is determined that such request for indemnification was proper. If the indemnifying party shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with either of the two preceding sentences, the indemnified parties shall have the absolute right to control the defense of such litigation, action, suit, demand, or claim; provided, however, that litigation, action, suit, demand, or claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of any such litigation, action, suit, demand, or claim, the indemnified party shall keep the indemnifying party reasonably informed of the progress of any such defense (including any proposed compromise or settlement).

10.5         Adjustment. The parties agree that to the greatest extent possible the payment of any indemnity hereunder shall be treated for tax purposes as an adjustment to the Purchase Price. In addition, the amount of any indemnifiable costs or indemnification payable pursuant to this Section 10 will be net of any insurance proceeds actually received by the indemnified party in connection with the circumstances giving rise to the claim but less the amount of any increase in the premium for the insurance policy under which payment of insurance proceeds was made attributable solely to the payment of such indemnifiable costs. Additionally, Purchaser shall be entitled to offset any Damages receivable pursuant to this Section 10 against the Escrow Deposit so long as such Damages are determined by: (i) the result of a finally adjudicated claim or (ii) mutually agreed upon by the parties hereto. If a claim is made by Purchaser prior to the expiration of the Escrow Deposit Closing Date, such amount shall continue to be held in the Escrow Deposit Account until such time as Purchaser’s Damages claim has been resolved.

11.          Employment and Employee Benefits Arrangements.

11.1.          Employment. Purchaser currently plans to offer to employ, beginning on the Closing Date, all of the Company’s employees listed on Schedule 11.1 to be delivered at Closing. Any employee to whom Purchaser shall offer employment under this Section 11.1 and who accepts such offer as of the Closing Date is referred to herein as a “Transferring Employee.” Purchaser shall have the right to terminate any Transferring Employee upon written notice to such individual at any time, including immediately after Closing. Nothing herein shall be deemed to affect or limit in any way normal management prerogatives of Purchaser after the Effective Time with respect to employees of the Company or to create or grant to such employees any third party beneficiary rights or claims of any kind or nature.

11.2.          Benefits, Workers’ Compensation. Company agrees to, with respect to claims for workers’ compensation and all claims under Company’s employee benefit plans and programs by persons working for Company accruing prior to the Closing Date, whether insured or otherwise (including, but not limited to, workers’ compensation, life insurance, medical and disability programs), at its own expense, honor or cause its insurance carriers to honor such claims in accordance with the terms and conditions of such plans, programs or applicable workers’ compensation statutes. All Transferring Employees shall be eligible to participate in Purchaser’s health and welfare benefit plans on the same basis as Purchaser’s newly hired employees; provided, however, that Purchaser shall recognize the respective hire dates by the Company of each Transferring Employee for purposes of determining eligibility, vesting and other rights under such plans.

11.3.          Vacation Pay; Sick Leave Pay. As provided in Section 1.1(b), the Purchaser shall assume as of the Closing Date the obligation of Company with respect to vacation and sick leave pay accrued by the Transferring Employees.

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11.4.          Severance Payments. Company shall be liable for any severance, separation, deferred compensation or similar benefits that are payable (i) to any person who is or was an employee of Company and who is not a Transferring Employee, including any terminating employees or other persons whose employment with the Company was terminated at or prior to the Effective Time; and (ii) to Transferring Employees, to the extent that such Transferring Employee’s right to severance, separation, deferred compensation or similar benefits arises as a result of the transactions contemplated by this Agreement.

12.         Termination.

12.1         Right to Terminate. This Agreement may be terminated at any time prior to consummation of the Closing:

(a)          by mutual written consent of Purchaser and Company;

(b)          by either party if

(i)          Company Shareholder Approval is not obtained on or before June 30, 2015;

(ii)         the Closing does not occur on or before June 30, 2015; provided that the right to terminate this Agreement under this clause (b)(ii) shall not be available to a party if that party is in breach of any material representation, warranty, covenant or agreement under this Agreement that has been the cause of or resulted in the failure of the Closing to occur on or before such date;

(iii)        there is a material adverse loss in the Internet Service Revenue after the Execution Date and before the Closing Date as stated in Section 2.2(a);

(iv)        there is any action taken by the shareholders of the Company, shareholders of the Purchaser or third parties to enjoin this transaction, or any shareholder of either Company or Purchaser files a legal action against either the Company or Purchaser after the Execution Date; or

(v)         a Governmental Authority shall have issued an order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, which order or other action is final and non-appealable;

(c)          by Purchaser if:

(i)          the Company exercises its right to withhold, withdraw, amend or modify its approval of this Agreement pursuant to Section 6.3(d);

(ii)         any condition to the obligations of Purchaser hereunder becomes incapable of fulfillment other than as a result of a breach by Purchaser of any material covenant, agreement, representation or warranty contained in this Agreement and such condition is not waived by Company; or

(iii)        there has been a breach by Company of any material representation, warranty, covenant or agreement contained in this Agreement, or if any material representation or warranty of the Company shall have become untrue.

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(d)          by Company if:

(i)          any condition to the obligations of Company hereunder becomes incapable of fulfillment other than as a result of a breach by the Company of any material covenant, agreement, representation or warranty contained in this Agreement and such condition is not waived by Purchaser;

(ii)         there has been a breach by Purchaser of any material representation, warranty, covenant or agreement contained in this Agreement, or if any material representation or warranty of Purchaser shall have become untrue.

The party desiring to terminate this Agreement pursuant to clause (b), (c) or (d) above shall give written notice of such termination to the other parties hereto.

12.2         Effect of Termination. Except for a termination pursuant to Section 12.1(c)(i), in the event of a proper termination of this Agreement as provided in Section 12.1, this Agreement shall immediately become null and void and there shall be no liability or obligation on the part of the Company and Purchaser or their respective officers, members, managers, directors or affiliates. If this Agreement is terminated by the Purchaser pursuant to Section 12.1(c)(i), then the Company shall pay to Purchaser (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee equal to $500,000.

12.3         Liquidated Damages. Each of the parties hereto acknowledges and agrees that significant cost, time and effort has been and will be expended in preparation for the Closing, and that if all conditions to the Closing occur but one party fails to perform its obligations under Sections 9 of this Agreement, the other party would be irreparably damaged, and that the damages incurred by the non-defaulting party could not be accurately estimated or would be very difficult to accurately estimate. Accordingly, each of the parties agrees that if all conditions to the Closing occur, and if: (i) the Company fails to perform its obligations under Section 9 of this Agreement or terminates this Agreement prior to the Closing Date for any reason other than as permitted in Section 12 or as a result of a material breach by the Purchaser, the Company shall be liable to pay the Purchaser the amount of $500,000 as liquidated damages, or (ii) the Purchaser fails to perform its obligations under Section 9 of this Agreement or terminates this Agreement prior to the Closing Date for any reason other than as permitted in Section 12 or as a result of a material breach by the Company, the Purchaser shall be liable to pay the Company the amount of $1,000,000 as liquidated damages. The parties stipulate and agree the amount of liquidated damages specified in the preceding sentence is a reasonable forecast of just compensation to the non-defaulting party, the liquidated damages shall be the non-defaulting or non-terminating party’s sole and exclusive remedy, and upon such payment this Agreement shall terminate.

13	General Provisions.

13.1         Survival of Warranties. The representations and warranties of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of 18 months, and the covenants of the parties shall survive the execution and delivery of this Agreement and the Closing in accordance with their terms.

13.2         Successors and Assigns; No Third-Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Agreement does not confer rights or benefits as a third-party beneficiary or otherwise upon any party that is not a party hereto.

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13.3         Governing Law; Venue. This Agreement shall be governed by and construed under the internal laws of the State of Texas, without reference to principles of conflict of laws or choice of laws. All parties agree and consent that all disputes, claims and controversies hereunder and interpretation hereof shall be brought in the exclusive forum of the county courts of (a) Dallas-Fort Worth, Texas, if the dispute is initiated by the Company, or (b) Houston, Texas, if the dispute is initiated by Purchaser; and the parties agree not to remove any action from such forum or claim forum non conveniens.

13.4         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

13.5         Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

13.6         Notices. All demands, notices, and other communications to be given hereunder, if any, shall be in writing and shall be sufficient for all purposes if personally delivered, sent by facsimile, sent by e-mail to the e-mail address listed below for notices, sent by nationally-recognized courier service with proof of delivery, or if sent by registered or certified United States mail, return receipt requested, postage prepaid, and addressed to the respective party at the postal address set forth below or to such other address or addresses as such party may hereafter designate in writing to the other party as herein provided. The present addresses of the parties hereto are as follows:

Company:

Internet America, Inc.

6210 Rothway Street

Houston, TX 77040

Phone: (713) 968-2500

Fax: (713) 589-3000

Attention: William E. (Billy) Ladin, Jr.

E-Mail: billy@ladin.com

with a copy to:

Ewing & Jones, PLLC

Attention: Randolph Ewing

6363 Woodway, Suite 10000

Houston, Texas 77057

Fax: (713) 590-9610

E-Mail: rewing@ewingjones.com

Purchaser:

AirCanopy Internet Services, Inc.

c/o JAB Wireless, Inc.

400 Inverness Parkway

Suite 330

Englewood, Colorado 80112
Attention: CEO
Fax: (303) 705-6523

E-Mail: jkoo@jabbroadband.com

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with a copy to:

Theresa M. Mehringer, Esq.

Burns Figa & Will, P.C.

6400 S Fiddlers Green Circle, Suite 1000

Greenwood Village, CO 80111

Fax: (303) 796-2777

E-Mail: tmehringer@bfw-law.com

If personally delivered, notice under this Agreement shall be deemed to have been given and received and shall be effective when personally delivered. Notice by facsimile, electronic mail and nationally-recognized courier service shall be deemed to have been given when received. Notice by mail shall be deemed effective and complete two (2) days after deposit in the United States mail.

13.7         No Finder's Fees. Except with respect to The Gulfstar Group, Inc. (the fees of which are the sole responsibility of the Company), each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which Purchaser or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

13.8         Costs, Expenses. Each party to this Agreement shall bear its own fees and expenses (including, without limitation, the fees and expenses of its legal counsel) in connection with the preparation, execution, and delivery of this Agreement and the transfer of the Assets.

13.9         Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchaser. Acceptance by any party of any performance less than required hereby shall not be deemed to be a waiver of such party to enforce all of the terms and conditions hereof. No waiver of any such right hereunder shall be binding unless reduced to writing and signed by the party to be charged therewith.

13.10         Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closes to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

13.11         Entire Agreement. This Agreement, together with all exhibits and schedules hereto (including the agreements, documents and instruments referred to herein), constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

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13.12         Further Assurances. From and after the date of this Agreement, upon the request of Purchaser or the Company, the Company and Purchaser shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

13.13         Authorized Execution. Each individual signing below represents and warrants (a) that he or she is authorized to execute this Agreement for and on behalf of the party for whom he or she is signing, (b) that such party shall be bound in all respects hereby, and (c) that such execution presents no conflict with any other agreement of such party.

13.14         Facsimile/PDF Signatures. The parties hereto agree that transmission to the other party of this Agreement with its facsimile or PDF signatures shall bind the party transmitting this Agreement by facsimile or PDF in the same manner as if such party's original signature had been delivered.

13.15         No Partnership. Nothing in this Agreement shall be construed to constitute a partnership between the parties hereto, and the parties expressly agree that no such partnership is intended. No person or entity other than the parties hereto shall have, be deemed to have or claim any third party, direct or indirect rights or claims to this Agreement or the matters described herein.

13.16         Representation by Counsel. Each of the parties acknowledges that they have been represented by legal counsel in the negotiation and execution of this Agreement.

13.17         Assignment. Other than an assignment by Purchaser to an affiliated entity, neither party may directly or indirectly assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other party, which consent may be withheld at the other party’s sole and absolute discretion. Any purported assignment or delegation without such consent shall be null and void.

13.18         Construction. Any rule or provision of law which provides that a contract or agreement shall be construed against the drafter of such contract or agreement shall not apply to this Agreement and the documents contemplated by this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference herein to “including” shall be interpreted as “including without limitation.”

13.19         Business Day. If notification or other action is due on a non-Business Day, such notification or other action shall be due on the next Business Day. “Business Day” means a day other than a Saturday, Sunday, or a day on which banks are authorized by law to be closed in Denver, Colorado.

[Signature Page to Follow]

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In Witness whereof, the parties hereto have executed this Agreement as of the date first written above.

Internet America, Inc.

By:	/s/ William E Ladin Jr.
William E. (Billy) Ladin Jr., CEO

AIRCANOPY INTERNET SERVICES, INC.

By:	/s/ John S. Koo
John S. Koo, CEO and President

Signature Page to Asset Purchase Agreement

Schedules

Schedule 1.1(a)(i)	Subscribers
Schedule 1.1(a)(ii)	Tower Leases and Tower Rights
Schedule 1.1(a)(iii)	Equipment
Schedule 1.1(a)(iv)	Vehicles
Schedule 1.1(a)(v)	IP Assets
Schedule 1.1(a)(vi)	Subscriber A/R
Schedule 1.1(a)(ix)	Real Property
Schedule 1.1(b)	Assumed Liabilities
Schedule 1.1(c)	Excluded Assets
Schedule 2.2(a)	Internet Service Revenue
Schedule 2.2(b)	Recurring Expenses
Schedule 3.3	Contracts and Commitments
Schedule 3.6	Financial Statements
Schedule 3.10	Litigation
Schedule 3.17	Directors and Officers
Schedule 3.18(a)	Licenses
Schedule 11.1	Employees – To be Delivered At Closing

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Annex B

Plan of Liquidation
of
Internet America, Inc.

This Plan of Liquidation (the “Plan”) is intended to accomplish the liquidation of Internet America, Inc., a Texas corporation (the “Company”), in accordance with Subchapter K of Chapter 21, including Sections 21.501 through 21.504, Chapter 11, and other applicable provisions of the Texas Business Organizations Code (the “TBOC”).

1.           Approval and Adoption of Plan. This Plan shall be effective when all of the following steps have been completed:

(a)          the board of directors of the Company (the “Board of Directors”) has adopted resolutions deeming it advisable and in the best interest of the shareholders of the Company to (i) liquidate the Company, (ii) adopt this Plan, and (iii) call a special meeting (the “Meeting”) of the shareholders of the Company to approve the liquidation of the Company, including but not limited to the sale of all or substantially all of the Company’s operating assets to AirCanopy Internet Services, Inc., a Texas corporation (the “Asset Sale”), and adopt this Plan;

(b)          the liquidation of the Company, including the Asset Sale, has been approved by and this Plan has been adopted by the requisite vote of the Company’s shareholders at a special meeting of the shareholders of the Company; and

(c)          the Asset Sale has closed, and the Company has received the purchase price payable thereunder. Upon the receipt by the Company of the purchase price payable pursuant to the Asset Sale, this Plan shall constitute the adopted Plan of the Company as of such date (the “Effective Date”)

2.           Liquidation Process. After the Effective Date and subject to Sections 11.052 and 11.053 and other applicable provisions of the TBOC, the Company shall take such steps, as the Board, in its absolute discretion, deems necessary, appropriate, or advisable in order to liquidate the Company’s operations, including, but not limited to:

(a)          the collection and sale of all or substantially off the Company’s non-cash assets, in one or more transactions, including the Asset Sale (subject to approval of the Asset Sale by the shareholders of the Company);

(b)          the payment of the Company’s outstanding liabilities and obligations, or, if the assets of the Company are not sufficient to discharge all of its liabilities and obligations, to apply the Company’s assets, to the extent possible, to the just and equitable discharge of such liabilities and obligations;

(c)          the making of any provisions as are reasonably likely to be sufficient to provide compensation for any claims against the Company;

(d)          the distribution of the Company’s assets to its shareholders;

(e)          the continuation of the Company’s business in whole or in part for the limited period necessary to avoid unreasonable loss of the Company’s property or business, including the maintenance of the Company’s existence for the purposes of seeking a combination or merger;

(f)          the sending of written notice to each known claimant against the Company;

(g)          the prosecution or defense of any action against the Company;

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(h)          the cessation of the Company’s business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business; and

(i)          the establishment of and transfer of assets to a liquidating trust.

No further vote or action by the Company’s shareholders shall be necessary to approve any such steps, and to the extent that any such steps have already been taken (including in connection with the Asset Sale), such steps are hereby ratified and approved.

3.           Expenses of Liquidation. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional, legal, and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan. Adoption of this Plan shall constitute approval of such payments by the shareholders of the Company.

4.           Employees and Independent Contractors. In connection with effecting the liquidation of the Company and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, hire or retain such employees, consultants, independent contractors, agents and advisors as the Board of Directors deems necessary or desirable to supervise or facilitate the liquidation. The Company may, in the absolute discretion of the Board of Directors, but subject to applicable legal and regulatory requirements, pay the Company’s officers, directors, employees, consultants, independent contractors, agents, advisors and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan shall constitute approval of any such compensation by the shareholders of the Company.

5.           Indemnification. The Company shall continue to indemnify its officers, directors, employees, and agents in accordance with its certificate of incorporation, bylaws, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Board is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

6.           Tax Matters. It is intended that any distributions to the shareholders pursuant to this Plan shall be treated as distributions in complete liquidation of the Company for the purposes of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”) and for this Plan to constitute a plan of complete liquidation for the purpose of Section 346(a) of the Code. This Plan shall be deemed to authorize the taking of such action as the Board determines may be necessary to conform with the provisions of said Sections 331 and 336 and the Treasury regulations promulgated thereunder. The Company’s officers shall be authorized to cause the Company to make such elections for tax purposes as are deemed appropriate and in the best interest of the Company. Within thirty (30) days after the Effective Date, the Company shall file with the Internal Revenue Service an appropriate statement of corporate dissolution on IRS Form 966, as required by Section 6043 of the Code, and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof. The Company shall make arrangements authorizing one or more representatives or agents to maintain such Company records as may be appropriate for purposes of any tax audit of the Company occurring during the process of liquidation.

7.           Power of Board of Directors and Officers. The Board of Directors is hereby authorized, without further action by the Company’s shareholders, to do and perform, or cause the officers of the Company to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

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Annex C

TEXAS BUSINESS ORGANIZATIONS CODE

CHAPTER 10. MERGERS, INTEREST EXCHANGES, CONVERSIONS,

AND SALES OF ASSETS

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS

Sec. 10.351. APPLICABILITY OF SUBCHAPTER

(a) This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b) This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c) The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.

Sec. 10.352. DEFINITIONS. In this subchapter:

(1) “Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:

(A) provides notice under Section 10.356; and

(B) complies with the requirements for perfecting that owner’s right to dissent under this subchapter.

(2) “Responsible organization” means:

(A) the organization responsible for:

(i) the provision of notices under this subchapter; and

(ii) the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

(B) with respect to a merger or conversion:

(i) for matters occurring before the merger or conversion, the organization that is merging or converting; and

(ii) for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;

(C) with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange; and

(D) with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner.

Sec. 10.353. FORM AND VALIDITY OF NOTICE.

(a) Notice required under this subchapter:

(1) must be in writing; and

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(2) may be mailed, hand-delivered, or delivered by courier or electronic transmission.

(b) Failure to provide notice as required by this subchapter does not invalidate any action taken.

Sec. 10.354. RIGHTS OF DISSENT AND APPRAISAL.

(a) Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:

(1) dissent from:

(A) a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B) a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

(C) a plan of exchange in which the ownership interest of the owner is to be acquired;

(D) a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion; or

(E) a merger effected under Section 10.006 in which:

(i) the owner is entitled to vote on the merger; or

(ii) the ownership interest of the owner is converted or exchanged; and

(2) subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b) Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate:

(A) listed on a national securities exchange; or

(B) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A) ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or

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(ii) held of record by at least 2,000 owners;

(B) cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or

(C) any combination of the ownership interests and cash described by Paragraphs (A) and (B).

(c) Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006.

Sec. 10.355. NOTICE OF RIGHT OF DISSENT AND APPRAISAL.

(a) A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:

(1) the action or proposed action is submitted to a vote of the owners at a meeting; or

(2) approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b) If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

(c) A notice required to be provided under Subsection (a) or (b) must:

(1) be accompanied by a copy of this subchapter; and

(2) advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(1) or (3) may be provided.

(d) In addition to the requirements prescribed by Subsection (c), a notice required to be provided under Subsection (a)(1) must accompany the notice of the meeting to consider the action, and a notice required under Subsection (a)(2) must be provided to:

(1) each owner who consents in writing to the action before the owner delivers the written consent; and

(2) each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect.

(e) Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).

Sec. 10.356. PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL.

(a) An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

(b) To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:

(1) if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:

(A) is addressed to the entity’s president and secretary;

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(B) states that the owner’s right to dissent will be exercised if the action takes effect;

(C) provides an address to which notice of effectiveness of the action should be delivered or mailed; and

(D) is delivered to the entity’s principal executive offices before the meeting;

(2) with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A) must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

(B) may not consent to the action if the action is approved by written consent; and

(3) must give to the responsible organization a demand in writing that:

(A) is addressed to the president and secretary of the responsible organization;

(B) demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C) provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D) states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

(E) is delivered to the responsible organization at its principal executive offices at the following time:

(i) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;

(ii) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners; or

(iii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006.

(c) An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d) Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

(e) If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

Sec. 10.357. WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a) An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

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(1) payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2) a petition has been filed under Section 10.361.

(b) Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

Sec. 10.358. RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER.

(a) Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:

(1) accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2) rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b) If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

(c) If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1) an estimate by the responsible organization of the fair value of the ownership interests; and

(2) an offer to pay the amount of the estimate provided under Subdivision (1).

(d) If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.

(e) If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

Sec. 10.359. RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a) A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

(b) If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1) a reference to the demand; and

(2) the name of the original dissenting owner of the ownership interest.

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Sec. 10.360. RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST.

A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

Sec. 10.361. PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS.

(a) If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:

(1) the county in which the organization’s principal office is located in this state; or

(2) the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.

(b) A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c) On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d) The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1) the responsible organization; and

(2) each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

(e) The court shall:

(1) determine which owners have:

(A) perfected their rights by complying with this subchapter; and

(B) become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2) appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

(f) The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

(g) The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

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(1) the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

(2) the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

Sec. 10.362. COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST.

(a) For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b) In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

(c) The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

Sec. 10.363. POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES.

(a) An appraiser appointed under Section 10.361 has the power and authority that:

(1) is granted by the court in the order appointing the appraiser; and

(2) may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

(b) The appraiser shall:

(1) determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2) file with the court a report of that determination.

(c) The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d) The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

Sec. 10.364. OBJECTION TO APPRAISAL; HEARING.

(a) A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b) If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

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(c) Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

(d) The responsible organization shall:

(1) immediately pay the amount of the judgment to a holder of an uncertificated ownership interest; and

(2) pay the amount of the judgment to a holder of a certificated ownership interest immediately after the certificate holder surrenders to the responsible organization an endorsed certificate representing the ownership interest.

(e) On payment of the judgment, the dissenting owner does not have an interest in the:

(1) ownership interest for which the payment is made; or

(2) responsible organization with respect to that ownership interest.

Sec. 10.365. COURT COSTS; COMPENSATION FOR APPRAISER.

(a) An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b) All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

Sec. 10.366. STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER.

(a) An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1) in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2) in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b) An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

(1) receive payment for the ownership interest under this subchapter; and

(2) bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c) An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

Sec. 10.367. RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT.

(a) The rights of a dissenting owner terminate if:

(1) the owner withdraws the demand under Section 10.356;

(2) the owner’s right of dissent is terminated under Section 10.356;

(3) a petition is not filed within the period required by Section 10.361; or

(4) after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

(b) On termination of the right of dissent under this section:

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(1) the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2) the owner’s right to be paid the fair value of the owner’s ownership interests ceases;

(3) the owner’s status as an owner of those ownership interests is restored , as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

(4) the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

(5) any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and

(6) the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

Sec. 10.368. EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL.

In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

(1) the value of the ownership interest; or

(2) money damages to the owner with respect to the action.

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Annex D

Voting Agreement AND IRREVOCABLE PROXY

This Voting Agreement (this “Agreement”), dated as of April 17, 2015 by and between the undersigned stockholders (each a “Stockholder” and collectively, the “Stockholders”) of Internet America, Inc., a Texas corporation (the “Company”), and the Company.

RECITALS

WHEREAS, concurrently with or following the execution of this Agreement, the Company and Purchaser (as defined below) have entered, or will enter, into that certain Asset Purchase Agreement, substantially in the form attached hereto as Exhibit A, by and between the Company and Purchaser (as amended from time to time, the “APA”), providing for, among other things, the First Asset Sale (as defined below);

WHEREAS, following the First Asset Sale, it is contemplated that the Company will conduct the First Asset Sale Distribution (as defined below) and the Escrow Distribution (as defined below);

WHEREAS, following the First Asset Sale, it is further contemplated that the Company will conduct the Second Asset Sale (as defined below) and the Residual Distribution (as defined below);

WHEREAS, in connection with the foregoing transactions, the Stockholders have agreed to (a) dismiss the Shareholder Suit (as defined below) and (b) appoint and elect certain directors as described herein, and concurrently with or following the execution of this Agreement, directors of the Company have delivered or will deliver irrevocable resignations effective only upon the completion of the First Asset Sale Distribution, substantially in the form attached hereto as Exhibits B-1 and B-2;

WHEREAS, each Stockholder is willing to make certain representations, warranties, covenants, and agreements with respect to the shares of Company Capital Stock (as defined below) beneficially owned by such Stockholder, including those shares set forth on Annex A to this Agreement, as of the date of this Agreement;

WHEREAS, as a condition and inducement to Purchaser’s willingness to enter into and deliver the APA, the Stockholders have agreed to vote their Shares in favor of approval of the APA and the transactions contemplated thereby;

WHEREAS, the Company and Purchaser are relying on this Agreement and the irrevocable proxies in incurring expenses in reviewing the Company’s business, in taking steps that will affect the conduct of the Company’s business, in communicating with the Company’s customers and employees, in preparing a proxy statement, in proceeding with the filing of applications for approvals, and in undertaking other actions necessary for the consummation of the First Asset Sale; and

WHEREAS, as a condition and inducement to each Stockholder to enter into this Agreement, each other Stockholder has agreed to vote his, her, or its Shares in favor of approval of the Contemplated Transactions (as defined below);

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AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the APA.

“Asset Sales” means the First Asset Sale and the Second Asset Sale.

“Claim” means any demand, claim, action, investigation, petition, plea, complaint, charge, citation, appeal, lawsuit, litigation, proceeding, hearing, inquiry, investigation, mediation, arbitration, or similar event (whether civil, criminal, administrative, judicial, or investigative and whether in law or equity).

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.01 per share.

“Contemplated Transactions” mean the transactions contemplated by the APA and this Agreement, including the Asset Sales and the Distributions; provided, that the Contemplated Transactions may or may not be carried out in the order described in the recitals to this Agreement; provided, further, that the termination of the APA shall not be considered a “Contemplated Transaction”.

“Distributions” means the First Asset Sale Distribution, the Escrow Distribution, and the Residual Distribution.

“Escrow Distribution” means the distribution by the escrow agent, on behalf of the Company, to the stockholders of the Company of the proceeds from the First Asset Sale which have been held in escrow and released pursuant to the terms and conditions of the APA and the ancillary documentation thereto, in one or more distributions, which the parties understand will total $700,000 at the closing of the First Asset Sale.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Asset Sale” means the sale of the Assets as defined in the APA, pursuant to the terms and conditions of the APA.

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“First Asset Sale Distribution” means the distribution by the Company to the stockholders of the Company of all proceeds from the First Asset Sale (other than those amounts held in escrow pursuant to the terms and conditions of the APA and the ancillary documentation thereto which shall be distributed pursuant to the Escrow Distribution), in one or more distributions.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority.

“Legal Requirement” means any federal, state, foreign, local, municipal or other law, act, treaty, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement, or order of general applicability, of any Governmental Entity, including rules and regulations promulgated thereunder. This shall include, any of the foregoing that are issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any orders, writs, injunctions, awards, judgments and decrees applicable to any Stockholder or its, assets, properties, or business.

“Options” means any options, warrants or other rights to acquire any additional shares of Company Capital Stock or any security exercisable for or convertible into shares of Company Capital Stock.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Purchaser” means AirCanopy Internet Services, Inc., a Texas corporation.

“Representatives” mean a Person’s directors, officers, employees, agents, advisors and investment bankers.

“Residual Distribution” means the distribution by the Company to the stockholders of the Company of (a) all proceeds from the Second Asset Sale and (b) all other amounts held by the Company in excess of the amount necessary for the Company to maintain its existence, cumulatively in one or more distributions.

“Second Asset Sale” means the sale or sales of the Company’s assets other than the assets sold pursuant to the First Asset Sale, all of which are contemplated to occur after the First Asset Sale.

“Shares” means the shares of Company Capital Stock beneficially owned by the relevant Stockholder or Stockholders, including all of those shares of Company Capital Stock owned by such Stockholder or Stockholders as of the date of this Agreement and any additional shares of Company Capital Stock subsequently held by such Stockholder or Stockholders which is subject to this Agreement pursuant to Section 7 hereof.

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2.           Representations of Stockholders.

Each Stockholder represents and warrants to the Company that:

(a)          Such Stockholder, if not an individual, is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder, if an individual, is a resident of the state of the address set forth for such Stockholder in Section 14.

(b)          As of the date hereof, such Stockholder is, and (except with respect to any Shares Transferred in accordance with this Agreement) at all times during the term of this Agreement will be, a beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of, and such Stockholder has, and will have, good and valid title to, the Stockholder’s Shares with no restrictions on the Stockholder’s rights of disposition pertaining thereto other than any restrictions under applicable securities laws. The Stockholder beneficially owns, all of such Stockholder’s Shares free and clear of all liens and encumbrances. Other than as provided in this Agreement, such Stockholder has, and (except with respect to any Shares Transferred in accordance with this Agreement) at all times during the term of this Agreement will have, with respect to such Shares, either (i) the sole power, directly or indirectly, to vote and dispose of such Subject Shares or (ii) the shared power together with one or more other Stockholders, directly or indirectly, to vote and dispose of such Shares, and to issue instructions pertaining to such Shares with respect to the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, and, as such, has, and (except with respect to any Shares Transferred in accordance with this Agreement) at all times during the term of this Agreement will have, the complete and exclusive power, individually or together with one or more other Stockholders, to, directly or indirectly (i) issue (or cause the issuance of) instructions with respect to the matters set forth in Section 3 hereof and (ii) agree to all matters set forth in this Agreement.

(c)          None of the Shares are held in an account that would allow a third party to lend out such Shares on any securities lending market or otherwise. The number of shares of Company Capital Stock and Options set forth on Annex A opposite the name of such Stockholder are the only shares of Company Capital Stock or Options or other Company securities beneficially owned by such Stockholder as of the date of this Agreement. Other than the Shares and any shares of Company Capital Stock underlying the Options (the number of which is set forth opposite the name of such Stockholder on Annex A under the heading “Shares Subject to Options”), as of the date hereof such Stockholder does not own any shares of Company Capital Stock or any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any securities of the Company.

(d)          Except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares. There are no agreements or arrangements of any kind, contingent or otherwise, to which such Stockholder is a party obligating such Stockholder to Transfer or cause to be Transferred to any Person any of such Stockholder’s Shares. No Person other than a Stockholder has any contractual or other right or obligation to purchase or otherwise acquire any of such Stockholder’s Shares.

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(e)          The Stockholder has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below)).

(f)          This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Legal Requirements relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law). If such Stockholder is married and any of the Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, such Stockholder’s spouse, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Legal Requirements relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(g)          None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or law applicable to Stockholder or to Stockholder’s property or assets.

(h)          No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement, other than securities filings to be made by the Company in order to comply with its obligations under applicable securities law.

3.           Agreement to Vote Shares and Take Action; Irrevocable Proxy.

(a)          Each Stockholder agrees:

(i)          Subject to the provisions of Sections 3(a)(iii) and 3(a)(iv), during the term of this Agreement, to vote all of the Shares, and to cause any holder of record of Shares to vote all of their shares, at every meeting of the Company stockholders at which such matters are considered and at every adjournment or postponement thereof, and to take all other necessary or desirable actions, in support of the Contemplated Transactions;

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(ii)         During the term of this Agreement, to vote all of the Shares and to cause any holder of record of the Shares to vote all of his, her, or its Shares, at every meeting of the Company stockholders at which such matters are considered and at every adjournment or postponement thereof, against, and not to take any action in support of, (A) any Acquisition Proposal, (B) any action (including any amendment to the Company’s certificate of incorporation or bylaws, as in effect on the date hereof), proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under any documentation entered into in connection with the Contemplated Transactions (including the APA) or of Stockholder under this Agreement, and (C) any action (including any amendment to the Company’s certificate of incorporation or bylaws, as in effect on the date hereof), proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Contemplated Transactions or the fulfillment of Purchaser’s or the Company’s conditions under the APA or any documentation entered in connection with the Contemplated Transactions or change in any manner the voting rights of any class of shares of the Company (including any amendments to or restatements of the certificate of incorporation or formation or by-laws);

(iii)        Following the date of this Agreement, to take all necessary or desirable actions (including voting all of the Shares, and causing any holder of record of the Shares to vote all of his, her, or its Shares, at every meeting of the Company stockholders at which such matters are considered and at every adjournment or postponement thereof) to ensure that the board of directors of the Company expands the size of the board to four members and appoints Steven G. Mihaylo to fill the newly created vacancy on the board following dismissal of the Shareholder Suit, subject to the fiduciary obligations of the directors then in office;

(iv)        Following the date of this Agreement, to take all necessary or desirable actions (including voting all of the Shares, and causing any holder of record of the Shares to vote all of his, her, or its Shares, at every meeting of the Company stockholders at which such matters are considered and at every adjournment or postponement thereof) to ensure that the board of directors of the Company shall be consistent with the following:

(A)         Following the appointment of Steven G. Mihaylo to the board of directors pursuant to Section 3(a)(iii), until the earlier of (x) the completion of the First Asset Sale Distribution or (y) the termination of the APA, (1) the board of directors of the Company shall continue to consist of William E. (Billy) Ladin, Jr., Justin McClure, Dean L. Greenberg, and Steven G. Mihaylo and (2) the number of directors of the Company shall be fixed and remain at all times at four;

(B)         Upon the completion of the First Asset Sale Distribution (if the termination of the APA has not occurred), (1) Justin McClure’s and Dean L. Greenberg’s irrevocable resignations shall become effective on their terms, and (2) the board of directors of the Company shall consist of William E. Ladin, Jr. and Steven G. Mihaylo, who shall negotiate in good faith to appoint two additional individuals to the board of the Company, which individuals will be suggested by Steven G. Mihaylo and their appointment will be subject to the fiduciary obligations of the directors then in office; and

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(C)         Upon the termination of the APA (if the First Asset Sale Distribution has not already been completed), (1) Justin McClure’s and Dean L. Greenberg’s irrevocable resignations shall not be effective on their terms, (2) the board of directors of the Company shall continue to consist of Justin McClure, Dean L. Greenberg, William E. Ladin, Jr., and Steven G. Mihaylo, and (3) William E. Ladin, Jr. and Steven G. Mihaylo shall negotiate in good faith to increase the total number of directors of the Company to five and appoint an additional person to the board; provided, that if William E. Ladin, Jr. and Steven G. Mihaylo are unable to reach an agreement pursuant to foregoing subclause (3), the Company shall hold a stockholder election to elect a new board of directors no later than the date that is 90 days after the termination of the APA; provided, further, that this Section 3(a)(iv)(C) shall have no force and effect unless and until the APA is terminated.

(v)         Following the date of this Agreement, to take all necessary or desirable actions (including voting all of the Shares, and causing any holder of record of the Shares to vote all of his, her, or its Shares, at every meeting of the Company stockholders at which such matters are considered and at every adjournment or postponement thereof) to ensure that, prior to or simultaneously with the First Asset Sale Distribution, the Company pays any accumulated but unpaid dividends with respect to the Company Preferred Stock.

(b)          Each Stockholder hereby revokes any previously executed proxies and appoints William E. Ladin, Jr. (including any person William E. Ladin. Jr. may designate, the “Proxy Holder”) its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of the Stockholders under this Agreement. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

(c)          This proxy and power of attorney granted by each Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder with respect to the Shares. Each Stockholder acknowledges and agrees that this proxy is irrevocable to the fullest extent permitted by applicable law, including Section 21.369 of the Texas Business Organizations Code (the “TBOC”).

(d)          The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the earlier of the termination of this Agreement or the Effective Time (as defined in the APA).

(e)          Subject to the limitations set forth herein, the vote of the Proxy Holder shall control in any conflict between its vote of the Shares and a vote by any Stockholder of any Shares, and the Company and Stockholders agree to recognize the vote of the Proxy Holder instead of the vote of the Stockholders in the event the Stockholders do not vote in accordance with Section 3(a) of this Agreement.

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4.           Return of Certificates and Notice.

(a)          To the extent any Share is certificated, each Stockholder agrees to return the stock certificates evidencing such Share, to the extent they exist, to the Company as promptly as reasonably possible following the date of this Agreement and agrees that the Company or its transfer agent may place a legend on each certificate that (a) conspicuously notes the existence of this Agreement and that each Share represented by that certificate is bound by this Agreement, and (b) conspicuously notes that each Share represented by the certificate is subject to the irrevocable proxy under this Agreement. Each Stockholder agrees that the Company or its transfer agent may impose any legend on each certificate representing the Stockholder’s Shares that may be necessary to render this Agreement and the irrevocable proxy contained herein specifically enforceable against such Stockholder, any holder of the ownership interest, and any transferee for value.

(b)          To the extent a Share is uncertificated, each Stockholder agrees and acknowledges that the Stockholder has hereby been provided with notice of the this Agreement, including the voting agreement and irrevocable proxy, in accordance with and sufficient to satisfy the requirements of TBOC §§ 6.252(c)(2) and 3.205.

5.           No Voting Trusts or Other Arrangement.

Each Stockholder agrees that such Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with the Company.

6.           Transfer and Encumbrance.

(a)          Each Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell (including short sell), offer, exchange, assign, pledge, hypothecate or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 6 shall be null and void. This Section 6 shall not prohibit a Transfer of the Shares by any Stockholder (i) if such Stockholder is a natural person (1) to any member of such Stockholder’s immediate family, (2) to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, or (3) upon the death of such Stockholder; (ii) if such Stockholder is not a natural person, to a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement and executes a copy of this Agreement and delivers such executed copy of this Agreement to the Company.

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(b)          Each Stockholder hereby authorizes the Company and the Company’s transfer agent, at the Company’s direction, to impose stop orders to prevent the Transfer of any Shares on the books of the Company in violation of this Agreement; provided, that any such stop order (i) shall terminate upon any termination of this Agreement, and (ii) shall not prohibit a Transfer of Shares in accordance with the other provisions of this Section 6.

7.           Additional Shares.

Each Stockholder agrees that all shares of Company Capital Stock that the Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, including shares of Company Capital Stock underlying unexercised Options) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

8.           Waiver of Appraisal and Dissenters’ Rights.

Each Stockholder hereby (a) confirms his knowledge of the potential availability of the rights of dissenting shareholders under the TBOC with respect to certain sales of assets under Texas law and (b) confirms receipt of a copy of the provisions of the TBOC related to the rights of dissenting shareholders. Each Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Asset Sales or the APA that Stockholder may have by virtue of ownership of the Shares.

9.           Dismissal of Lawsuit.

Following the execution of this Agreement and the APA, Steven G. Mihaylo agrees to promptly dismiss or to cause to be promptly dismissed without prejudice that certain litigation styled The Steven G. Mihaylo Trust, a Nevada Trust; Summit Growth Management, LLC, a Nevada Limited Liability Company; and Derivatively for Internet America, Inc., a Texas Corporation, Plaintiffs vs. Internet America, Inc., a Texas Corporation; William E. Ladin, Jr., an Individual; Randall J. Frapart, an Individual; Raymond L. Horn, an Individual; Dean L. Greenberg, an Individual; and Justin McClure, an Individual; and DOES 1-10 Inclusive, Defendants; in the District Court of Harris County, Texas, Judicial District 127; Cause No. 2014-41046 and all Claims related thereto (the “Shareholder Suit”).

10.          Release and Waiver.

(a)          In consideration of the promises and covenants made in this Agreement, effective upon the earlier of (i) the irrevocable resignations of Justin McClure and Dean L. Greenberg becoming effective (with no additional directors of the Company then in office who are not specifically approved by Steve G. Mihaylo) or (ii) the termination of the APA, each Stockholder does hereby RELEASE AND FOREVER DISCHARGE each other Stockholder, the Company, and each of their affiliates, Representatives, successors and assigns (all of whom are hereinafter collectively referred to as the “Released Parties”) from any and all Claims, causes of action and liabilities, whether known or unknown, suspected or unsuspected, which the Stockholder has, may have, or may claim to have, against the Released Parties, including Claims arising from or related to the Contemplated Transactions, any of the transactions contemplated thereby, or any documents effecting such transactions, or any and all causes, acts, omissions, or events (herein referred to collectively as “Released Claims”), however denominated, occurring prior to or contemporaneously with the execution of this Agreement; provided, that, Claims arising out of or attributable to a breach of this Agreement by the relevant Released Party shall not be released or discharged by the preceding language. The Released Claims specifically includes the Shareholder Suit and any subsequent litigation brought in connection with the underlying Claims.

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(b)          Each Stockholder hereby acknowledges and agrees that the Release set forth above is a general release against the Released Parties, and each Stockholder hereby expressly waives and assumes the risk of any and all claims for damages against any of the Released Parties related to this Agreement of which the Stockholder does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would affect Stockholder’s decision to enter into this Agreement.

11.          No Agreement as Director or Officer.

Each Stockholder makes no agreement or understanding in this Agreement in the Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries (if the Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by the Stockholder in the Stockholder’s capacity as such a director or officer, including in exercising rights under the APA or any other documentation entered into in connection with the Contemplated Transactions or in connection with the Contemplated Transactions, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict the Stockholder from exercising the Stockholder’s fiduciary duties, if any, as an officer or director to the Company or its stockholders.

12.          Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

13.          Entire Agreement.

This Agreement, together with the APA, the agreements contemplated thereby, and any other documentation entered into in connection with the Contemplated Transactions, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived with respect to a particular Stockholder hereto, except by an instrument in writing signed by the Company and the Stockholders. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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14.          Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14):

If to the Company:	With a copy to:

Internet America, Inc.	Ewing & Jones, PLLC
6210 Rothway Street	6363 Woodway, Suite 10000
Houston, TX 77040	Houston, Texas 77057
Phone: (713) 968-2500	Phone: (713) 590-9610
Fax: (713) 589-3000	Fax: (713) 590-9601
Email: billy@ladin.com	Email: rewing@ewingjones.com
Attn: William E. (Billy) Ladin, Jr.	Attention: Randolph Ewing

If to a Stockholders, to the address or facsimile number below, as appropriate:

If to William E. (Billy) Ladin, Jr.:	If to GulfSouth Capital, Inc.:

William E. (Billy) Ladin, Jr	GulfSouth Capital
5722 Indian Circle	1671 Lelia Drive
Houston TX 77057	Jackson, MS 39216
Phone: (713) 851-7100	Phone: (601) 991-3626
Fax: N/A	Fax: (601) 956-2605
Email: Billy@Ladin.com	Email: mkerce@gscapitalvc.com
Attention: H. Michael Kerce

If to John Palmer:	If to The Steven G. Mihaylo Trust:

John Palmer	Steven G. Mihaylo Trust
1671 Lelia Drive	PO Box 19790
Jackson, MS 39216	Reno, NV 89511
Phone: (601) 914-0567	Phone: (775) 530-3955
Fax: (601) 956-2605	Email: steve.mihaylo@yahoo.com
Email: jpalmer2335@yahoo.com	Attention: Steve Mihaylo

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If to J.N. Palmer Family Partnership:	If to Summit Growth Management, LLC:

J.N. Palmer Family Partnership	Summit Growth Capital
1671 Lelia Drive	PO Box 19790
Jackson, MS 39216	Reno, NV 89511
Phone: (601) 914-0567	Phone: (775) 530-3955
Fax: (601) 956-2605	Email: steve.mihaylo@yahoo.com
Email: jpalmer2335@yahoo.com	Attention: Steve Mihaylo
Attention: John N. Palmer

If to Steven G. Mihaylo:

Steven G. Mihaylo
PO Box 19790
Reno, NV 89511
Phone: (775) 530-3955
Email: steve.mihaylo@yahoo.com

15.          Termination.

This Agreement shall terminate upon the earlier of (a) the completion of the Asset Sales and the Distributions or (b) the two year anniversary of the execution this Agreement; provided, that Section 10 (Release and Waiver) and Section 16 (Miscellaneous) shall survive indefinitely.

16.          Miscellaneous.

(a)          This Agreement shall be governed by and construed under the internal laws of the State of Texas, without reference to principles of conflict of laws or choice of laws. All parties agree and consent that all disputes, claims and controversies hereunder and interpretation hereof shall be brought in the exclusive forum of the county courts of Houston, Texas; and the parties agree not to remove any action from such forum or claim forum non conveniens.

(b)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 16(b).

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(c)          If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(d)          Whether or not the Contemplated Transactions are consummated, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring or required to incur such cost or expenses.

(e)          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. A facsimile or electronic scan in “PDF” format of a signed counterpart of this Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

(f)          Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(g)          All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)          No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that the Company may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its affiliates. Any assignment contrary to the provisions of this Section 16(h) shall be null and void.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

COMPANY:

Internet America, Inc.

	By:	/s/ William E. Ladin Jr.
	Name:	William E. (Billy) Ladin Jr.
	Title:	Chief Executive Officer

[Company Signature Page to Voting Agreement and Irrevocable Proxy]

STOCKHOLDERS:

/s/ William E. Ladin, Jr.
Name: William E. (Billy) Ladin, Jr.

/s/ John Palmer
Name: John Palmer

J.N. Palmer Family Partnership

	By:	/s/ John Palmer
	Name:	John Palmer
	Title:	General Partner

GulfSouth Capital, Inc.

	By:	/s/ H. Michael Kerce
	Name:	H. Michael Kerce
	Title:	CFO/COO

[Stockholder Signature Page to Voting Agreement and Irrevocable Proxy]

STOCKHOLDERS:

John N. Palmer Foundation, Inc.

	By:	/s/ John Palmer
	Name:	John Palmer
	Title:	Registered Agent

[Stockholder Signature Page to Voting Agreement and Irrevocable Proxy]

STOCKHOLDERS:

/s/ Steve G. Mihaylo
Name: Steven G. Mihaylo

Steven G. Mihaylo, Trustee
of The Steven G. Mihaylo Trust

/s/ Steve G. Mihaylo

Summit Growth Management, LLC

	By:	/s/ Steve G. Mihaylo
	Name:	Steven G. Mihaylo
	Title:	Managing Member

[Stockholder Signature Page to Voting Agreement and Irrevocable Proxy]

Annex A

Beneficial Ownership

Stockholder	Company Common Stock Shares Beneficially Owned*	Company Preferred Stock Shares Beneficially Owned*	Right to Acquire Beneficial Ownership of Common Stock*		Total Common Stock
John Palmer(1)	1,305,290	853,242	853,242		2,158,532
Steven G. Mihaylo(2)	7,000,000	500,000	500,000		7,500,000
William E. (Billy) Ladin, Jr.	1,288,275	341,297	591,297	(3)	1,879,572

*         For purposes of this Agreement only, and without admitting that any Stockholder beneficially owns any securities for any other purpose, each Stockholder may be deemed to beneficially own all of the shares of Company Common Stock, Company Preferred Stock, and Company Common Stock subject to vested options set forth in the table above.

(1)	The amounts shown for Ambassador John Palmer include: (i) 700,000 shares of common stock held by John N. Palmer Foundation, Inc., a corporation in which Ambassador Palmer is the only officer, (ii) 76,666 shares of common stock held by J.N. Palmer Family Partnership, a limited partnership in which Ambassador Palmer is general partner and (iii) 76,667 shares of common stock and 853,242 shares of Series A Preferred Stock owned by GulfSouth, in which Ambassador Palmer has sole ownership.

(2)	All shares of common stock are held by The Steven G. Mihaylo Trust, of which Mr. Mihaylo is the Trustee. All shares of Preferred Stock are held by Summit Growth Management, LLC, of which Mr. Mihaylo is the Managing Member.

(3)	Mr. Ladin’s right to acquire beneficial ownership of common stock includes (i) 250,000 options for common stock which are vested and unexercised as of the date of this Agreement and (ii) 341,297 shares of common stock which may be acquired by conversion of the Company Preferred Stock.

[Annex A to Voting Agreement and Irrevocable Proxy]

EXHIBIT A

ASSET PURCHASE AGREEMENT

[Exhibit A to Voting Agreement and Irrevocable Proxy]

EXHIBIT B-1

IRREVOCABLE RESIGNATION

April 15, 2015

The Board of Directors

Internet America, Inc.

6210 Rothway Street, Suite 100

Houston, Texas

Ladies and Gentlemen:

I, Justin McClure, hereby tender my resignation as a director of Internet America, Inc. (the “Company”), effective only upon the completion of the First Asset Sale Distribution, as contemplated in that certain Voting Agreement and Irrevocable Proxy, entered into on April 17, 2015, by and among the Company and the stockholders party thereto (the “Agreement”).

Please note that my resignation is not as a result of any disagreement between myself and the Company, its management, board of directors or any committee of the board of directors. This resignation is irrevocable, pursuant to Section 21.4091 of the Texas For-Profit Corporation Law.

Sincerely,

/s/ Justin McClure
Name: Justin McClure

[Exhibit B-1 to Voting Agreement and Irrevocable Proxy]

EXHIBIT B-2

IRREVOCABLE RESIGNATION

April 15, 2015

The Board of Directors

Internet America, Inc.

6210 Rothway Street, Suite 100

Houston, Texas

Ladies and Gentlemen:

I, Dean L. Greenberg, hereby tender my resignation as a director of Internet America, Inc. (the “Company”), effective only upon the completion of the First Asset Sale Distribution, as contemplated in that certain Voting Agreement and Irrevocable Proxy, entered into on April 17, 2015, by and among the Company and the stockholders party thereto (the “Agreement”).

Please note that my resignation is not as a result of any disagreement between myself and the Company, its management, board of directors or any committee of the board of directors. This resignation is irrevocable, pursuant to Section 21.4091 of the Texas For-Profit Corporation Law.

Sincerely,

/s/ Dean Greenberg
Name: Dean L. Greenberg

[Exhibit B-2 to Voting Agreement and Irrevocable Proxy]

Annex E

NON-COMPETITION AGREEMENT

This Non-Competition Agreement (“Agreement”) is made and entered into this __ day of June, 2015, by and between Internet America, Inc., a Texas corporation (“Seller”) and AirCanopy Internet Services, Inc., a Texas corporation (“Buyer”).

RECITALS

By Asset Purchase Agreement dated April 17, 2015 (“Purchase Agreement”) by and between Seller, Buyer and the Principal (defined therein), the Buyer has agreed to purchase certain Assets of the Seller (as defined in the Purchase Agreement) (the “Transaction”). Buyer would not acquire the Assets of Seller pursuant to the Purchase Agreement without the inducement of the Company entering into a non-compete agreement with the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in connection with the sale and purchase of the assets of Seller pursuant to the Purchase Agreement, the parties hereto hereby agree and set forth as follows:

1.          Trade Secrets, Memoranda, Notes, Records. From and after the date hereof, Seller shall not use for its own benefit or for the benefit of others, or divulge to others, any information, trade secrets, knowledge or data of a secret or confidential nature or otherwise not readily available to members of the general public which concerns the wireless Internet services provided by the Seller.

2.          Covenant Not To Compete.

(a)          Seller agrees that for a period beginning on the date of this Agreement and ending June ___, 2017 (the “Period of Non Competition”), it will not, directly or indirectly, whether as partner, venturer, or stockholder, or through any person, subsidiary, affiliate or employee acting as nominee or agent, engage in any of the following actions:

(i)          Conduct or engage in, or be interested in or associated with any person or entity, other than Buyer and its employees, independent contractors and agents, that provides the same or similar services as the Buyer, including services that deliver any wireless transmission in any unlicensed spectrum, within a 150 mile radius from Seller’s current service areas or Buyers current services areas as of the date of this Agreement, which are set forth on the Buyer’s coverage map set forth on Exhibit A, (the “Non Compete Area”); or

(ii)         Except as otherwise reasonably requested by Buyer, solicit, accept business or leads from, call on or contact or accept calls or contact from, any past (within the last 12 months), present or prospective employees, customers, suppliers, agents or independent contractors of Seller or employees and customers of Buyer of which Seller has knowledge as to such employee’s or customer’s relationship with Buyer.

(b)          Notwithstanding anything contained in this Paragraph 2, the ownership of securities, directly or indirectly, of any company owning or operating a business referred to above is permitted if such securities are publicly traded on a national securities market and constitute less than five percent (5%) of the outstanding stock thereof and do not constitute control over such company.

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(c)          Nothing in this Agreement shall prevent Seller from providing consulting services to any company or person outside the Non Compete Area, nor shall it prevent the Seller from providing computer repair services, or hosting services, or co-location services to any customer within the Non Compete Area during the Period of Non Competition.

3.          Equitable Remedies. Seller agrees that in the event that it commits a breach of any of the provisions of Paragraph 1 or Paragraph 2, Buyer shall have all rights and remedies available to it at law or in equity, including without limitation the right and remedy to have the provisions of Paragraphs 1 or 2 specifically enforced to the extent permitted by law by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause immediate irreparable injury to Buyer and that money damages will not provide an adequate remedy at law for any such breach or threatened breach. The Seller further acknowledges, agrees, and understands that, without prejudice to any and all remedies available to Buyer, an injunction is the only effective remedy for any breach of any of the provisions of Paragraph 1 or Paragraph 2 and that monetary damages would therefore be an inadequate remedy for any such breach. Accordingly, Seller agrees that the Buyer may apply for and have injunctive relief, including an interim injunction to enforce the covenants contained in this Agreement, without having to post a bond or other security. Seller further agrees that the Buyer may apply for and is entitled to the injunctive relief without having to prove damages. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to Buyer at law or in equity. Seller acknowledges that the product, temporal and geographic scope of the covenants set forth in Paragraph 2 are reasonable in light of the potential harm any breach thereof could cause Buyer and further acknowledge that the Purchase Price for the assets acquired from Seller is fair, reasonable and sufficient to compensate Seller for any opportunities resulting from the restrictions set forth in Paragraph 2.

4.          Invalidity; Unenforceability. If any of the provisions of or covenants contained in Paragraphs 1 and 2 are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any jurisdiction, which shall be given full effect, without regard to the invalid portions to the unenforceability in such other jurisdiction. If any of the provisions of or covenants contained in Paragraphs 1 and 2 hereof are held to be unenforceable in any jurisdiction because of the duration or scope thereof, the parties agree that the court making such determinations shall have the power to reduce the duration and/or scope of such provision or covenant and, in its reduced form, said provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of Paragraphs 1 or 2 in any other jurisdiction.

5.          Fees. In the event of any violation, breach or necessity to enforce the provisions of Paragraphs 1 and/or 2 hereof, the prevailing party shall be entitled to prompt reimbursement from the non-prevailing party of all of its court costs, expert witness fees and costs, accountants fees and costs, and reasonable attorneys’ fees and costs.

6.          No Additional Payment Required. Seller acknowledges and agrees that the payment of the Purchase Price (as such term is defined in the Purchase Agreement) constitutes sufficient and adequate consideration and that no additional or independent consideration is necessary for the execution, delivery and performance of this Agreement.

E-2

7.          Amendment. This Agreement cannot be changed, modified or discharged orally, but only by an Agreement in writing signed by all parties hereto.

8.          Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

9.          Governing Law and Forum. This Agreement is executed in the State of Colorado and shall be construed and enforced in accordance with the laws of that state. All parties agree and consent that all disputes, claims and controversies hereunder and interpretation hereof shall be brought in the exclusive forum of the county courts of (a) Dallas-Fort Worth, Texas, if the dispute is initiated by the Seller, or (b) Houston, Texas, if the dispute is initiated by Buyer; and the parties agree not to remove any action from such forum or claim forum non conveniens.

10.         Assignment. This Agreement may be assigned by Buyer to any entity that acquires 51% or more of its stock or assets; it may not be assigned and the duties contained herein may not be delegated by Seller. This Agreement shall be binding on Seller’s successors and assigns.

11.         Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersedes all prior agreements, understandings, or intents between or among any of the parties.

[Signature Page Follows]

E-3

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.

SELLER:

Internet America, Inc.

By:	/s/ William E. Ladin Jr.
William E. (Billy) Ladin Jr., CEO

BUYER:

AIRCANOPY INTERNET SERVICES, INC.

By:	/s/ John S. Koo
John S. Koo, CEO and President

Annex F

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time and including any and all written instructions given to “Escrow Agent,” as defined below, pursuant hereto) (the “Escrow Agreement”) is made as of June __, 2015, by and among Ewing & Jones, PLLC, a Texas professional limited liability company (the “Escrow Agent”), AirCanopy Internet Services, Inc., a Texas corporation (“Purchaser”), and Internet America, Inc., a Texas corporation (“Seller”). Defined terms used in this Escrow Agreement and not otherwise defined herein shall have the meaning set forth in that certain Asset Purchase Agreement dated of even date herewith (the “Purchase Agreement”) by and among Purchaser and Seller.

WITNESSETH:

WHEREAS, pursuant to the terms of the Purchase Agreement, the Purchaser and Seller have agreed that Purchaser deposit the amount of Seven Hundred Thousand Dollars ($700,000.00) (the “Escrowed Funds”) into an escrow account established with BBVA Compass Bank styled “Internet America and AirCanopy Internet Services Deposit Account” (the “Escrow Account”) to be used in the event of a Purchase Price reduction;

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.          Appointment of Escrow Agent/Waiver of Conflict. The Seller and the Purchaser hereby appoint Ewing & Jones, PLLC, a Texas professional limited liability company, as the Escrow Agent under this Escrow Agreement and the Escrow Agent hereby accepts such appointment. The parties acknowledge and agree that the Escrow Agent serves as legal counsel for the Seller and is serving as Escrow Agent as a convenience to the parties, without additional fee, at their request, in order to facilitate the execution and the closing of the transactions contemplated by the Purchase Agreement. In the event of a dispute between the parties as to this Escrow Agreement, the Purchase Agreement or any related matter, the Escrow Agent shall be permitted to assign all of its rights, duties and obligations as provided in this Escrow Agreement to another law firm or commercial bank located in Houston, Texas, and to represent the Seller as legal counsel to the extent requested by the Purchaser in the resolution of any such dispute. The parties, by their execution and delivery of this Escrow Agreement, hereby agree with the foregoing and waive any conflict of interest that may otherwise be present in connection with such representation of the Seller by the Escrow Agent to the fullest extent permissible under applicable law.

2.          Deposit of Funds. Immediately following the full and complete execution of this Escrow Agreement, Purchaser will deliver to the Escrow Account, in care of the Escrow Agent in accordance with Section 2 of the Purchase Agreement, the Escrowed Funds. The Escrowed Funds shall be held by Escrow Agent in a non-interest bearing account maintained by the Escrow Agent with BBVA Compass Bank.

3.          Distribution of the Escrowed Funds. Escrow Agent is hereby authorized to make disbursements of the Escrowed Funds only as follows:

F-1

(a)          Joint Instructions. Upon delivery to Escrow Agent of joint written instructions signed by authorized representatives of Purchaser and Seller specifying that all or a certain portion of the Escrowed Funds shall be paid to a party in accordance with the terms and conditions contained in such written instructions; or

(b)          Order of Court. Upon delivery to Escrow Agent of a final, non-appealable decision of a court having jurisdiction instructing Escrow Agent how to disburse the Escrowed Funds.

Escrow Agent shall disburse the Escrowed Funds no later than one (1) Business Day after Escrow Agent is authorized, as set forth above, to disburse the Escrowed Funds.

4.          Reliance; Liability. Escrow Agent may rely on, and shall not be liable for acting or refraining from acting upon, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding and disbursing the Escrowed Funds pursuant to this Escrow Agreement; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any other party to this Escrow Agreement or any agent or correspondent or any other person selected by Escrow Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person executing this Escrow Agreement or any part hereof or depositing the Escrowed Funds.

5.          Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the any of the Escrowed Funds, or should a substitute escrow agent fail to be designated as provided hereunder, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Escrowed Funds until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Escrowed Funds, then, as between (a) the other parties hereto on the one hand and (b) Escrow Agent on the other, the other parties hereto hereby jointly and severally agree to reimburse Escrow Agent for its attorneys’ fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.

F-2

6.          Indemnification. The other parties hereto hereby agree to jointly and severally indemnify Escrow Agent, its officers, directors, partners, employees and agents (each herein called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorneys’ fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration and tax liability suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF THE SELLER AND THE PURCHASERS TO INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM THEIR OWN NEGLIGENT ACTS OR OMISSIONS.

7.          Notices. Any notice or other communication required or permitted to be given under this Escrow Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by telex, telefax machine or prepaid telegram, in each case addressed as follows:

(a)          If to the Purchaser, to:

AirCanopy Internet Services, Inc.

c/o JAB Wireless, Inc.

400 Inverness Parkway

Suite 330

Englewood, CO 80112

Attention: CEO

Fax: (303) 705-6523

E-Mail: jkoo@jabbroadband.com

With a copy to:

Theresa M. Mehringer, Esq.

Burns Figa & Will, P.C.

6400 S Fiddlers Green Circle, Suite 1000

Greenwood Village, CO 80111

Fax: (303) 796-2777

E-Mail: tmehringer@bfw-law.com

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(b)          If to the Seller, to:

Internet America, Inc.

6210 Rothway Street

Houston, TX 77040

Phone: (713) 968-2500

Fax: (713) 589-3000

Attention: William E. (Billy) Ladin, Jr.

E-Mail: billy@ladin.com

With a copy to:

Ewing & Jones, PLLC

Attn: Randolph Ewing

6363 Woodway, Suite 1000

Houston, TX 77057

Fax: (713) 590-9601

(c)          If to the Escrow Agent:

Ewing & Jones, PLLC

Attn: Randolph Ewing

6363 Woodway, Suite 1000

Houston, Texas 77057

Fax: (713) 590-9601

Delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section.

8.          Consultation with Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

9.          Choice of Laws; Cumulative Rights. This Escrow Agreement shall be construed under, and governed by, the laws of the State of Texas. All of Escrow Agent’s rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. The parties hereto agree that the forum for resolution of any dispute arising under this Escrow Agreement shall be Houston, Texas, and each of the parties hereby consents, and submits itself, to the jurisdiction of any state or federal court sitting in Houston, Texas.

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10.         Resignation. Escrow Agent may resign hereunder upon ten (10) days’ prior written notice to the other parties hereto. Upon the effective date of such resignation, Escrow Agent shall deliver the Escrowed Funds to any substitute escrow agent designated by the Seller and the Purchasers in writing. If the Seller and the Purchaser fail to designate a substitute escrow agent within ten (10) days after the giving of such notice, Escrow Agent may institute a petition for interpleader or concursus. Escrow Agent’s sole responsibility after such 10-day notice period expires shall be to hold the Escrowed Funds and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate.

11.         Assignment. This Escrow Agreement shall not be assigned by any of the parties hereto other than the Escrow Agent without the prior written consent of Escrow Agent (such assigns to which Escrow Agent consents, if any, and Escrow Agent’s assigns being hereinafter referred to collectively as “Permitted Assigns”).

12.         Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

13.         Termination. This Escrow Agreement shall terminate upon disbursement of all the Escrowed Funds in accordance with Section 3 hereof; provided however, that Sections 4-17 shall, in any event, survive the termination hereof or the resignation or termination of the duties of the Escrow Agent.

14.         General. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof, and neither (a) the other parties hereto on the one hand nor (b) Escrow Agent on the other has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of the parties hereto, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

F-5

15.         Drafting. Each of the parties hereto acknowledges that each party was actively involved in the negotiation and drafting of this Escrow Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Escrow Agreement shall be construed in favor or against any party hereto because one is deemed to be the author thereof.

16.         Counterparts. This Escrow Agreement may be executed in any number of counterparts (including by electronic delivery of signed signature pages) and by different parties in separate counterparts, each of which counterpart, when so executed and delivered, will be deemed to be an original and all of which counterparts, taken together, will constitute but one and the same agreement.

17.         No Fees. The Escrow Agent shall receive no compensation for acting in the capacity of Escrow Agent hereunder.

Signature Page Follows:

F-6

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by their duly authorized officers as of the date first above written.

ESCROW AGENT:

ewing & JONES, Pllc

By:	/s/ Randolph Ewing
Randolph Ewing
Chief Executive Officer

PURCHASER:

AIRCANOPY INTERNET SERVICES, INC.

By:	/s/ John S. Koo
John S. Koo, CEO and President

SELLER:

Internet America, Inc.

By:	/s/ William E. Ladin, Jr.
William E. (Billy) Ladin Jr., CEO

F-7

Annex G

700 Louisiana Street, Suite 3800

Houston, Texas 77002

Telephone: 713-300-2020

Facsimile: 713-300-2021

April 10, 2015

The Board of Directors

Internet America, Inc.

6210 Rothway Street, Suite 100

Houston, Texas 77040

Members of Board of Directors:

GulfStar Group I, Ltd. (“GulfStar”) understands that Internet America, Inc., a Texas corporation (the “Company”), intends to enter into an Asset Purchase Agreement (the “Agreement”) among AirCanopy Internet Services, Inc., a Texas corporation (“Acquiror”) and the Company, pursuant to which, among other things, the Company will sell effectively all of its operating assets to the Acquiror (the “Transaction”) for $13.5 million of cash and assumption of certain liabilities (the “Consideration”). The holders of Common Stock and Preferred Stock of the Company immediately prior to the effective time of the Transaction are referred to herein as the “Shareholders.”

You have requested our opinion as to the fairness, from a financial point of view, to the Company of the Consideration to be received in the Transaction. The final value to the Company’s Shareholders will be dependent upon (i) the amount of cash on hand at the time of closing, (ii) the sale value of IP addresses and inventory to be retained by the Company, (iii) cash received from the exercise of options, (iv) debt amounts to be repaid at the time of closing, (v) employee severance and other expenses related to the wind-down of the Company, (vi) Transaction fees and expenses, and (vii) management’s ability to manage the wind-down of Company operations.

In connection with this opinion, we have:

1.	Reviewed a draft of the Agreement dated April 9, 2015;

2.	Reviewed certain publicly available business and financial information relating the Company that we deemed relevant with respect to the financial performance of the Company;

G-1

The Board of Directors

INTERNET AMERICA, INC.

April 10, 2015

3.	Reviewed certain internal financial projections prepared by the senior management of the Company with respect to the future financial performance of the Company for the years ending June 30, 2015 to 2019;

4.	Discussed with senior management, the Board of Directors and certain of their respective representatives and advisors regarding the business, operations, financial conditions and prospects of the Company, the Transaction and related matters;

5.	Considered the publicly available financial terms of certain transactions involving public and private companies we deemed relevant, including such financial terms from various financial databases generally relied upon in the investment banking industry;

6.	Compared the financial and operating performance of the Company with publicly available financial and operating information concerning certain other public companies we deemed relevant, including such financial and operational information from various financial databases generally relied upon in the investment banking industry;

7.	Reviewed the current and historical market prices and trading volumes of the Common Stock;

8.	Marketed the Company to a broad universe of potential buyers; and

9.	Conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have, with your permission, assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. With respect to the financial forecasts that we have reviewed, we have assumed, with your permission, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial results and condition of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. We have relied upon and assumed, without independent verification thereof, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to us that would be material to our analyses of this opinion.

Our opinion is necessarily based on economic, monetary, market and other conditions, and the information available to us, as of the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. We do not express any opinion as to the price at which shares of Common or Preferred Stock may trade at any time subsequent to the announcement of the Transaction.

In rendering our opinion, we have assumed, with your permission, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions that would be meaningful to our analysis . We also have assumed, with your permission, that obtaining the necessary regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or on our analysis in any meaningful way.

G-2

The Board of Directors

INTERNET AMERICA, INC.

April 10, 2015

We have not conducted any physical inspection, independent valuation or appraisal of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, and we have not been furnished with such valuation or appraisal. We do not express any opinion as to any legal, regulatory, tax, accounting, actuarial or other similar specialist matters, and we understand that the Company obtained advice as to such matters as it deemed necessary from qualified professionals.

GulfStar Group I, Ltd. is acting as financial advisor to the Board of Directors of the Company in connection with the Transaction, and will receive a fee for its services, a substantial portion of which is payable upon rendering this opinion. This fee is not contingent upon the successful completion of the Transaction. The Company has also agreed to reimburse us for our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement. This opinion has been approved and authorized by a fairness review committee of GulfStar. We are currently providing investment banking services to the Company, including acting as financial advisory to the Company regarding the Transaction and will receive a fee for these services that is contingent upon consummation of the Transaction.

This opinion only addresses the fairness to the Company, from a financial point of view, of the Consideration to be received by the Company in the Transaction and does not address any other aspect or implication of the Transaction or any agreement, arrangement or understanding entered in connection therewith or otherwise.

In addition, this opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except as expressly set forth in the penultimate paragraph of this opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise.

G-3

The Board of Directors

INTERNET AMERICA, INC.

April 10, 2015

This opinion is furnished for the use and benefit of the Board of Directors in connection with its consideration of the Transaction and, except as provided below, may not be used for any other purpose without our prior written consent. This opinion should not be construed as creating any fiduciary duty on GulfStar’s part to any party. This opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Agreement or the Transaction, and we express no opinion or recommendation as to how any security holder should vote or act in connection with the Agreement or the Transaction.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, on the date hereof, the Consideration to be paid to the Company in the Transaction is fair, from a financial point of view.

This opinion may not be disclosed, summarized, referred to, or communicated (in whole or in part) to any other person for any purpose whatsoever except with our prior written approval. This opinion may be included in the disclosure document filed by the Company with the Securities and Exchange Commission with respect to a Transaction to extent required by applicable law, provided that it is reproduced in full and that any description of or reference to GulfStar or any summary of this opinion in the disclosure document is in a form reasonably acceptable to GulfStar and its counsel but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

GulfStar Group I, Ltd.

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SPECIAL MEETING OF SHAREHOLDERS OF

INTERNET AMERICA, INC.

June 8, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The
Notice of Meeting, proxy statement and proxy card

are available at http://www.internetamerica.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

00030303030000001000 5	060815

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

		FOR	AGAINST	ABSTAIN
1. Approve the sale by Internet America, Inc. of substantially all of its operating assets pursuant to the Asset Purchase Agreement by and between the Company and AirCanopy Internet Services, Inc. dated April 17, 2015 (the “Asset Sale”).
2. Approve the winding up and liquidation of Internet America, Inc. following, and conditioned upon, the closing of the Asset Sale pursuant to the terms of the Plan of Liquidation.
3. Non-binding, advisory vote approving certain executive compensation payable as a result of the Asset Sale and Plan of Liquidation.
4. Approve the adjournment or postponement of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in favor of the proposal to approve the Asset Sale, if there are insufficient votes to approve the Asset Sale.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

-

INTERNET AMERICA, INC.

Proxy for Special Meeting of Shareholders on June 8, 2015

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints William E. Ladin, Jr. and Randall J. Frapart, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock and Series A Preferred Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of Internet America, Inc., to be held June 8, 2015 at 6210 Rothway Street, Suite 100, Houston, Texas 77040 at 9:00 a.m. local time, and at any adjournments or postponements thereof (the “Special Meeting”), as follows:

(Continued and to be signed on the reverse side.)

1.1	14475